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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HEXCEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 7, 2009

        The Annual Meeting of Stockholders of Hexcel Corporation will be held in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 7, 2009 at 10:30 a.m. for the following matters:

  1.
  To elect ten individuals (Joel S. Beckman, David E. Berges, Lynn Brubaker, Jeffrey C. Campbell, Sandra L. Derickson, W. Kim Foster, Jeffrey A. Graves, David C. Hill, David C. Hurley and David L. Pugh) to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

  2.
  To consider and vote upon a proposal to adopt the Amended and Restated Hexcel Corporation 2003 Incentive Stock Plan;

  3.
  To consider and vote upon a proposal to adopt the Hexcel Corporation 2009 Employee Stock Purchase Plan;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2009; and

  5.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Stockholders of record at the close of business on March 16, 2009 will be entitled to vote at the meeting and any adjournments or postponements. A list of these stockholders will be available for inspection at the executive offices of Hexcel and will also be available for inspection at the annual meeting.

By order of the board of directors

Ira J. Krakower Senior Vice President, General Counsel and Secretary

Dated: March 23, 2009

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND COMPLETE THE
ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
PRE-ADDRESSED, POSTAGE-PAID, RETURN ENVELOPE.

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Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on May 7, 2009

THE MEETING

        This proxy statement is furnished to the holders of Hexcel Corporation ("Hexcel" or the "company") common stock (the "Common Stock"), in connection with the solicitation of proxies on behalf of the Board of Directors of the company (the "board of directors" or the "board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 7, 2009, or any adjournments or postponements thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about March 23, 2009.

        Only stockholders of record at the close of business on March 16, 2009, will be eligible to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, 96,516,019 shares of Common Stock were issued and outstanding and such shares were held by 1,160 holders of record. The holders of 48,258,010 shares will constitute a quorum at the meeting.

        Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the Annual Meeting. All shares that are represented by effective proxies received by the company in time to be voted shall be voted at the Annual Meeting or any adjournments or postponements thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. If a stockholder returns a signed proxy and does not otherwise instruct how to vote on the proposals, then the shares represented by the proxy will be voted in favor of each of the director candidates nominated by the board of directors, in favor of Proposals 2 and 3 below, and in the discretion of the proxy holders on any other matters that may come before the Annual Meeting or any adjournments or postponements thereof. Proxies submitted with abstentions and broker non-votes (as defined below) will be included in determining whether or not a quorum is present. Broker non-votes will not be counted in tabulating the number of votes cast on proposals submitted to stockholders.

        Pursuant to the rules of the New York Stock Exchange ("NYSE"), if you hold your shares in street name through a broker, your broker is not permitted to vote your shares on Proposal 2 (approval of Amended and Restated Hexcel Corporation 2003 Incentive Stock Plan) and Proposal 3 (approval of 2009 Employee Stock Purchase Plan) unless you give your broker specific instructions as to how to vote. If you are a street name holder and do not provide instructions to your broker on Proposals 2 and 3 below, your shares that are voted on any other matter will count toward a quorum but your broker cannot vote your shares on these proposals (a "broker non-vote"). Accordingly, a broker non-vote will not be counted as a vote on Proposals 2 and 3.

        We will pay all costs of preparing, assembling, printing and distributing the proxy materials. Management has retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut, to assist in soliciting proxies for a fee of approximately $9,000, plus reasonable out-of-pocket expenses. Our employees may solicit proxies on behalf of our board of directors through the mail, in person, and by telecommunications. We will request that brokers and nominees who hold shares of common stock in their names furnish proxy solicitation materials to beneficial owners of the shares, and we will reimburse the brokers and nominees for reasonable expenses incurred by them.

Revoking a Proxy

        Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by:

  •
  mailing a revocation to Mr. Ira J. Krakower, the Secretary of the company, at the above address with a later date than any previously completed proxy so long as it is received prior to the Annual Meeting;

  •
  submitting another properly completed proxy dated later than any previously completed proxy so long as it is received prior to the Annual Meeting;

  •
  by filing a written revocation at the Annual Meeting with Mr. Krakower, the Secretary of the company; or

  •
  by casting a ballot at the meeting.

        If you are an employee stockholder that holds shares through one of our benefit plans, you may revoke voting instructions given to the trustee for the applicable plan by following the instructions under "Employee Stockholder" in this proxy statement.

Matters of Business, Votes Needed and Recommendations of the Board of Directors

  Proposal 1—Election of Directors

        Each outstanding share of our stock is entitled to one vote for as many separate nominees as there are directors to be elected. There are ten directors to be elected. The board of directors has nominated David E. Berges, Joel S. Beckman, Lynn Brubaker, Jeffrey C. Campbell, Sandra L. Derickson, W. Kim Foster, Jeffrey A. Graves, David C. Hill, David C. Hurley and David L. Pugh for election to board of directors. Each of these ten nominees is currently a director of the company. A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director. Under applicable NYSE rules, brokers are permitted to vote shares held for a customer without specific instructions from the customer. Under applicable Delaware law, a proxy marked to withhold authority to vote on a proposal to elect directors will be disregarded and will have no effect on the outcome of the vote. The board of directors recommends that you vote FOR the election of each of the board's nominees for director.

  Proposal 2—Approval of Amended and Restated Hexcel Corporation 2003 Incentive Stock Plan

        Approval of the amendment to the Hexcel Corporation 2003 Incentive Stock Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Under applicable NYSE rules, the total vote cast on the proposal must represent over 50% in interest of all shares of common stock entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote. The board of directors recommends that you vote FOR the Amendment to the Hexcel Corporation 2003 Incentive Stock Plan.

  Proposal 3—Approval of Hexcel Corporation 2009 Employee Stock Purchase Plan

        Approval of the Hexcel Corporation 2009 Employee Stock Purchase Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote. The board of directors recommends that you vote FOR the Amendment to the Hexcel Corporation Employee Stock Purchase Plan.

  Proposal 4—Ratification of Independent Registered Public Accounting Firm

        Ratification of the appointment of PricewaterhouseCoopers LLP to audit the company's financial statements for 2009 requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are permitted to vote shares held for a customer without specific instructions from the customer. The audit committee is directly responsible for appointing the company's independent registered public accounting firm, regardless of the outcome of this vote. The audit committee is not bound by the outcome of this vote but will, however, consider these voting results when selecting the company's independent auditor for 2009. The board of directors recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2009.

 How to Vote Your Shares

  Voting shares you hold through a nominee

        If you hold shares through someone else, such as a stockbroker, bank or nominee, you will receive material from that firm asking you for instructions on how your shares should be voted. You can complete that firm's voting instruction form and return it as requested by the firm. If the firm offers Internet or telephone voting, the voting form will contain instructions on how to vote using those voting methods.

  If You Plan to Attend the Meeting

        Please note that attendance will be limited to stockholders as of the record date. Admission will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact Morrow & Co., LLC at (800) 607-0088 to obtain directions to the site of the Annual Meeting. The doors to the meeting will open at 10:00 a.m. local time and the meeting will begin at 10:30 a.m. local time.

  Voting in person

        If you are a registered stockholder, you may vote your shares in person by ballot at the Annual Meeting.

        If you hold your shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a "legal proxy" from your broker, bank or other nominee and present it at the Annual Meeting along with a properly completed ballot.

  Employee Stockholders

        If you hold shares through our former employee stock purchase plan or our tax-deferred 401(k) savings plan, you will receive a separate voting instruction form to instruct the custodian or trustee for the applicable plan as to how to vote your shares. With respect to the 401(k) plan, all shares of Common Stock for which the trustee has not received timely directions shall be voted by the trustee in the same proportion as the shares of Common Stock for which the trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. With respect to our former employee stock purchase plan, we have been advised by the custodian that all shares of Common Stock for which the custodian has not received timely directions will not be present for quorum purposes and will not be voted.

Inspectors of Election

        At the Annual Meeting, American Stock Transfer & Trust Company will count the votes. Its officers or employees will serve as inspectors of election.

ELECTION OF DIRECTORS

        At the 2009 annual meeting, ten directors will be elected to hold office until the 2010 annual meeting and until their successors are duly elected and qualified. All nominees identified in this proxy statement for election to the board of directors are currently serving as directors of Hexcel.

        Shares represented by an executed and returned proxy card will be voted for the election of the ten nominees recommended by the board of directors, unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable to serve, the shares of common stock represented by the proxy card may, at the board's discretion, be voted for an alternate person as the board may nominate. We are not aware of any nominee who will be unable to or will not serve as a director. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

        A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Under applicable NYSE rules, brokers are permitted to vote shares held for a customer without specific instructions from the customer.

Information Regarding the Directors

        All of our current directors have been nominated for re-election to the board of directors. Set forth below is certain information concerning each of our current directors. There are no family relationships among any of our executive officers and any of the nominees.

Name	Age on March 15, 2009	Director Since	Position(s) With Hexcel
David E. Berges	59	2001	Chairman of the Board; Chief Executive Officer; Director
Joel S. Beckman	53	2003	Director
Lynn Brubaker	51	2005	Director
Jeffrey C. Campbell	48	2003	Director
Sandra L. Derickson	56	2002	Director
W. Kim Foster	60	2007	Director
Jeffrey A. Graves	47	2007	Director
David C. Hill	62	2008	Director
David C. Hurley	68	2005	Director
David L. Pugh	60	2006	Director

        DAVID E. BERGES has served as Chairman of the Board of Directors and Chief Executive Officer of Hexcel since July 2001, and was President of Hexcel from February 2002 to February 2007. Prior to joining Hexcel, Mr. Berges was President of the Automotive Products Group of Honeywell International Inc. from 1997 to July 2001 and Vice President and General Manager, Engine Systems and Accessories, at AlliedSignal Aerospace from 1994 to 1997. Previously Mr. Berges was President and Chief Operating Officer of Barnes Aerospace, a division of Barnes Group Inc. Mr. Berges spent the first fifteen years of his career in a variety of managerial and technical positions with the General Electric Company.

        JOEL S. BECKMAN has been a director of Hexcel since March 2003, and is chair of the finance committee of Hexcel and a member of Hexcel's compensation committee. Mr. Beckman is a Managing Partner of Greenbriar Equity Group LLC, a private equity fund focused exclusively on making investments in transportation and transportation-related companies. Prior to founding Greenbriar in 2000, Mr. Beckman was a Managing Director and Partner of Goldman, Sachs & Co., which he joined in 1981. Mr. Beckman is a member of the board of directors of American Tire Distributors, Inc., Stag-Parkway, Inc., Grakon International, Inc. and Western Peterbilt, Inc., and is active in various civic organizations.

        LYNN BRUBAKER has been a director of Hexcel since December 2005, and is a member of the compensation committee and nominating and corporate governance committee of Hexcel. She retired after spending over 25 years in the aerospace industry in a variety of executive, operations, sales and marking and customer support roles. From 1999 until June 2005 she was Vice President/General Manager—Commercial Aerospace for Honeywell International, with her primary focus in that role being on business strategies and customer operations for Honeywell's global commercial markets. From 1997 to 1999, Ms. Brubaker was Vice President Americas for Honeywell, and from 1995 to 1997, prior to AlliedSignal's merger with Honeywell, she was Vice President, Marketing, Sales and Support Operations, for AlliedSignal. Prior to joining AlliedSignal, Ms. Brubaker held a variety of management positions with McDonnell Douglas, Republic (predecessor to Northwest Airlines), and Comair. Ms. Brubaker currently serves on the board of a variety of private companies and other business organizations.

        JEFFREY C. CAMPBELL has been a director of Hexcel since November 2003, and is chair of the audit committee of Hexcel. Mr. Campbell has served as Executive Vice President and Chief Financial Officer of McKesson Corporation, a leading healthcare services, information technology and distribution company, since January 2004. Mr. Campbell was Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, from June 2002 to December 2003, served as a Vice President of American Airlines from 1998 to June 2002 and served in various management positions of American Airlines from 1990 to 1998.

        SANDRA L. DERICKSON has been a director of Hexcel since February 2002. Ms. Derickson is chair of the nominating and corporate governance committee and is a member of the compensation committee of Hexcel. Ms. Derickson retired from HSBC in February 2007. She held several management positions at HSBC from September 2000 to February 2007 including President and Chief Executive Officer, HSBC Bank USA; Vice Chairman, HSBC Finance; and Group Executive, HSBC Finance. During her tenure, she was responsible for private label credit cards, insurance services, taxpayer services, auto financing and some of the Group's mortgage businesses. From 1976 to 1999, Ms. Derickson held various management positions with General Electric Capital Corporation, the last of which was President of GE Capital Auto Financial Services. Ms. Derickson was also an officer of the General Electric Company.

        W. KIM FOSTER has been a director of Hexcel since May 2007, and is a member of the audit committee of Hexcel. Mr. Foster has served as Senior Vice President and Chief Financial Officer of FMC Corporation, a chemical manufacturer serving various agricultural, industrial and consumer markets, since 2001. Prior to serving in his current role, Mr. Foster held numerous other executive and management positions with FMC, including Vice President and General Manager—Agricultural Products Group from 1998 to 2001; Director, International, Agricultural Products Group from 1996-1998; and General Manager, Airport Products and Systems Division, 1991-1996.

        JEFFREY A. GRAVES has been a director of Hexcel since July 2007, and is a member of the finance committee and nominating and corporate governance committee of Hexcel. Dr. Graves has served as President and Chief Executive Officer of C&D Technologies, Inc., a producer of electrical power storage systems, since 2005. From 2001 to 2005 he was employed by Kemet Corporation as Chief Executive Officer (2003 to 2005); President and Chief Operating Officer (2002-2003); and Vice President of Technology and Engineering (2001-2002). From 1994 to 2001 Dr. Graves was employed by the General Electric Company, holding a variety of Management positions in GE's Power Systems Division from 1996 to 2001, and in the Corporate Research and Development Center from 1994 to 1996. Prior to General Electric, Dr. Graves was employed by Rockwell International and Howmet Corporation, now a part of Alcoa Corporation. Dr. Graves is also a member of the board of directors of C&D Technologies, Inc. and Teleflex, Inc.

        DAVID C. HILL has been a director of Hexcel since May 2008, and is a member of the audit committee and finance committee of Hexcel. Dr. Hill served as President and Chief Executive Officer of Sun Chemical Corporation, a producer of printing inks and pigments, from 2001 until his retirement in Dec 2007. During this time he was also a Supervisory Board member of Sun Chemical Group B.V. Prior to joining Sun Chemical Corporation in 2001, Dr. Hill spent four years at JM Huber Corporation as President of Engineered Materials. From 1980 to 1997, Dr. Hill served at AlliedSignal Inc., where he was President, Fibers from 1991 to1994, Chief Technology Officer, Engineered Materials from 1994 to 1995 and President, Specialty Chemicals through 1997. Dr. Hill began his career at Union Carbide Corporation in 1970, and has also been Director of Exploratory and New Ventures Research at Occidental Petroleum Corporation. He holds a Ph.D. in Materials Science and Engineering as well as an M.S. in Engineering and a B.S. in Materials Science and Engineering from Massachusetts Institute of Technology. Dr. Hill is a member of the board of directors of Symyx Technologies, Inc., and serves as a member of its compensation and governance committees.

        DAVID C. HURLEY has been a director of Hexcel since November 2005, and is a member of the audit committee of Hexcel. He is currently the Vice Chairman of PrivatAir, a corporate aviation services company based in Geneva, Switzerland, where he served as Chief Executive Officer from 2000 to February 2003. Prior to 2000, Mr. Hurley was the Chairman and Chief Executive Officer of Flight Services Group (FSG), a corporate aircraft management and sales company, which he founded in 1984 and was acquired by PrivatAir in 2000. Before founding FSG, Mr. Hurley served as Senior Vice President of Domestic and International Sales for Canadair Challenger. He currently serves on the boards of Genesee & Wyoming Inc., Genesis Lease Limited, Applied Energetics, Inc., ExelTech Aerospace, Inc. and Aviation Partners Boeing, Inc., a joint venture of The Boeing Company and Aviation Partners, Inc. Hurley is also chairman of the Smithsonian Institution's National Air and Space Museum board, and serves on the board of a variety of private companies.

        DAVID L. PUGH has been a director of Hexcel since July 2006, and is chair of the compensation committee of Hexcel. Mr. Pugh has served as the Chairman of Applied Industrial Technologies Inc., one of North America's leading industrial product distributors, since October 2000, and as Applied's Chief Executive Officer since January 2000. He was President of Applied from 1999 to October 2000. Prior to joining Applied, Mr. Pugh was senior vice president of Rockwell Automation and general manager of Rockwell's Industrial Control Group. Prior to joining Rockwell, Mr. Pugh held various sales, marketing and operations positions at Square D. Co. and Westinghouse Electric Corp. Mr. Pugh is a director of OM Group, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

Independence of Directors

        The board of directors affirmatively determined that each of our nominees, other than Mr. Berges, our Chairman and Chief Executive Officer, meets the director independence requirements of the listing standards of the NYSE. In making these determinations our board considered all relevant facts and circumstances including whether a director has a "material relationship" with Hexcel as contemplated by the NYSE listing standards. One non-employee director has a direct or indirect relationship with Hexcel other than as a director of Hexcel. Ms. Brubaker is a director of a private aerospace company that is a customer of Hexcel. In determining that Ms. Brubaker is independent, our board considered, among other things, the sales to the private aerospace company as a percentage of Hexcel's total sales, and that Ms. Brubaker has no significant direct or indirect pecuniary interest in the business relationship between Hexcel and the private aerospace company. Under applicable NYSE listing standards, Mr. Berges is not independent by virtue of his being employed by Hexcel.

        Prior to March 15, 2006, Mr. Beckman was on our board as a result of being nominated for election by certain investment entities controlled by affiliates of Greenbriar Equity Group LLC and Berkshire Partners LLC (the "Berkshire/Greenbriar investors"). Since March 15, 2006 the Berkshire/Greenbriar investors have not had any right to nominate persons to sit on our board. Our board determined in February 2009 that Mr. Beckman was independent under the listing standards of the NYSE. Our board considered, among other things, that Mr. Beckman held a senior management position with the Berkshire/Greenbriar investors, and considered the former relationships and transactions between Hexcel and the Berkshire/Greenbriar investors, including the purchase by the Berkshire/Greenbriar investors of convertible preferred stock along with certain board representation rights and registration rights, and the payment by us to the Berkshire/Greenbriar investors of certain fees and expenses in connection with the investment. In concluding that this relationship and the transactions did not result in a material relationship between Hexcel and Mr. Beckman, our board considered, among other things, that many of the investors' rights and obligations arose directly as a result of their Hexcel stock ownership, and that the fees and expenses paid with respect to the preferred stock investment made in 2003 and the secondary offerings of common stock in December 2004, August 2005 and March 2006 were not material to the investors.

 Meetings and Standing Committees of the Board of Directors

  General

        During 2008 there were eight meetings of the board of directors and 24 meetings in the aggregate of the three standing committees of the board of directors. The board of directors also acted twice by written consent. Each of the incumbent directors who served on the board of directors and its committees during 2008 attended or participated in at least 75% of the aggregate number of board of directors meetings and applicable committee meetings held during 2008 during the time such person was a director. A director is expected to regularly attend and participate in meetings of the board and of committees on which the director serves, and to attend the annual meeting of stockholders.

        The board of directors has established the following standing committees: audit committee; compensation committee; nominating and corporate governance committee; and, as of February 2009, finance committee. The board of directors may establish other special or standing committees from time to time. Members of committees serve at the discretion of the board of directors. Each of our four standing committees operates under a charter adopted by the board. The charter for each committee except the finance committee requires that all members be independent as required by NYSE listing standards. The charter of the finance committee prohibits the committee from taking any action that is required by NYSE rules to be taken by a committee composed entirely of independent directors, unless the finance committee is composed entirely of independent directors. Our board of directors has also adopted a set of corporate governance guidelines. All committee charters and the corporate governance guidelines can be viewed on the investor relations section of our website, www.hexcel.com, under "corporate governance." You may obtain a copy of any of these documents, free of charge, by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826.

  Audit Committee

        The audit committee assists the board's oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm's qualifications, independence and performance, and our internal audit function. During 2008 the audit committee held eleven meetings. Additional information regarding the audit committee, including additional detail about the functions performed by the audit committee, is set forth in the Audit Committee Report included on page 70 of this proxy statement. The current members of the audit committee are Messrs. Campbell (chair), Foster, Hill and Hurley.

        NYSE listing standards require each member of the audit committee to be independent, as described above under "Independence of Directors." Members of the audit committee are also required to satisfy an additional SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Hexcel or any of its subsidiaries other than directors' compensation. NYSE listing standards also require that each member of the audit committee be financially literate and that at least one member of the committee have accounting or related financial management expertise. Finally, SEC rules require that we disclose whether our audit committee has an "audit committee financial expert," which generally means a person with an understanding of financial and accounting matters, including internal controls and audit committee functions, who has acquired this understanding through appropriate professional experience.

        Each member of our audit committee is independent under NYSE listing standards and satisfies the additional SEC independence requirement described above. All members of our audit committee meet the financial literacy requirements of the NYSE and at least one member has accounting or related financial management expertise as required by the NYSE. In addition, our board has determined that Jeffrey C. Campbell, who currently is Executive Vice President and Chief Financial Officer of McKesson Corporation, is an audit committee financial expert under SEC rules. In making this determination, the board considered, among other things, Mr. Campbell's extensive knowledge and experience with respect to the financial reporting process for public companies, including his former position as Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, his experience as an auditor for a predecessor of Deloitte & Touche, and his formal education.

        The audit committee has adopted procedures for the receipt, retention and handling of concerns regarding accounting, internal accounting controls and auditing matters by employees, stockholders and other persons. Any person with such a concern should report it to the board as set forth under "Contacting the Board" on page 10. The audit committee has also adopted procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Employees should consult the Hexcel Code of Business Conduct for information on how to report any such concern.

        The audit committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. These policies and procedures are described on page 71 of this proxy statement.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee identifies and recommends to the board individuals qualified to serve as directors and on committees of the board; advises the board with respect to board and committee procedures; developed and recommended to the board, and reviews periodically, our corporate governance principles; and oversees the evaluation of the board, the committees of the board and management. The current members of the nominating and corporate governance committee are Ms. Derickson (chair), Ms. Brubaker and Mr. Graves, each of whom is independent under NYSE listing standards. During 2008 the nominating and corporate governance committee held four meetings.

        The nominating and corporate governance committee believes that each nominee for director should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of Hexcel. The committee also considers the following when selecting candidates for recommendation to the board: knowledge, experience, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other factors that the committee considers appropriate, from time to time, in the context of the needs or stated requirements of the board.

        The committee will consider director candidates recommended by stockholders, as well as by other means such as our non-management directors, our chief executive officer, and other executive officers. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing to our corporate secretary at the address listed below under "Contacting the Board" so that it is received at least 120 days prior to the anniversary date of the notice given to stockholders regarding our prior year's annual meeting of stockholders. The stockholder must supply the following information with his or her recommendation:

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  The name and record address of the stockholder and evidence of the stockholder's ownership of Hexcel stock, including the class and number of shares owned of record or beneficially and the length of time the shares have been held

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  The name, age, business address and residence address of the candidate, a listing of the candidate's qualifications to be a director, and the person's consent to be named as a director if selected by the committee and nominated by the board

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  Any information about the candidate which would be required to be disclosed in a proxy statement or other filing relating to the election of directors

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  A representation that the stockholder intends to appear in person at the annual meeting to nominate the candidate

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  Any material interest of the stockholder relating to the nomination of the candidate, including a description of all arrangements or understandings between the stockholder and the candidate

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  A description of all arrangements or understandings between the stockholder and any other person, naming such other person, relating to the recommendation of such candidate

        The committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the board may take into consideration the number of shares held by a recommending stockholder and the length of time that such shares have been held.

  Compensation Committee

        The compensation committee oversees, reviews and approves our compensation and benefit plans and programs and defines the goals of compensation policy. In this capacity, the compensation committee administers our incentive plans and makes grants of stock options and/or awards of restricted stock units or other equity based compensation to executive officers, other key employees, directors and consultants. The current members of the compensation committee are Mr. Pugh (chair), Mr. Beckman, Ms. Brubaker and Ms. Derickson, each of whom is independent under NYSE listing standards. During 2008 the compensation committee held nine meetings.

        Additional information regarding the compensation committee, including additional detail about the objectives, policies, processes and procedures of the compensation committee, is set forth in Compensation Discussion and Analysis on page 15 of this proxy statement.

Executive Sessions

        The independent directors are required under our corporate governance guidelines to meet in executive session, without management, a minimum of two times a year. Each executive session is presided over by a "presiding director." If our chairman of the board is independent, then our chairman will be the presiding director. If the chairman is not independent, as is the case with Mr. Berges, then the independent directors are required to designate an independent board member to serve as presiding director. The independent directors have designated Ms. Derickson to serve as presiding director.

Contacting the Board

        Stockholders and other interested parties may contact the non-management members of the board or the presiding director by sending their concerns to: board of directors, c/o Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901; facsimile number (203) 358-3972; e-mail address boardofdirectors@hexcel.com. The Corporate Secretary will review all communications and forward them to the presiding director. The Corporate Secretary may, however, filter out communications that do not relate to our business activities, operations or our public disclosures, but will maintain a record of these communications and make them available to the presiding director. Any communications received by the presiding director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the audit committee and will be handled in accordance with the procedures established by the audit committee to address these matters.

 Code of Business Conduct

        It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our board of directors has adopted the Hexcel Code of Business Conduct in order to clarify, disseminate and enforce this policy. The Code applies to all of our officers, directors and employees worldwide, including our chief executive officer, chief financial officer and controller. The Code can be viewed on the investor relations section of our website, www.hexcel.com, under "corporate governance." In addition, you may obtain a free copy of the Code by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826. Any amendment to the Code of Business Conduct (other than technical, administrative or non-substantive amendments), or any waiver of a provision of the Code that applies to Hexcel's Chief Executive Officer, Chief Financial Officer or Corporate Controller, will be promptly disclosed on the investor relations section of our website under "corporate governance."

EXECUTIVE OFFICERS

        Set forth below is certain information concerning each of our current executive officers. For additional information concerning Mr. Berges, see "Election of Directors—Information Regarding the Directors" on page 5.

Name	Age on March 15, 2009	Executive Officer Since	Position(s) With Hexcel
David E. Berges	59	2001	Chairman of the Board; Chief Executive Officer; Director
Doron D. Grosman	50	2009	President
Wayne C. Pensky	53	2007	Senior Vice President; Chief Financial Officer
Ira J. Krakower	68	1996	Senior Vice President; General Counsel; Secretary
Robert G. Hennemuth	53	2006	Senior Vice President, Human Resources
Andrea Domenichini	61	2007	Vice President, Operations
Mark I. Clair	48	2007	Corporate Controller; Chief Accounting Officer
Michael J. MacIntyre	48	2003	Treasurer

        DORON D. GROSMAN has served as President since February 2009. Prior to joining Hexcel, Mr. Grosman was President of the Magazine Printing Solutions Division of Quebecor World from 2007 to 2008. Quebecor World Inc. and a number of its US subsidiaries filed for bankruptcy protection in the Canada and the United States in January 2008. From 2002 to 2007, Mr. Grosman was with the American Standard Companies, where he served as Chief Financial Officer of Trane Commercial Air Conditioning and led day to day operations worldwide, including distribution, services and manufacturing. From 1991 to 2002, Mr. Grosman held a variety of management and executive positions with the General Electric Company, the last being Vice President and General Manager of GE Plastic's petrochemicals business from 1998-2002. Prior to joining GE, Mr. Grosman worked as a senior engagement manager for Bain & Company, a business and strategy consulting firm.

        WAYNE C. PENSKY has served as Senior Vice President and Chief Financial Officer since April 2007. Prior to serving in his current role, Mr. Pensky served as Vice President, Finance and Controller of our Composites global business unit since 1998. From 1993 to 1998 Mr. Pensky was our Corporate Controller and Chief Accounting Officer. Prior to joining Hexcel in 1993, Mr. Pensky was a partner at Arthur Andersen & Co., where he had been employed since 1979.

        IRA J. KRAKOWER has served as Senior Vice President, General Counsel and Secretary of Hexcel since September 1996. Prior to joining Hexcel, Mr. Krakower served as Vice President and

General Counsel to Uniroyal Chemical Corporation from 1986 to August 1996 and served on the board of directors and as Secretary of Uniroyal Chemical Company, Inc. from 1989 to 1996.

        ROBERT G. HENNEMUTH has served as Senior Vice President, Human Resources since March 2006. Prior to joining Hexcel, Mr. Hennemuth served as Vice President—Human Resources of Jacuzzi Brands, Inc. from July 2003 to September 2005. Previously, he was employed by Honeywell International, formerly known as AlliedSignal Inc., where he served as Vice President of Human Resources & Communications for various businesses from December 1996 to June 2003, including Honeywell Consumer Products Group.

        ANDREA DOMENICHINI has served as Vice President, Operations of Hexcel since January 2007, and served as Vice President, Operations of the former Hexcel Composites business unit from November 2001 through December 2006. Mr. Domenichini served as Head of Hexcel's Matrix Systems Business from October 1997 through October 2001. Prior to joining Hexcel in 1996, Mr. Domenichini held various managerial positions with Hercules Incorporated from 1973 to May 1996, the latest being Managing Director of Hercules Aerospace Spain.

        MARK I. CLAIR has served as Vice President, Corporate Controller and Chief Accounting Officer since July 2007. Mr. Clair served as Assistant Controller—Corporate of Terex Corporation, a diversified global manufacturer of capital equipment, from June 2005 to July 2007. From 1988 to June 2005, Mr. Clair held various positions for United States Steel Corporation, including Director—General and Consolidation Accounting from June 2003 through May 2005, and Controller of US Steel's Minnesota Ore Operations from June 1999 through May 2003.

        MICHAEL J. MACINTYRE has served as Hexcel's Treasurer since December 2002 and was Assistant Treasurer from October 2000 to December 2002. Prior to joining Hexcel, Mr. MacIntyre served as Assistant Treasurer of Hitachi America Capital, Ltd, a US financing subsidiary of Hitachi America, Ltd, a sales and manufacturing company serving the US electronics markets, from 1998 to 2000, and held various treasury management positions with Hitachi America, Ltd. from 1988 to 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Stockholders

        The following table sets forth certain information as of February 28, 2009 with respect to the ownership by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of Hexcel common stock:

Name and Address	Number of Shares of Common Stock(1)	Percent of Common Stock(1)
Lord, Abbett & Co. LLC(2)	9,706,084	10.1%
90 Hudson Street
Jersey City, NJ 07302
Earnest Partners LLC(3)	6,658,273	6.9%
1180 Peachtree Street NE, Suite 2300
Atlanta, GA 30309
AXA Financial, Inc.(4)	5,037,754	5.2%
1290 Avenue of the Americas
New York, NY 10104
Ingalls & Snyder LLC(5)	5,007,067	5.2%
61 Broadway
New York, NY 10006

(1)
"Number of Shares" is based on information contained in a Statement on Schedule 13D, 13D/A, 13G or 13G/A filed with the SEC as indicated in footnotes (2) through (5) below. The "Percent of Common Stock" is based on such number of shares and on 96,512,130 shares of common stock issued and outstanding as of February 28, 2009.

(2)
Based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 13, 2009.

(3)
Based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 13, 2009.

(4)
Based on information contained in a Statement on Schedule 13G filed with the SEC on February 13, 2009. This Schedule 13G was also filed on behalf of the following entities: AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; and AXA.

(5)
Based on information contained in a Statement on Schedule 13GA filed with the SEC on January 28, 2009.

 Stock Beneficially Owned by Directors and Officers

        The following table contains information regarding the beneficial ownership of shares of Hexcel common stock as of February 28, 2009 by our current directors and the executive officers listed in the Summary Compensation Table below, and by all directors and executive officers as a group. The information for the "Number of Shares" was supplied to us by the persons listed in the table.

Name	Number of Shares of Common Stock(1)		Percent of Common Stock(2)(3)
David E. Berges	1,710,875		1.7%
Joel S. Beckman	9,648	(4)	*
Lynn Brubaker	9,358		*
Jeffrey C. Campbell	19,648		*
Sandra L. Derickson	59,368		*
W. Kim Foster	4,504		*
Jeffrey A. Graves	4,384		*
David Hill	2,306		*
David C. Hurley	9,316		*
David L. Pugh	10,590		*
William Hunt	191,814		*
Wayne C. Pensky	243,823		*
Ira J. Krakower	492,951		*
Robert G. Hennemuth	93,543		*
All executive officers and directors as a group (18 persons)(5)	2,914,157		3.0%

(1)
Includes shares underlying stock-based awards that either were vested as of February 28, 2009, will vest within sixty days of this date or would vest upon retirement of the individual. These shares are beneficially owned as follows: Mr. Berges 1,360,351; Mr. Beckman 8,145; Ms. Brubaker 9,358; Mr. Campbell 19,648; Ms. Derickson 29,812; Mr. Foster 4,504; Mr. Graves 4,384; Mr. Hill 2,306; Mr. Hurley 9,316; Mr. Pugh 5,590; Mr. Hunt 189,605; Mr. Pensky 102,085; Mr. Krakower 419,591; Mr. Hennemuth 34,521 and all other executive officers and directors as a group 2,221,953. None of our directors or named executive officers has pledged any of our common stock as security.

(2)
Based on 96,512,130 shares of common stock issued and outstanding as of February 28, 2009. As required by SEC rules, for each individual person listed in the chart the percentage is calculated assuming that the shares listed in footnote (1) above for such person are outstanding, but that none of the other shares referred to in footnote (1) above are outstanding. In particular, shares underlying stock-based awards are deemed outstanding to the extent they are vested as of February 28, 2009 or will vest within sixty days of this date, or would vest upon retirement of the individual.

(3)
An asterisk represents beneficial ownership of less than 1%.

(4)
Includes 1,590 shares underlying stock-based awards granted to Mr. Beckman that are held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these shares.

(5)
On February 23, 2009, Doron D. Grosman was appointed as President of Hexcel Corporation, and therefore is included in this group. As of February 28, 2009, Mr. Grosman does not beneficially own any shares of common stock.

COMPENSATION DISCUSSION AND ANALYSIS

        This section describes and analyzes the material elements of 2008 compensation for our executive officers identified in the Summary Compensation Table on page 38. We refer to these individuals as the named executive officers, or "NEOs." The compensation committee of the board of directors is responsible for determining the compensation and benefits of the NEOs, including salary, incentives, equity grants, benefits, perquisites, and other agreements and arrangements that have a compensation component. The committee's approval of the compensation of our CEO is subject to ratification by our independent directors.

Compensation Objectives and Policies

        The committee strives to establish a compensation and benefits program that will enable us to attract, retain and motivate a high caliber of executive talent. The principal guidelines we follow in establishing this program are:

  •
  Our compensation should be competitive in the marketplace in which we compete for talent. We strive to provide total compensation in the mid-range of compensation for executives in a group of companies in similar or related industries, adjusted for size, which we define as a "comparator group" of peer companies.

  •
  Compensation should reflect the level of job responsibility and be related to individual and company performance. Since the performance of our NEOs greatly impacts our results, a significant portion of their compensation should be variable and based on performance.

  •
  Although our programs tie total compensation to individual and company performance, the twin objectives of pay-for-performance and retention of executive talent must be balanced. We believe competition for executive talent is vigorous, particularly in the commercial aerospace and defense industries. Our compensation programs should ensure that successful, high-achieving executives will remain motivated and committed to us even during periods of temporary downturns in the performance of our business.

  •
  Our compensation program should encourage long-term focus while recognizing the importance of short-term performance. Executives at the highest level should have an appropriate portion of their compensation dependent upon our long-term performance.

  •
  We establish specific programs where we feel it necessary to remain competitive such as by providing benefits upon retirement or upon other separation from service.

  •
  We closely monitor changes in competitive executive pay levels and practices, as well as potential regulatory changes and policy guidelines developed by governance groups pertaining to executive compensation. Any changes will be carefully considered in the context of our business and talent needs in planning for our ongoing executive compensation programs.

  •
  Our compensation programs are forward-looking. We do not determine current compensation on the basis of prior compensation or gains realized from equity awards. Our compensation-setting processes do, however, include a review of compensation history. We believe it is important to annually review total compensation through the use of tally sheets which include projected payments under existing compensation programs as well as under various termination scenarios such as retirement, involuntary termination and upon a change in control.

  •
  We align executive and shareholder interests by requiring executives to own our stock.

  •
  We do not provide our CEO with executive perquisites and provide limited executive perquisites to other named executive officers.

        The global economic and credit crisis that became evident in late 2008 presents many challenges including finding appropriate ways to maintain our compensation philosophy in the face of severe dislocations affecting the economy and our business. Although the immediate crisis will impact short term results, we believe that our long-term strategy is sound and that its success depends on retaining the support of knowledgeable employees who remain motivated by long term rewards aligned with shareholder interests. The financial measure for our 2008-2009 performance share award ("PSA") program, return on net capital employed ("RONCE"), was established in January 2008 before the economic crisis was apparent. The committee, however, has not lowered the RONCE target despite the dramatic downturn in global economic prospects for 2009. Furthermore, despite the substantial drop in our share price since mid-2008, the committee has not considered re-pricing underwater options. The committee will continue to be forward-looking in establishing compensation programs that reward the achievement of company goals without taking imprudent risks. We do not believe that our compensation programs are structured to reward inappropriate risk taking for several reasons:

  •
  we use a variety of incentive performance measures, such as EBIT, net income, cash flow and RONCE, which discourages management from focusing solely on a single financial, operational or corporate goal for reward

  •
  we employ foreign exchange hedging strategies and interest rate swaps, but we do so only to the extent tied to actual manufacturing activity and outstanding debt, and not for speculative purposes

  •
  we engage independent compensation consultants to guide us in making compensation decisions

  •
  our board of directors, which is independent other than for our CEO, has adopted and implements appropriate corporate governance practices

        The global economic and credit crisis influenced our choice of incentive performance measures in 2009. In 2008 our annual cash bonus program (Management Incentive Compensation Plan, or "MICP") established adjusted EBIT (weighted 75%) and adjusted net income (weighted 25%) as performance measures for awards. For 2009 the MICP performance measures are cash flow (weighted 50%), adjusted EBIT (weighted 25%) and adjusted net income (weighted 25%). This reflects our belief that in uncertain economic times and an environment of tightening credit, cash flow becomes a principal financial goal.

        We also changed our PSA program in 2009. In 2008, performance shares were earned over a two year performance period depending on achievement of RONCE, followed by a one year service retention period for vesting. In 2009 we established a three year performance period to align with our medium term business plan, but we provided an opportunity to earn awards in each of the performance years since the financial crises made it difficult to objectively set a cumulative three year goal on which any award depended. Accordingly, for 2009 the number of shares awarded at the end of the three-year performance period will be the greater of (i) the shares earned based on achievement of three-year RONCE and (ii) the sum of the shares earned based on achievement of the performance measures for each of the three years in the performance period. However, if the threshold performance level for RONCE is not met, then any shares earned based on yearly achievement will be reduced 25%. The yearly performance measures for the PSA program will be those adopted under MICP for the corresponding year—for 2009 they are cash flow, adjusted EBIT and adjusted net income as stated above. By providing alternative paths to earning performance shares, the 2009 PSA program has the advantage of allowing us flexibility to set annual goals in response to a changing economic climate while maintaining the objective of achieving the three-year goal. We believe this will result in significant motivational and retentive value to the company during this period of extreme unpredictability.

 The Compensation Committee's Processes

        The committee operates under a written charter approved by the board and reviewed by the committee annually. The charter provides that the committee is accountable for overseeing, reviewing and approving our compensation and benefit plans and programs and for defining the goals of compensation policy. The committee reviews and approves the compensation of the NEOs on an annual basis, including incentives and equity grants. The committee is also the designated body responsible for overseeing the administration of benefit plans applicable to all of our employees, including the NEOs.

        The committee has established a number of procedures to assist it in aligning our executive compensation program to meet its objectives:

        Compensation Consultant.    The committee retains an independent compensation consultant to assist it in establishing and reviewing executive compensation. From 2004 through mid-2008 the committee retained Frederic W. Cook & Co. ("FWC"). FWC provided advice to the committee in connection with setting 2008 executive compensation. The committee deemed it a good governance practice to periodically consider engaging other consultants, and in July 2008 the committee retained Semler Brossy Consulting Group, LLC ("Semler Brossy") in place of FWC. There were no disagreements with FWC leading to this decision.

        The committee has the sole authority to approve the consultant's fees and the other terms of engagement. FWC did not, and Semler Brossy does not, provide any services to us other than consulting regarding our executive compensation. The committee periodically receives written presentations from the consultant, and exchanges correspondence and confers with the consultant on a variety of compensation matters, both with and without management present. With the consent of the committee our CEO confers with the consultant when developing compensation recommendations for the other NEOs. On behalf of the committee, senior management periodically confers with the consultant on our executive compensation programs and may request the consultant's views regarding modifying or adopting new programs or preparing offers of employment to senior executives. The committee reviews data developed for us by the consultant reflecting competitive compensation practices of our comparator group of companies, as well as general industry survey data obtained from other compensation resources which encompasses a broader and larger group of companies.

        Benchmarking.    Each year the committee specifically reviews and authorizes the salaries, incentives and equity grants for the NEOs. In making these determinations the committee considers prevailing compensation practices of the comparator group. The comparator group is comprised of companies which have attributes such that, when viewed as a whole, represent a reasonable comparison to us in a number of relevant respects. The comparator group is selected by the committee based on recommendations by our consultant with input from management on the relevance of potential peer companies to our company. The peer companies are reviewed annually for an assessment of their continued relevance to the company. The comparator group companies considered by the committee in determining NEO compensation for 2008 were:

A. Schulman, Inc.	Crane Co.	H.B. Fuller Company
AAR Corp.	Cytec Industries Inc.	Kaman Corporation
Alliant Techsystems Inc.	Esterline Technologies Corp.	PerkinElmer, Inc.
Barnes Group Inc.	FMC Corporation	Precision Castparts Corp.
BE Aerospace, Inc.	Goodrich Corporation	Rockwell Collins, Inc.
Cabot Corporation

        This comparator group was selected based on the following criteria relevant to us:

  •
  Industry, such as aerospace, defense and specialty chemicals

  •
  Competitor or provider of similar products

  •
  Revenues, net income, and total assets

  •
  Market capitalization and number of employees

  •
  Business complexity and international presence

  •
  Companies with whom we compete for executive talent

        This comparator group is identical to the comparator group used by the committee for purposes of determining 2007 compensation.

        The committee compares each NEO's salary, target bonus and target long-term incentive compensation, both separately and in the aggregate, to the compensation of similarly situated executives of the comparator group companies. With the aid of our consultant, the committee strives to establish an executive compensation program in the mid-range of target compensation of similar executive positions in the comparator group.

        In late 2007, the committee reviewed available comparator group executive compensation data obtained by FWC. Where available data permitted a correlation, FWC's data were adjusted by regression analysis in order to meaningfully compare compensation paid by comparator group companies with substantially higher or lower revenues than ours to the compensation of our NEOs in similar positions. In order to provide comparable compensation data with respect to Mr. Hunt, who was based in the UK, FWC relied upon a UK executive compensation consulting firm, New Bridge Street Consultants, to assist it in developing recommendations for Mr. Hunt. New Bridge Street was retained directly by FWC. The committee also reviewed the Towers Perrin General Industry Executive Database, a large, multiple-industry compensation survey. This market survey was not prepared specifically for us, and included hundreds of companies in various industries, including aerospace, chemicals, automotive and defense. The committee considered the FWC data as most relevant since it reflected the comparator group, but also viewed the Towers Perrin data as relevant to provide assurance that the comparator group data reflects compensation practices similar to those in a broader industry index of companies.

        Assessment of Company Performance.    We provide the opportunity for both cash and stock incentives based on achievement of individual and company performance measures. Annual cash awards are available under the MICP. PSAs are made under our 2003 Incentive Stock Plan ("ISP"). PSAs granted in 2007 and 2008 established a cumulative two-year performance cycle for earning share awards, followed by a one-year service retention period for vesting in the shares. The committee, in consultation with the consultant and senior management, adopts performance measures for earning awards and determines the relationship between achievement of performance and the size of award payable at threshold, target and maximum levels of performance. This resulting plan design reflects the committee's views on the achievability of the performance measure based on the business plan reviewed by the board. The committee believes that consultation with management is important to understanding the relevance of the performance measure, and the specific performance goals, to our overall business objectives in the performance period.

        Assessment of Individual Performance.    At the beginning of each year we establish individual performance objectives for the CEO for the year and we evaluate the CEO's performance against the objectives for the preceding year. We base the CEO's MICP award opportunity solely on company performance. However, we consider achievement of his individual objectives in deciding whether to exercise negative discretion to reduce his MICP award, and in setting his target compensation for the subsequent year. Periodically the independent directors review the CEO's performance and the Presiding Director then discusses the board's assessment with the CEO. This assessment includes a review of overall performance of the company, the degree to which strategic objectives were met, leadership accomplishments and other factors deemed relevant to the CEO's performance. Our compensation committee charter requires that all decisions regarding CEO compensation be ratified by our independent directors.

        Mr. Berges' employment agreement is evergreen for additional one-year periods unless notice is given by us or Mr. Berges of an intention not to extend for an additional year. Each year, prior to the automatic renewal of the agreement, the board affirmatively considers whether or not to extend the term of his employment for an additional year based on an assessment of his performance. In 2008 the board extended Mr. Berges' employment agreement at least to its current expiration date in July 2010.

        At the beginning of each year, the committee asks the CEO to establish individual performance objectives for the other NEOs and evaluate their attainment of the prior year's objectives as part of an annual performance review. Prior to 2008, the MICP award opportunity for the other NEO's was based 70% on company performance and 30% on attainment of the other NEO's individual objectives. For 2008 the MICP award opportunities for the other NEOs were based 100% on company performance. The committee, however, receives the CEO's assessment of the degree to which each NEO has attained individual objectives, and each NEO's overall performance, criticality to business strategy, career potential and retention risk. The CEO makes a compensation recommendation for each NEO based on these factors. These recommendations are reviewed by the committee's compensation consultant to assure that the recommended compensation is reasonable with respect to competitive norms. While the committee gives appropriate weight to benchmarking data and the CEO's recommendations, the committee also exercises its judgment based on the committee's assessment of the performance of the other NEOs.

        Total Compensation Review.    As part of the committee's review of the annual target compensation of the NEOs, the committee reviews "tally sheets" for each of the NEOs which reflect other forms of compensation such as deferred compensation, retirement benefits, severance payments and perquisites under various scenarios including termination of employment for death or disability, or by us with or without "cause," or by the executive with or without "good reason," and termination benefits resulting from a change of control (see pages 52–58 for a complete description of benefits and enhancements upon termination). The tally sheets also reflect realized and unrealized amounts from awards of equity incentives.

        Consistent with the committee's views that an executive's compensation should reflect individual and company performance and reflect competitive practices, the compensation previously earned by the NEOs, including realized and unrealized gains under equity grants, is not a determinant in setting compensation for subsequent years. However, the committee does utilize the tally sheet data to understand the impact that compensation actions under consideration could have on future payments on retirement, termination and change in control scenarios. With the assistance of the committee's consultant, the committee also uses the tally sheets to provide assurance that our compensation programs and payments upon termination under various scenarios are reasonable and in line with competitive norms.

Components of Executive Compensation for 2008

        For 2008, executive compensation consisted of four primary components—salary, cash incentive bonus, equity awards and a benefits package. The following chart shows the total direct target compensation of the NEOs in 2008, which includes salary, target cash bonus under the MICP, and the grant date value of equity awards. The value of an equity award is determined in the same manner used to determine the values appearing in the last column of the grant of plan-based awards table on page 42. The percentages shown reflect the percentage of total direct target compensation represented by each compensation component for each NEO.

NEO	Salary	Percentage	Target Cash Bonus	Percentage	Grant Date Value of 2008 Equity Awards		Percentage
Berges	$875,000	22%	$875,000	22%	$2,231,250		56%
Hunt	$447,169	30%	$335,377	22%	$726,747		48%
Pensky	$351,000	30%	$228,150	19%	$596,700		51%
Krakower	$329,680	33%	$214,292	21%	$461,552	(1)	46%
Hennemuth	$310,500	35%	$170,775	19%	$403,650		46%

(1)
The equity award value for Mr. Krakower excludes the value of a one-time grant of 12,000 RSUs in recognition of performance that exceeded expectations in 2007. If the value of this grant, $253,320, is included, the percentages for Mr. Krakower represented by salary, bonus and equity awards for 2008 would be 26%, 17% and 57%.

        Each of these compensation components is described in detail below.

        Salary.    Mr. Berges' salary was increased from $837,000 in 2007 to $875,000 in 2008, an increase of 4.5%. In January 2007 the CEO presented the committee his recommendations regarding salary increases for our other NEOs. The committee approved, salary increases for the other NEOs as follows: Mr. Hunt, 3.5%; Mr. Pensky, 8.0%; Mr. Krakower, 4.0%; Mr. Hennemuth, 3.5%.

  Analysis

        The committee sets salaries for NEOs using the comparative data described above under "Benchmarking" as a guide and targets the mid-range of the comparator group, but is also influenced by other factors. These include job responsibilities, internal equity among the NEOs, individual performance, retention risk, and experience. In particular, the committee considered the following 2007 accomplishments of the NEOs in approving their 2008 compensation packages, including salary increases:

  •
  Mr. Berges: growth in our revenues and earnings, successful execution of a strategy to re-focus the company's efforts on growing markets by reorganizing operations and divesting non-core businesses, and positioning us to take advantage of future composite materials opportunities through enhanced research and technology activities and global expansions.

  •
  Mr. Hunt: his focus on sales and marketing in targeted markets and on manufacturing strategies including establishing prepreg production facilities near major customers, and his efforts in reorganizing the company from three business units to one to reduce costs.

  •
  Mr. Pensky: his successful transition to the CFO role following the unexpected departure of our former CFO in April 2007, including demonstrated ability to deal with analysts, investors and lenders, and the successful recruitment of individuals for critical accounting and tax positions. Mr. Pensky's initial compensation package when he became CFO in 2007 was set at a level to reflect his entry into the CFO position. The committee is adjusting his compensation commensurate with his increasing tenure as CFO to bring his compensation more in line with the mid-range of the comparator group.

  •
  Mr. Krakower: his work to facilitate the sale of our Electronics, Ballistics and General Industrial business, in negotiating resolution of the Zylon investigation with the Department of Justice, and in advancing and completing significant commercial contract negotiations with major customers.

  •
  Mr. Hennemuth: successful advancement of succession planning, recruitment of individuals to fill key finance and HR positions, and the improvement of management and organizational development practices.

        Cash Incentive Bonuses.    We maintain the MICP, a shareholder-approved plan, to provide for an annual cash bonus opportunity to select key employees including the NEOs. The MICP aligns employees' incentives with our financial goals for the current year. The bonuses paid for 2008 appear in the Summary Compensation Table under the "Non-equity Incentive Plan Compensation" column. Under the plan, competitively-based bonus target amounts, expressed as a percentage of salary, are established for participants at the beginning of each year by the committee. Bonus awards paid in 2008 for the NEOs were determined exclusively based on the degree of attainment of predetermined objective financial performance measures. The MICP provides for "qualified awards," which are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, and for "non-qualified" awards that are not qualified under Section 162(m). At the end of the performance period, the committee has discretion to adjust a qualified award downward, but not upward, from the objectively determined level of attainment of the performance measure. Non-qualified awards can be adjusted upward or downward. The MICP gives the committee the authority to make appropriate adjustments in all awards to reflect the impact of unusual, non-recurring or extraordinary income or expense not reflected in the performance measures at the time they are set. The following describes the setting of awards for 2008:

        Bonus Targets.    Bonus targets for 2007 and 2008 were as follows, based on a percentage of salary:

Name	Target MICP bonus opportunity for 2007 expressed as a percentage of salary	Target MICP bonus opportunity for 2008 expressed as a percentage of salary
David E. Berges	100%	100%
William Hunt	60%	75%
Wayne C. Pensky	55%	65%
Ira J. Krakower	55%	65%
Robert G. Hennemuth	50%	55%

  Analysis

        Mr. Berges' employment contract provides him with an annual target bonus opportunity of at least 100% of his salary, with a maximum opportunity equal to 200% of salary. In approving these percentages for our CEO, the committee concluded that these award opportunities were competitive with the CEO's peers in the comparator group. For each of the other NEOs, the committee considered competitive data in relation to the comparator group, the accomplishments of each NEO in 2007, internal equity among the NEOs based on the CEO's assessment of performance and the importance of each NEO's position to our strategic goals, and tenure in position. The FWC data indicated that target cash awards for the other NEOs were below competitive norms, and this was an important factor in the committee's decision to increase target MICP percentages from 2007 to 2008.

        Company Performance Measure.    In January, 2008 the committee established company performance measures for all participants in the MICP including our NEOs (there were 159 participants overall). The measures were adjusted EBIT (weighted 75%) and adjusted net income (weighted 25%) in a change from adjusted EBITDA which had been the sole performance measure in prior years. Although the maximum payout based on each performance measure was 250% of the weighted target award for that performance measure, the range of each NEO's total award could range from zero to a maximum of 200% of the total target amount.

        "Adjusted EBIT" means operating income plus the sum of income taxes, interest expense, gains or losses on the sale of interests in joint ventures, other non-operating expenses (income), business consolidation and restructuring expense and other non-operating expenses (income).

        "Adjusted net income" means income from continuing operations plus the after tax impact of gains or losses on the sale of interests in joint ventures, other non-operating expenses (income) and other expenses (income).

        The following chart indicates the portion of an award, as a percentage of target award, at attained levels of adjusted EBIT. Nothing is paid based on adjusted EBIT if the level attained is below the threshold amount of $132.4 million.

2008 MICP Payout Schedule—Portion Based on Adjusted EBIT

        The following chart indicates the portion of an award, as a percentage of target award, at attained levels of adjusted net income. Nothing is paid based on adjusted net income if the level attained is below the threshold amount of $73.4 million.

2008 MICP Payout Schedule—Portion Based on Adjusted Net Income

  Analysis

        The committee adopted adjusted EBIT and adjusted net income as the 2008 performance measures, as opposed to adjusted EBITDA, as well as the relative weightings, because it believed this shift reflected the progress made by the company toward a more normalized financial condition. This normalized financial condition is reflected by our reduced leverage and increased operating earnings, as well as a less volatile tax rate. In addition, these measures could be derived from the company's audited consolidated financial statements.

        In setting the objective performance target we considered the company's target performance under the 2008 business plan reviewed by the board and the scaling of potential awards at different achievement levels of adjusted EBIT and adjusted net income. For achieving adjusted EBIT and adjusted net income over target, we believe it is appropriate to leverage the awards to recognize superior performance. The adjusted EBIT and adjusted net income performance targets for 2008 required significant year-over-year growth in our business and we determined that performance exceeding target was not easy to achieve. For example, a 22.8% growth in adjusted EBIT from $134.8 million in 2007 was required in order to achieve the target 2008 adjusted EBIT of $165.5 million, and a 47.3% increase from 2007 adjusted EBIT was required for a maximum award at 2008 adjusted EBIT of $198.6 million. A 31.9% growth in adjusted net income from $69.5 million in 2007 was required in order to achieve the target 2008 adjusted net income of $91.7 million, and a 58.3% increase from 2007 adjusted net income was required for a maximum award at 2008 adjusted net income of $110.0 million. These adjusted EBIT and adjusted net income amounts exclude the results of the discontinued operations sold in 2007.

        Individual Performance.    As discussed under "Assessment of Individual Performance" on page 18, in 2008 the committee decided that, like the CEO, each other NEO's MICP bonus opportunity should be based exclusively on objective financial performance measures.

  Analysis

        The decision was based on: (1) the belief that the NEOs' performance significantly impacts the company's financial performance, and therefore their MICP awards should be based upon such results; (2) ensuring the tax deductibility of NEO awards under Section 162(m) of the Internal Revenue Code, and (3) the belief that eliminating the individual component from the MICP calculation did not materially impact the CEO's or the committee's ability to negatively adjust an award or to determine compensation in a subsequent year based on an NEO's degree of achievement of individual objectives.

        Cash bonuses awarded for 2008.    Using the MICP chart described above, in January 2009 the committee certified the degree of attainment of the financial measures after performing appropriate due diligence. Our adjusted EBIT for 2008 was $145.0 million, which resulted in an award payout of 69% of target based on adjusted EBIT. Our adjusted net income for 2008 was $105.9 million, which resulted in a 177.6% of target award payout based on adjusted net income. This resulted in a combined payout of 96.2% of target MICP award for each NEO.

  Analysis

        Once the combined 96.2% of target award was objectively determined, the committee considered whether to use negative discretion to reduce any award. The committee assessed the individual performance of each NEO and decided not to exercise negative discretion.

        Equity Incentives.    We make annual awards of equity incentives to participants in the ISP. In 2008 there were 163 participants who received grants under the ISP. On occasion we make individual awards when special recognition is warranted. In 2008 we used three forms of equity incentives granted to the NEOs under the ISP: non-qualified stock options ("NQOs"), Restricted Stock Units ("RSUs") and PSAs. In its meeting in January 2008, the committee approved the dollar value of each NEO's equity award for 2008 and approved the type of awards to be granted, NQOs, RSUs and PSAs, each representing one-third of the total award value. On January 28, 2008, the grant date for 2008 awards as determined by our equity award policy (which is described below on page 25), the dollar values were converted into a number of NQOs, RSUs and PSAs based on the valuation methodology used by us to determine the fair value accounting expense of the awards under FAS 123(R). The RSUs and PSAs were valued, for each share they represented, at the closing price of our common stock on the NYSE on January 28, 2008 ($21.11). The NQOs were valued at $9.97 for each share based on a Black-Scholes value determined as 47.2% of the closing price.

        The value of each NEO's equity award, expressed as a percentage of salary in 2007 and 2008, was as follows:

Name	Total value of 2007 equity grants expressed as a percentage of salary		Total value of 2008 equity grants expressed as a percentage of salary
David E. Berges	250%		255%
William Hunt	170	%(1)	150%
Wayne C. Pensky	120%		170%
Ira J. Krakower	140%		140	%(2)
Robert G. Hennemuth	140%		130%

    (1)
    The 170% figure for Mr. Hunt for 2007 excludes the impact of a one-time award of 25,000 RSUs granted in January 2007 that cliff-vests on April 1, 2009. If one-half of the value of this award is included (one-half as opposed to the full value due to its two-year cliff-vesting nature), Mr. Hunt's percentage for 2007 would have been 220%.

    (2)
    The 140% figure for Mr. Krakower for 2008 excludes a one-time grant of 12,000 RSUs as described above on page 20. If the value of this award is included, Mr. Krakower's percentage would have been 217%.

  Analysis

        These equity incentives foster the long-term perspective necessary for continued success in our business. They also align the interests of our NEOs with shareholder value and are an important element of our goal to be competitive with peer companies. The aggregate grant date values for our equity incentives, determined as a percentage of salary, are consistent with the mid-range of the comparator group data and other industry survey data described above under "Compensation Consultant" on page 17.

        As stated earlier, in addition to the comparative data described under "Benchmarking" on page 17, the committee considers other factors in setting NEO compensation such as job responsibilities, internal equity among the NEOs, individual performance, retention risk and experience. These considerations result in modest fluctuations of award levels year to year. The significant increase in Mr. Pensky's percentage is reflective of the committee's intent to increase Mr. Pensky's compensation commensurate with his increasing tenure as CFO to bring his compensation in line with the mid-range of the comparator group.

        Each year the committee, after consulting with the compensation consultant and senior management, decides how to allocate equity award value among types of equity awards for all participants in the ISP. The committee determines this allocation after considering a variety of factors such as the practices of the comparator group, our equity plan "burn rate" and "overhang," alignment of the interests of our NEOs with those of shareholders and the desired risk/reward profile and desired emphasis of performance of our annual equity award program. The committee also considers employee perception of the value of each type of award to be significant to realizing the award's motivational and retentive value for the company. After considering these factors, the committee decided to allocate one-third of the total equity award value for NEOs to each of NQOs, RSUs and PSAs in 2008.

        Mr. Krakower received a one-time grant of 12,000 RSUs, as described above on page 20.

  Equity Award Policy

        Under our equity award policy:

  •
  The grant date for annual equity awards to employees is the third full trading day after we issue our year-end earnings release

  •
  The grant date for equity awards to directors is the date of initial election and/or re-election to the board

  •
  The grant date of any other award, such as for a new hire award or a special recognition or retention grant to an existing employee or director, is the third trading day following the first date on which financial results for a quarter are publicly disclosed following the date the award was authorized

  •
  The exercise price of a stock option shall not be less than the closing price of our common stock on the NYSE on the date of grant

  •
  Equity awards shall be valued in the same manner for compensation and accounting purposes—in accordance with FAS 123(R) as of the grant date

  •
  All awards must be in the form of a specified number of shares or the approval of an amount or percent of base pay along with a pre-defined algorithm by which the number of shares can be calculated with certainty on the grant date

  •
  Equity awards may only be authorized by the board or the compensation committee or by an equity grant committee, if specifically authorized by the board or the compensation committee

  •
  Each authorization of granting authority to the equity grant committee must state the aggregate maximum number of shares, the relevant period, the eligible recipients, and the maximum number of shares that may be granted to any single person; in addition, the compensation committee must be informed of all awards made by the equity grant committee each quarter

  •
  The committee has the discretion to authorize grants outside the policy when the circumstances warrant

        We chose to value equity grants and to set the exercise price of an NQO on the third trading day after we next release earnings following a grant authorization to allow the public market an opportunity to digest our financial results and establish the fair market value of a share of our common stock on the date of grant.

        In early 2008 the committee authorized the equity grant committee, which is composed solely of our CEO, to grant equity awards to non-executives during 2008 for new hires, retention and special recognition. This authority was granted with respect to up to 100,000 shares, but no individual award could exceed 10,000 shares.

  Stock Options

        NQOs provide for financial gain derived from the potential appreciation in stock price from the date that the NQO is granted until the date that the NQO is exercised. The exercise price for our NQO grants is set at the closing price of our common stock on the NYSE on the grant date. Our long-term performance ultimately determines the value of NQOs, as gains from NQO exercises are entirely dependent on an increase in our stock price. NQOs granted generally vest and are exercisable at the rate of one-third on each of the first three anniversaries after the grant date and expire ten years from the grant date.

        All NQOs issued to ISP participants since 2005, and NQOs issued to our NEOs prior to 2005, provided for a three-year period to exercise vested NQOs after retirement. "Retirement" for this purpose is defined as age 65, or age 55 with five or more years of service. Effective January 1, 2009, we extended this three-year period to five years for all outstanding NQOs and for all NQOs on a going forward basis.

        The income of an NEO attributed to the exercise of our NQOs is considered performance-based compensation under Section 162(m) of the Internal Revenue Code, so we are generally permitted to deduct, on an unlimited basis, the compensation expense associated with any such income.

  Analysis

        Because financial gain from NQOs is only possible after the price of our common stock has increased, we believe grants encourage NEOs and other employees to focus on behaviors and initiatives that should lead to a longer-term increase in the price of our common stock, which aligns the interests of our NEOs and employees with those of our shareholders.

        The committee determined that NQOs granted by the company should provide for a longer post-retirement exercisability period for all NQO recipients, including named executive officers. This change was implemented in order to enhance the incentive and retentive elements of NQOs by increasing the opportunity for employees approaching retirement eligibility to perceive added value from their NQOs. In determining the value of an NQO for compensation purposes the committee assumes the full ten-year term for exercisability. However, the actual value of the NQO to an employee who may become retirement eligible during the term of the NQO can be considerably less because of the shorter effective term following retirement. The company accounts for NQO expense as though all

NQOs remained exercisable for ten years. Accordingly, there is no expense incurred as a result of the change to the post-retirement exercisability period. The committee considered whether this change might negatively affect the retentive element of the company's NQOs by encouraging earlier retirement, and determined that extending the post-retirement exercisability period would more likely result in a decision to defer rather than to accelerate retirement.

  Restricted Stock Units

        RSUs represent units that generally vest and convert into shares of our common stock on a one-to-one basis at the rate of one-third on each of the first three anniversaries of the grant date or at some other schedule of vesting. Since RSUs are valued at the closing price of common stock on the date of grant, a grant of equity award value in the form of RSUs results in the issuance of fewer shares and less dilution than would result from providing the same value in the form of NQOs.

        Our annual awards of RSUs do not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, and so may not be deductible to the extent that an NEO's aggregate compensation, other than performance-based compensation, exceeds $1 million in the year in which the RSUs vest.

  Analysis

        Unlike NQOs, which have no value if the stock price does not increase from the date of grant, RSUs have value so long as the stock is not worthless. RSUs therefore have a retentive feature that should ensure that successful, high-achieving employees will remain motivated and committed to us despite temporary downturns in our performance. Because a higher stock price increases the value of RSUs, we believe that, similar to the case with NQOs, grants encourage NEOs and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which aligns the interests of our NEOs with those of our shareholders.

  Performance Share Awards

        PSAs provide an opportunity to receive shares of our common stock depending upon a measure of our performance over a multi-year period. The PSAs granted in 2007 and 2008 provided for a threshold, target and maximum number of shares that can be earned over a two-year performance period. In 2007, the maximum number of shares that could be earned was 150% of target; in 2008, it was 200% of target. The shares vest and are distributed to the grantee only if the grantee completes a third year of service, although an award is pro-rated upon certain terminations.

  Analysis

        PSAs strengthen the connection between company performance and equity grants. If we fail to achieve the threshold level of performance, the PSAs have no value, and if we achieve above-target performance, the PSAs increase in value. In addition, the service requirement helps us retain and motivate our executives and key employees including during temporary downturns in our performance.

        PSA grants encourage NEOs and other employees to focus on improved medium-term financial performance and a long-term increase in the price of our common stock. The medium-term performance determines how many shares are acquired, and our long-term performance increases the value of the shares distributed after the service period. This serves to align the interests of employees with those of our shareholders.

  2008-2009 PSAs

        In January 2008 the committee adopted RONCE as the financial measure for the 2008-2009 period. For the 2008 grant, RONCE was defined as the average return for 2008 and 2009 divided by the average capital employed as of December 31, 2007, 2008 and 2009, where:

  •
  Return generally means operating income, adjusted for non-operating gains and losses, and

  •
  Capital employed generally means shareholder equity plus net debt.

        The following chart indicates the scaling of awards for the 2008-2009 period, as a percentage of target award, at various levels of attained RONCE. In the chart, RONCE results are expressed as a percentage of target RONCE:

2008-2009 PSA
Payout Schedule

        The structure of the 2008-2009 PSAs require a threshold level of performance before any payout is earned, and includes target, stretch (150% of payout) and maximum (200% of payout) award levels.

        Under the PSAs, upon termination of employment due to death, disability or retirement, or upon termination of the employee without cause or, in the case of our NEOs, by the executive for good reason, the employee is entitled to receive a pro-rata portion, based on time employed during the performance period, of the earned award determined at the end of the performance period.

  2008-2009 PSAs—analysis

        The committee adopted RONCE as the performance measure for the 2008-2009 PSAs for two reasons. First, RONCE could be derived from the audited consolidated financial statements. Second, using RONCE would focus management in operating returns, cash flow and net assets employed, at a time when we anticipate growth in our sales and increased levels of capital expenditure to service this growth. Under these circumstances, it is important to provide an incentive for the efficient utilization of our net assets and to motivate improvement in the return that we earn on these net assets.

        Target levels were established by the committee in early 2008 based on the business plan for 2008 and the company's longer-range planning projections for 2009. The target levels chosen were challenging, yet attainable, giving consideration to

  •
  the expected increase in capital expenditures over the 2008-2009 period, and

  •
  the fact that, in the aerospace industry, there is a substantial time lag between the investment of capital and the realization of return on capital investment.

        The 2007 PSAs contained a maximum payout at 150% of target. A 200% maximum was adopted for the 2008 PSAs, but with the structure designed so that attainment of the 150% level in 2008 would require the same performance above target as required to attain the 150% level in 2007, and attainment of the 200% level in 2008 would require substantially greater performance than that required to attain the 150% level in 2007. This modification was made to encourage superior performance even after the 150% level is, or is close to being, obtained.

        As shown by the graph above, a fixed increase in RONCE between target and stretch results in a greater enhancement in payout than the enhancement that would result from the same increase between threshold and target. Similarly, a fixed increase in RONCE between stretch and maximum performance results in a greater enhancement in payout than the enhancement that would result from the same increase between target and stretch. This payout structure was adopted to reflect that once target, and then stretch, levels are obtained, it is more difficult to increase operating income as a percentage of capital employed and a greater reward is justified.

  Payout of 2007-2008 PSAs

        RONCE was also the financial measure adopted for the 2007-2008 period. The rationale for using RONCE was the same as for the 2008-2009 period. The payout structure was depicted by a straight line, meaning that a fixed increase in RONCE resulted in the same increase in the payout level regardless of where on the line the increase occurs. The threshold level of RONCE was 16%, target RONCE was 18%, and the maximum payout would be achieved at 20% RONCE. In January 2009, the compensation committee, after performing appropriate due diligence, certified attained RONCE at 19%, which resulted in a payout of 125% of target for all participants including the NEOs. After a one-year retention period, the shares will be delivered to employees in January 2010.

        Benefits and Retirement Plans.    Our employees are offered participation in a variety of retirement, health and welfare, and paid time-off benefit plans which generally are comparable to plans offered by other employers in the markets from which we recruit our workforce. These benefits ensure that we can offer competitive benefits and promote employee well-being and retention. Our NEOs may participate in these plans to the same extent as our other employees. These plans may be tax-qualified or otherwise subject to tax and regulatory regimes of the jurisdiction in which employees are located. These legal requirements may limit benefits payable under the plan or impose adverse consequences if benefits are paid based on compensation above certain levels. We offer to supplement these benefits where these and other considerations are important to maintaining competitive benefits. Our NEOs receive the following supplemental benefits:

  •
  Our US-based NEOs are eligible to participate in the nonqualified deferred compensation plan described on page 51 under "Nonqualified Deferred Compensation in Fiscal Year 2008"

  •
  We have entered into the following supplemental retirement agreements with our NEOs, which are described on page 46 under "Pension Benefits in Fiscal 2008":

  •
  supplemental executive retirement agreements ("SERPs") with Messrs. Berges and Krakower

    •
    executive deferred compensation arrangements ("EDCAs") with Messrs. Pensky and Hennemuth

    •
    a supplemental pension arrangement with Mr. Hunt

  •
  We provide a death benefit for each of our US-based NEOs while employed by us equal to two times the sum of (i) the NEO's salary on the date of death and (ii) the average of the annual cash incentive bonuses paid to the NEO in the two years prior to death. This benefit is in the form of insurance paid by us up to a maximum insured amount of $1,500,000 for Mr. Berges and $750,000 each for Messrs. Pensky, Krakower and Hennemuth. With respect to Messrs. Pensky, Krakower and Hennemuth, to the extent the death benefit exceeds the maximum insured amount we will make a payment to the estate of the NEO for the excess amount. Mr. Berges' death benefit is capped at $1,500,000.

  •
  We provide Mr. Hunt with additional life insurance while employed by us that provides for a death benefit equal to $1,484,144, and additional private health insurance and disability/personal accident and illness insurance

Our cost of providing the supplemental death and insurance benefits to our NEOs are reflected in the "All Other Compensation" column of the Summary Compensation Table on page 38 and are described in more detail in footnote (7) to that table with respect to our US based NEOs, and footnote (10) to that table with respect to Mr. Hunt.

        Our qualified 401(k) Plan allows substantially all US employees to contribute up to 20% percent of their cash compensation (salary and bonus under the MICP). There is an aggregate limit on total annual contributions (whether by the employee or the company) imposed by the Internal Revenue Code (the limit was $46,000 for 2008). The Internal Revenue Code further limits the amount that may be contributed on a pre-tax basis; that amount was $15,500 for 2008 ($20,500 for persons age 50 or older). The plan further provides:

  •
  that employee contributions and earnings thereon are 100% vested at all times.

  •
  for a 50 percent match on employee contributions, up a maximum of 6% of total cash compensation.

  •
  for a discretionary profit sharing contribution into the plan annually

  •
  for a fixed contribution of an additional 2% of each employee's cash compensation each year, or 4% for employees who were 45 years of age on or before December 31, 2000 and employed by us as of such date

  •
  for all matching, discretionary and fixed contributions and earnings to vest at the rate of 20% for each year of service with us—meaning that all contributions are fully vested after five years

  •
  for an array of investment options as selected by plan fiduciaries from time to time

  •
  for distributions to be made in a lump sum or in a series of monthly, quarterly or annual installments after termination of service

  •
  for loans and in-service distributions under certain circumstances, such as a hardship, attainment of age 59 1/2 or a disability

One of the investment options in the 401(k) plan is a Hexcel stock fund. Senior executives, including all the NEOs, are not permitted to invest in this fund. Other employees may only invest company contributions, and not their own contributions and earnings, in the Hexcel stock fund. Senior executives, including all NEOs, are also prohibited from taking loans.

        Mr. Hunt, as a UK-based executive, participates in the Hexcel Composites Limited Pension Scheme, a tax qualified defined benefit plan available to all of our UK employees. We have also entered into a supplemental pension arrangement with Mr. Hunt. Upon reaching age 65 in January 2008, Mr. Hunt starting receiving benefits under the Pension Scheme and supplemental pension arrangement. The Pension Scheme and supplemental arrangement are described on pages 47– 48.

  Amendments to SERP Agreements

        On December 31, 2008, we amended the SERPs between us and each of Messrs. Berges and Krakower. The vast majority of the changes were to comply with Section 409A of the Internal Revenue Code, as described on page 34. We also:

  •
  changed the default form of payment on normal or early retirement under the SERPs from an annuity to an actuarially equivalent lump sum (previously the lump sum was an elective form of payment)

  •
  provided for a pre-retirement survivor benefit equal to the lump-sum equivalent of a 50% survivor annuity had the executive retired immediately prior to his death. The executive also has the option to elect a 75% or 100% survivor annuity or a survivor benefit equal to the lump sum the executive would have received had he retired immediately prior to his death. However, if the executive elects any of these alternative forms of pre-retirement survivor benefit, the additional actuarial cost (above the cost of providing the benefit based on a 50% survivor annuity) reduces the amount of the executive's retirement benefit (and hence the survivor's benefit as well). Prior to this amendment, the executive was required to pay the full cost of providing any pre-retirement survivor benefit.

  Amendments to SERP Agreements—Analysis

        In approving the modification providing for a pre-retirement survivor benefit funded by the company, the committee was guided by its compensation consultant and took into consideration that:

  •
  this type of feature is a required feature of tax-qualified pension plans and SERPs commonly track it

  •
  there would be no accounting charge associated with this modification

Perquisites

        Mr. Berges does not participate in our perquisites program and does not receive a perquisites allowance. For each of Messrs. Pensky, Krakower and Hennemuth, our perquisites program provides for an annual car allowance of $12,000, and an additional annual allowance of $10,600 (for Messrs. Pensky and Krakower), and $5,600 (for Mr. Hennemuth). The additional allowance may be used for:

  •
  reimbursement of club membership dues

  •
  expenses incurred for financial counseling and tax preparation

  •
  premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executives

  •
  reimbursement to the NEO for taxes due on the income recognized by the NEO as a result of receiving these reimbursements (but only to the extent of any remaining balance)

        As a non-US based executive, Mr. Hunt does not participate in the same perquisites program as our US executives. Mr. Hunt is entitled to the following perquisites:

  •
  An annual allowance of $22,262 for reimbursement of housing expenses for housing in Duxford, England, where Hexcel Composites Limited's offices are located, and for travel expenses between Duxford and Mr. Hunt's residence in Cheshire, England. This arrangement existed between Mr. Hunt and his former employer, Ciba-Geigy Ltd, and was continued by us when we purchased Ciba-Geigy's composites business in 1996 and Mr. Hunt became employed by us. A portion of the allowance is intended to be used to cover tax liabilities related to the income realized by Mr. Hunt as a result of receiving this reimbursement.

  •
  A company car and related expenses

  •
  Club dues for one club

        Our cost of providing these perquisites to our NEOs is reflected in the "All Other Compensation" column of the Summary Compensation Table on page 38. The cost is described in more detail in footnote (7) to that table with respect to our US-based NEOs, and footnote (10) to that table with respect to Mr. Hunt.

  Analysis

        These perquisites are not part of an executive's base compensation, and therefore are not a factor in calculating pay increases, bonus payouts, equity awards, retirement benefits or any other program tied to base compensation. We believe that the perquisites we offer to our NEOs are reasonable in amount. The committee's compensation consultant reviews our perquisites program annually.

Stock Ownership Guidelines

        Under the company's stock ownership guidelines:

  •
  the target for compliance is stated in dollar amounts

  •
  the executive or director is required to reach the target dollar value through ownership of shares of unrestricted common stock and to retain those shares until termination of service; vested restricted stock units count as shares owned

  •
  the target dollar value is as follows:

CEO	5x Salary
Executive Officers other than CEO	2x Salary
Directors	3x Annual Retainer Fee
  •
  until the target dollar value is reached, an executive must retain 50%, and a director must retain 100%, of all "net" shares received under any company equity compensation program

  •
  "net" shares means all shares remaining after the sale by the executive or director, or the withholding by us of shares to pay the exercise price (in the case of options) and any taxes due in respect of the shares received

  •
  testing for compliance is done when a director or executive joins the company, and on the last day of each fiscal quarter

  •
  once the executive or director holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

        In early 2009, the guidelines were revised so that shares or vested restricted stock units held by a parent, child or grandchild of the executive or director, or by a trust or other entity established for any such family members, would count toward reaching the guideline dollar value so long as the executive or director retained the power to dispose of the shares. The committee approved this change because it believed that the purpose of aligning the interests of directors and executives with those of stockholders through stock ownership is still served when shares are held by immediate family members or trusts or other entities for their benefit. Making this change also removed the disincentive that previously existed in the stock ownership guidelines to transfer shares to family trusts in order to facilitate estate planning.

        Under these guidelines, Messrs. Berges, Hunt and Krakower, all of whom held shares with a value greater than the target dollar value on a prior testing date and continue to hold at least that number of shares, are in compliance with the policy. Messrs. Pensky and Hennemuth, both of whom became an executive officer in the last three years, have not yet acquired shares with the requisite target value. Messrs. Beckman, Campbell, Hurley and Pugh, and Ms. Brubaker and Ms. Derickson, are in compliance with the policy; our remaining three non-employee directors, each of whom joined our board in the last three years, have not yet acquired shares with the requisite target value. Our NEOs and directors who do not hold shares with the requisite target value are restricted from selling 50% (in the case of our NEOs) and 100% (in the case of our directors) of the "net" shares received from their equity grants. We monitor compliance with the guidelines by all NEOs and directors at least annually.

        Employees and directors are not permitted to "sell short" Hexcel stock or to otherwise hedge their economic exposure to the Hexcel stock they own.

Potential Impact on Compensation from Executive Misconduct

        If we were to determine that an executive officer has engaged in fraudulent or intentional misconduct, we would take action to remedy the misconduct, prevent its recurrence, impose appropriate discipline on the individual who engaged in the misconduct and report the misconduct to the audit committee. Discipline would vary depending on the facts and circumstances, and may include:

  •
  termination of employment

  •
  initiating an action for breach of fiduciary duty

  •
  if the misconduct resulted in inaccurate reporting of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded that is greater than would have been paid or awarded if calculated based on the accurate reporting of our financial results

These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

The Impact of Tax Regulations on our Executive Compensation

        Deductibility of Compensation—Section 162(m).    Under Section 162(m) of the Internal Revenue Code there is a $1.0 million annual limit on the deductibility of nonperformance-based compensation paid to certain NEOs. Section 162(m) contains a number of requirements for qualifying an award for deductibility, including the adoption of a plan containing performance criteria approved by stockholders, the authorizing of awards by a committee consisting solely of "outside directors," the certification of performance results and other requirements. We consider deductibility as one factor along with others that are relevant in setting compensation. The ISP is a qualified plan, and NQOs and PSAs issued under the ISP generally qualify for deductibility. As noted on page 27, we also grant RSUs without any performance requirement as one of the mechanisms we employ to foster retention of key employees. The MICP is a qualified performance-based plan, and provides for performance-based qualified awards and non-qualified awards. Under Internal Revenue rulings, if the terms of performance-based compensation would, under certain circumstances, allow payment to be made without regard to whether performance goals are met, the compensation would not qualify as performance-based under Section 162(m) even if performance goals were met. Generally our performance-based compensation is payable only if performance is attained; however we do provide for certain payments upon a change of control irrespective of whether performance goals are attained, and those payments would be disqualified under Section 162(m).

        We were able to deduct all expense associated with the compensation paid to our US-based NEOs in 2008 except for $583,000 out of $2,496,000 total expense associated with compensation to Mr. Berges, primarily because Mr. Berges' salary and the market value of shares received from RSUs that converted in 2008 exceeded $1.0 million.

        Deferred Compensation Rules—Section 409A.    Section 409A of the Internal Revenue Code generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Section 409A limits the timing of deferral elections, the range of permissible payment events, and the ability to accelerate payments under nonqualified deferred compensation plans, and imposes certain additional taxes and penalties on participants if the plan fails to comply. Deferred compensation plans and arrangements were required to be in full compliance with 409A by December 31, 2008. We had revised some of our deferred compensation arrangements to be in compliance with 409A in 2007, and we completed the remaining necessary amendments to the following agreements and plans at the end of 2008:

  •
  Employment Agreement with Mr. Berges

  •
  SERPs with Mr. Berges and Mr. Krakower

  •
  Severance Agreements with Mr. Krakower, Mr. Pensky and Mr. Hennemuth

  •
  RSU Agreements and PSA Agreements with various directors and employees, including the NEOs

        The compensation plans in which one or more of our NEOs participate that were amended and restated are:

  •
  Hexcel Corporation 2003 Incentive Stock Plan

  •
  Hexcel Corporation Management Incentive Compensation Plan

  •
  Hexcel Corporation Nonqualified Deferred Compensation Plan

  •
  Hexcel Corporation Management Stock Purchase Plan

        The significant changes made to the above agreements and plans to comply with 409A include the following:

  •
  Amending the definition of "change in control" where compensation is payable to employees upon the occurrence of events constituting a change in ownership or voting control

  •
  Amending the definition of "good reason" where compensation is payable to an employee who terminates employment as a result of a "material negative change" to the employee's relationship with the company

  •
  Adding a variety of restrictions and limitations relating to

  –
  the timing of payments under the agreements and plans, including the addition of a mandatory six-month payment delay for certain "specified employees" in the event of the employee's termination of employment, and

  –
  the timing for making deferral elections under the agreements and plans as well as elections as to the form and timing of payments

  •
  Adding default timing and form of payment to the plans and agreements where appropriate. In addition, we changed the default form of payment on normal or early retirement under the SERPs from an annuity to an actuarially equivalent lump sum which previously had be an elective form of payment.

Severance and Change in Control Arrangements

        As described on pages 52-58 of this proxy statement, we provide certain payments, benefits, or enhancements to our NEOs as a result of certain terminations of employment or a change in control. In addition, as described on pages 53-54, we accelerate vesting of many of our equity grants upon certain terminations and upon a change of control. We also provide a modified gross-up for excise taxes incurred by our US-based NEOs on "excess parachute payments" under 280G of the Internal Revenue Code.

  Analysis

        These severance and change of control benefits enhance our ability to attract and retain executives as we compete for talented individuals in a competitive marketplace.

        In approving arrangements that provide for payments and enhancements upon termination by us without cause or by the NEO for good reason, other than in connection with a change of control, the committee considered the following:

  •
  affording a level of these benefits that are reasonable and competitive

  •
  we provide for the opportunity to sunset enhanced severance benefits for new NEOs by giving the company the right to not renew such benefits after an initial term

  •
  the likelihood that it will take more time for an executive-level employee to find comparable new employment

        In adopting a "single-trigger" for vesting equity awards—which means the equity awards vest upon a change in control regardless of whether the NEO's employment is terminated—the committee considered the following:

  •
  a single trigger on equity vesting can be an especially powerful retention device for senior executives during change in control discussions, as equity represents a significant portion of total compensation

  •
  the desire to provide NEOs with the same opportunity as shareholders would have to realize value at the time of a change in control, consistent with the intended alignment of NEO's interests to those of shareholders

  •
  the company may no longer exist after a change in control, or performance measures may become misaligned with strategies formulated by new management or a new board

        With respect to approving the enhanced benefits for our NEOs under their SERP and severance agreements following a termination in connection with a change of control, the committee determined that it is important to motivate executives to consider corporate transactions that are in the best interests of the company and its shareholders without undue concern over the impact of the transaction on the NEO's personal situation.

        With respect to the modified gross-up for excise taxes incurred on "excess parachute payments," we were specifically guided in providing this modified benefit by our compensation consultant in 2004 and believe that it serves to support the general principle of preserving the benefits intended to be delivered to the NEO and removing personal interests from decisions that enhance stockholder value. The effects of Section 280G are unpredictable and can have widely divergent and unexpected effects based on an NEO's personal compensation history (such as whether or not options have been exercised in prior years). As indicated in footnote (5) to the table on page 57, if a change in control occurred on December 31, 2008 none of our NEOs would have received any gross-up payment.

        As described on pages 52-53, Mr. Berges' employment agreement and the severance agreements with each of Messrs. Pensky, Krakower and Hennemuth include post-termination obligations on these executives, principally an obligation to not compete over a period whose duration is tied to the amount of severance payments received.

Compensation Committee Interlocks and Insider Participation

        The following directors were members of the compensation committee during 2008: Joel S. Beckman, Lynn Brubaker, Sandra L. Derickson and David L. Pugh.

Equity Compensation Plan Information

        The following information is provided as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,789,928	(2)	$11.55	(3)	2,504,801	(4)
Equity compensation plans not approved by security holders(5)	678,047		$10.50		0

Total	4,467,975		$11.34	(3)	2,504,801	(4)

(1)
All numbers in these columns refer to shares of Hexcel common stock.

(2)
Includes 486,326 shares of common stock issuable upon the vesting and conversion of restricted stock units, and 592,915 shares of common stock issuable as a result of outstanding PSAs. With respect to PSAs for the 2007-2008 performance period, reflects shares to be issued at 125% of the target number of shares in early 2010, based on the level of attainment of RONCE (the applicable performance measure) during the 2007-2008 period. With respect to the 2008-2009 period, assumes that we will attain the maximum level of RONCE under the PSAs for the 2008-2009 performance period, which would result in the PSAs converting into the maximum number of RSUs in early 2010. This is an assumption required by SEC rules.

(3)
Excludes the restricted stock units referred to in note 2 above.

(4)
Includes (i) 2,352,949 shares of common stock available for future issuance under the Hexcel Corporation 2003 Incentive Stock Plan, which shares of common stock could be issued in connection with awards other than options, warrants or rights, and (ii) 151,852 shares reserved for issuance under the Management Stock Purchase Plan.

(5)
The only equity compensation arrangements in which equity securities were authorized that have not been approved by stockholders are two option agreements with Mr. Berges entered into in connection with his employment agreement, as described under the heading "Employment Agreement with Mr. Berges" on page 43.

 COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our 2009 proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2008. This report is provided by the following independent directors who comprise the committee:

        David L. Pugh (Chair)

        Joel Beckman

        Lynn Brubaker

        Sandra L. Derickson

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation paid to, or accrued by us for

  •
  our Chief Executive Officer

  •
  our Chief Financial Officer

  •
  our next three most highly compensated executive officers who were employed by us on December 31, 2008

We refer to these individuals as the named executive officers, or NEOs.

Name and Principal Position	Year	Salary ($)	Bonus		Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)		Total ($)
David E. Berges;	2008	875,000			1,267,137	909,551	841,313		543,434	(6)	94,499	(7)	4,530,934
Chairman and CEO	2007	837,000			1,221,197	1,527,605	913,167		2,278,909	(6)	78,414		6,856,292
	2006	837,000			876,459	1,644,919	700,000		819,644	(6)	103,495		4,981,517
William Hunt;	2008	447,182			491,221	243,463	322,474		5,989	(9)	113,463	(10)	1,623,792
President(8)	2007	466,206			738,336	462,130	305,179		96,881	(9)	121,328		2,190,060
	2006	390,189			268,388	403,387	206,441		163,007	(9)	103,828		1,535,240
Wayne C. Pensky;	2008	351,000			234,855	117,364	219,366		57,460	(14)	79,829	(7)	1,059,874
SVP and CFO(11)	2007	289,320	$100,000	(12)	197,006	64,609	195,016	(13)	100,670	(14)	254,878		1,201,499
Ira J. Krakower;	2008	329,680			517,003	154,769	206,042		0	(15)	71,774	(7)	1,279,268
SVP; General Counsel;	2007	317,029			164,733	277,832	190,234		600,234	(15)	58,749		1,608,811
Secretary	2006	306,013			179,725	305,050	126,567		35,356	(15)	74,363		1,027,074
Robert G. Hennemuth;	2008	310,500			249,701	156,640	164,200		64,409	(16)	68,397	(7)	1,013,847
SVP—Human Resources	2007	300,000			186,959	109,277	163,646		48,500	(16)	356,905		1,165,287

(1)
Reflects the expense recognized in accordance with FAS 123(R) in the financial statements of the company for the year indicated with respect to all outstanding RSUs and PSAs held by the NEO during such year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. As Messrs. Berges, Hunt and Krakower already meet the criteria for continued vesting after retirement under the terms of our RSUs, under FAS 123(R) the fair value of their RSUs is fully expensed in the year of grant. Under the PSAs, a retirement-eligible employee who retires during the two-year performance period receives a pro rata award of RSUs based on the portion of the performance period for which he was employed and the extent to which the performance target is attained; retirement during the one-year service period results in conversion of the RSUs into shares of common stock.

When PSAs are first granted, we recognize expense assuming that the target level of performance will be achieved. During the performance period, if the assumed level of performance increases, we recognize additional expense, and if the assumed level of performance decreases, we reverse expense that we previously recognized. The amounts in the "Stock Awards" column for each year reflect the total expense recognized in such year for RSUs and PSAs, and therefore these amounts reflect the reversal of expense previously recognized with respect to PSAs granted in a prior year if the assumed level of performance for such PSAs has decreased.

For additional information regarding the assumptions made in calculating these amounts, see Note 12, "Stock-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2008, and Note 13, "Share-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the NEO. Under FAS 123(R), performance conditions do not reduce the grant date fair value of PSAs, but changes in operating performance may result in adjustments to recognized expense in subsequent reporting periods.

(2)
The expense recognized in accordance with FAS 123(R) in the financial statements for the year ended December 31, 2008 for equity awards granted to each NEO in 2008 is set forth in the chart below. All of these grants were made on January 28, 2008 and are reflected in the "Grants of Plan-Based Awards in 2008" table below. Messrs. Berges, Hunt and

  Krakower meet the criteria for continued vesting after retirement under the terms of our NQOs and RSUs, and therefore under FAS 123(R) the fair value of their NQOs and RSUs is fully expensed in the year of grant. This principle regarding fully expensing the fair value on the date of grant does not apply to the PSAs, as described above in footnote (1).

	NQOs ($)	RSUs ($)	PSAs ($)
David E. Berges	743,752	743,748	209,345
William Hunt	242,251	242,258	68,189
Wayne C. Pensky	72,367	72,366	37,340
Ira J. Krakower	153,867	407,191	43,311
Robert G. Hennemuth	41,493	41,496	25,261
(3)
Reflects the expense recognized in accordance with FAS 123(R) in the financial statements of the company for the year indicated with respect to all outstanding NQOs held by the NEO during such year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. As Messrs. Berges, Hunt and Krakower already meet the criteria for continued vesting after retirement under the terms of our NQOs, under FAS 123(R) the fair value of their NQOs is fully expensed in the year of grant. For information regarding the assumptions made in calculating these amounts, see Note 12, "Stock-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2008, and Note 13, "Share-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the NEO.

(4)
Reflects amounts earned under the MICP with respect to 2008, 2007 and 2006. Such amounts were paid in 2009, 2008 and 2007, respectively.

(5)
Represents the change in pension value for the year indicated for each NEO. The amounts in this column were calculated assuming retirement at age 65 for all NEOs except Mr. Krakower and Mr. Hunt, which is the normal retirement age under the relevant pension plans and arrangements. Since Mr. Krakower and Mr. Hunt are over age 65, current age was used as the assumed retirement age for each of them. The interest rate and mortality assumptions used are consistent with those used in the preparation of Hexcel's financial statements. See Note 8, "Retirement and Other Postretirement Benefit Plans" to the consolidated financial statements, and the discussion under the heading "Retirement and Other Postretirement Benefit Plans" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2008, for a description of these interest rate and mortality assumptions.

  Substantially all of the increase in pension value for the US NEOs from 2006 to 2007 was due to two factors. First, in December 2007, in light of the limited transitional period to make elections as to forms of payment under Section 409A of the Internal Revenue Code, the US NEOs elected to receive their benefits under the SERPs and EDCAs in the form of a lump sum. The lump sum is based in part on the use of the interest rate in the applicable plan document. Second, the increase in pension value reflected an additional year of service and, in the case of the SERPs, higher average compensation, and in the case of the EDCAs, additional earned compensation.

  The increase in pension value from 2007 to 2008 for Messrs. Berges and Pensky was much less than the increase from 2006 to 2007, and in the case of Mr. Krakower the value decreased. This is primarily because the interest rate used to compute the pension value as of December 31, 2008 was much higher than the December 31, 2007 interest rate. The plan documents specify that the lump sum interest rate to be used is 120% of the PBGC interest rate for the month in which benefits commence.

(6)
For each year, represents the difference between the actuarial present value of Mr. Berges' accumulated benefit under his SERP as of December 31 of the current year and December 31 of the prior year. See footnote (5) for an explanation of the changes in value from year to year.

(7)
The amounts in the "All Other Compensation Column" for 2008 for all NEOs except Mr. Hunt include the following:

Name	Hexcel Contributions to 401(K) Retirement Savings Plan	Hexcel Contributions to Nonqualified Deferred Compensation Plan	Cash in Lieu of 401(K) Contributions on Earnings Exceeding ERISA Limits	Premiums for Life Insurance in excess of $50,000	Premiums for Long-Term Disability Insurance	Perquisites Allowance(a)	Relocation Expenses(b)
David E. Berges	$18,475	—	$71,803	$3,741	$480	—	—
Wayne C. Pensky	$23,075	$30,712	—	$1,806	$480	$22,600	$1,156
Ira J. Krakower	$23,075	—	$23,813	$1,806	$480	$22,600	—
Robert G. Hennemuth	$18,475	$16,767	—	$1,806	$480	$17,600	$13,269

(a)
The perquisites allowance consists of a car allowance of $12,000 and an additional amount of $10,600 (in the case of Messrs. Pensky and Krakower) and $5,600 (in the case of Mr. Hennemuth). The additional amount may be used for reimbursement of club membership dues, expenses incurred for financial counseling and tax planning and preparation, premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executives and, to the extent of any remaining balance, to reimburse the NEO for taxes due on the reimbursements ("tax gross-up"). The additional amount was used by the NEOs for the following benefits: Mr. Pensky—supplemental life insurance; Mr. Krakower—tax planning, tax preparation, financial planning and $2,200 in tax gross up; and Mr. Hennemuth—supplemental life insurance and $1,230 in tax gross up. While the compensation committee always has the discretion to authorize additional perquisites for an NEO, our perquisites allowance has remained unchanged since 2000, except that all perquisites were eliminated for Mr. Berges in 2006.

(b)
With respect to Mr. Pensky, consists of expenses incurred in connection with Mr. Pensky's relocation from the San Francisco area to Stamford, Connecticut in the amount of $792, and a tax gross-up of $363 with respect to such amount. With respect to Mr. Hennemuth, consists of expenses incurred in connection with Mr. Hennemuth's relocation from Florida to Stamford, Connecticut in the amount of $8,273, and a tax gross-up of $4,996 with respect to such amount. Messrs. Pensky and Hennemuth completed their relocation to the Stamford, Connecticut area prior to 2008; these were the last of the expenses related to the relocations, and were not paid until 2008.

(8)
For Mr. Hunt, certain amounts included in the table and in the footnotes, including the amounts in the "Salary" columns, are paid in the local currency, pounds sterling, and converted to dollars. The rates used are, for 2008, £1 = $1.85518, for 2007, £1 = $2.00181, and for 2006, £1 = $1.84295. These rates are the average of the average ask prices for each day in the applicable year. Mr. Hunt's salary in pounds sterling was in £241,045 in 2008, £232,892 in 2007 and £211,720 in 2006, each of which includes a guaranteed 4% Christmas Bonus received by all Hexcel UK employees.

  On February 23, 2009, we announced that, effective immediately, Mr. Doron D. Grosman became our President, and that Mr. Hunt would remain with Hexcel in an advisory role until his retirement on April 1, 2009.

(9)
For 2008, represents the difference between the actuarial present value of Mr. Hunt's accumulated benefit in connection with the retirement payment due to Mr. Hunt as of December 31, 2008 and December 31, 2007. The actuarial present value of Mr. Hunt's accumulated benefit under each of the Hexcel Composites Limited Pension Scheme and the supplemental pension arrangement between Hexcel and Mr. Hunt decreased from December 31, 2007 to December 31, 2008 (by an amount of $1,281,968 and $212,677, respectively), and therefore such amounts are not reflected in the table, as required by SEC rules. The main reason for these reductions in value is that Mr. Hunt began drawing his benefits under these plans, as described on pages 47-48.

  For 2007, represents the sum of (a) the difference between the actuarial present value of Mr. Hunt's supplemental pension arrangement as of December 31, 2007 and December 31, 2006 ($84,182), and (b) the difference between the actuarial present value of Mr. Hunt's accumulated benefit in connection with the retirement payment due to Mr. Hunt as of December 31, 2007 and December 31, 2006 ($12,699). The actuarial present value of Mr. Hunt's accumulated benefit under the Hexcel Composites Limited Pension Scheme decreased from December 31, 2006 to December 31, 2007 (by an amount of $7,285), and therefore is not reflected in the table, as required by SEC rules. For 2006, represents the sum of (a) the difference between the actuarial present value of Mr. Hunt's accumulated benefit under the Hexcel Composites Limited Pension Scheme as of December 31, 2006 and December 31, 2005 ($156,632), and (b) the difference between the actuarial present value of Mr. Hunt's accumulated benefit in connection with the retirement payment due to Mr. Hunt as of December 31, 2006 and December 31, 2005 ($6,375). The actuarial present value of Mr. Hunt's accumulated benefit under the supplemental pension arrangement between Hexcel and Mr. Hunt decreased from December 31, 2005 to December 31, 2006 (by an amount of $190,148), and therefore is not reflected in the table, as required by SEC rules.

(10)
As a non-US based executive, Mr. Hunt does not participate in the same plans as the other NEOs. For Mr. Hunt, the amounts in the "All Other Compensation" column consist of a life insurance premium of $25,816, a private health insurance premium of $800, a disability/personal accident and illness insurance premium of $38,861, an annual allowance in the amount of $13,135 for reimbursement of housing and travel expenses (Mr. Hunt commutes each week from his hometown of Cheshire, England to Hexcel's offices in Duxford, England), an amount of $9,127 for the tax liability he incurs as a result of the housing and travel expense allowance, the annual cost of a car and related incidental expenses equal to $22,376, use of a pool car while Mr. Hunt is at the Duxford facility valued at $1,855, and club dues in the amount of $1,493.

(11)
Mr. Pensky was promoted to Senior Vice President and Chief Financial Officer effective April 27, 2007. Effective on such date, Mr. Pensky's salary was $325,000.

(12)
It was a condition to Mr. Pensky's promotion to Senior Vice President and Chief Financial Officer that he relocate from the San Francisco area to the Stamford, Connecticut area. Upon his promotion, Mr. Pensky received a promotional bonus of $100,000, which was payable upon the closing of the purchase of his home in the Stamford, Connecticut area.

(13)
Mr. Pensky elected to defer $68,256 of this amount to purchase RSUs under the Management Stock Purchase Plan (MSPP). Mr. Pensky purchased 4,259 RSUs at a price of $16.0256 per RSU on January 22, 2008. Under the MSPP, certain senior executives were given the opportunity to apply a portion of their annual cash bonus to purchase RSUs at a price of 80% of the average of the closing price of Hexcel common stock for the five trading days preceding the date of grant. The RSUs vest at the rate of one-third per year for three years, and convert to shares of Hexcel common stock on a one-to-one basis on the third anniversary of the grant date. The difference between the price paid by Mr. Pensky for the RSUs and the fair market value of the RSUs on the date of grant was $12,029, and is reflected in the "All Other Compensation Column." For this purpose, the fair market value of an RSU on the grant date is deemed to be equal to the closing price of a share of Hexcel common stock on the grant date, which was $18.85. This plan was discontinued with respect to annual cash bonuses for years after 2007.

(14)
For 2008, represents the difference between the actuarial present value of Mr. Pensky's accumulated benefit under his EDCA as of December 31, 2008 and December 31, 2007. For 2007, represents the sum of (a) the difference between the actuarial present value of Mr. Pensky's accumulated benefit under his EDCA as of December 31, 2007 and December 31, 2006 ($96,431), and (b) the difference between the actuarial present value of Mr. Pensky's accumulated benefit under our former pension plan as of December 31, 2007 and December 31, 2006 ($4,239). Our pension plan was terminated, and all amounts under the pension plan were paid out, in 2007. See footnote (5) for an explanation of the changes in value from year to year.

(15)
The actuarial present value of Mr. Krakower's accumulated benefit under his SERP decreased by $239,541 from December 31, 2007 to December 31, 2008, and is reported as zero as required by SEC rules. For 2007, represents the sum of (a) the difference between the actuarial present value of Mr. Krakower's accumulated benefit under his SERP as of December 31, 2007 and December 31, 2006 ($577,686), and (b) the difference between the actuarial present value Mr. Krakower's accumulated benefit under our former pension plan as of December 31, 2007 and December 31, 2006 ($22,548). For 2006, represents the sum of (a) the difference between the actuarial present value of Mr. Krakower's accumulated benefit under his SERP as of December 31, 2006 and December 31, 2005 ($25,036), and (b) the difference between the actuarial present value Mr. Krakower's accumulated benefit under our former pension plan as of December 31, 2006 and December 31, 2005 ($10,320). See footnote (5) for an explanation of the changes in value from year to year.

(16)
Represents the difference between the actuarial present value of Mr. Hennemuth's accumulated benefit under his EDCA as of December 31 of the current year and December 31 of the prior year. See footnote (5) for an explanation of the changes in value from year to year.

Grants of Plan-Based Awards in 2008

        The following table provides the following information about equity and non-equity awards granted to the NEOs in 2008: (1) the grant date (for equity awards); (2) the date the compensation committee authorized the grant (for equity awards); (3) the estimated future payouts under non-equity incentive plan awards, which consists of potential payouts under the MICP for 2008; (4) estimated future payouts under equity incentive plan awards, which consist of the potential shares to be awarded to each NEO resulting from the PSAs granted in 2008; (5) the number of shares underlying all other stock awards, which consist of RSUs awarded to each NEO; (6) all other option awards, which consist of the number of shares underlying stock options awarded to each NEO; (7) the exercise price of the stock option awards, which reflects the closing price of our common stock on the date of grant; and (8) the grant date fair value of each equity award computed in accordance with the provisions of FAS 123(R).

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)
		Date Compensation Committee took Action to Grant Such Award(3)	Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David E. Berges	—	—	437,500	875,000	1,750,000	—	—	—	—	—	—	—
	01/28/2008	01/22/2008	—	—	—	17,616	35,232	70,464	—	—	—	743,748
	01/28/2008	01/22/2008	—	—	—	—	—	—	35,232	—	—	743,748
	01/28/2008	01/22/2008	—	—	—	—	—	—	—	74,599	21.11	743,752

William Hunt	—	—	167,693	335,386	670,777	—	—	—	—	—	—	—
	01/28/2008	01/22/2008	—	—	—	5,738	11,476	22,952	—	—	—	242,258
	01/28/2008	01/22/2008	—	—	—	—	—	—	11,476	—	—	242,258
	01/28/2008	01/22/2008	—	—	—	—	—	—	—	24,298	21.11	242,251

Wayne C. Pensky	—	—	114,075	228,150	456,300	—	—	—	—	—	—	—
	01/28/2008	01/22/2008	—	—	—	4,711	9,422	18,844	—	—	—	198,898
	01/28/2008	01/22/2008	—	—	—	—	—	—	9,422	—	—	198,898
	01/28/2008	01/22/2008	—	—	—	—	—	—	—	19,950	21.11	198,902

Ira J. Krakower	—	—	107,146	214,292	428,584	—	—	—	—	—	—	—
	01/28/2008	01/22/2008	—	—	—	3,645	7,289	14,578	—	—	—	153,871
	01/28/2008	01/22/2008	—	—	—	—	—	—	7,289	—	—	153,871
	01/28/2008	01/22/2008	—	—	—	—	—	—	12,000	—	—	253,320
	01/28/2008	01/22/2008	—	—	—	—	—	—	—	15,433	21.11	153,867

Robert G. Hennemuth	—	—	85,388	170,775	341,550	—	—	—	—	—	—	—
	01/28/2008	01/22/2008	—	—	—	3,187	6,374	12,748	—	—	—	134,555
	01/28/2008	01/22/2008	—	—	—	—	—	—	6,374	—	—	134,555
	01/28/2008	01/22/2008	—	—	—	—	—	—	—	13,495	21.11	134,545

(1)
The amounts shown reflect the range of potential awards for 2008 under the MICP, which is Hexcel's annual cash bonus plan. The actual awards paid for 2008 are shown in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. If the threshold performance measure related to payment of an MICP award is not attained, no MICP award is paid.

(2)
Reflects PSAs granted under the ISP, which will convert into RSUs and then shares of Hexcel common stock after a two-year performance period and a one-year service period, if Hexcel achieves the required performance. The terms of the PSAs are described in more detail on page 28.

(3)
The committee approved the algorithm under which annual equity awards would be determined at its meeting on January 22, 2008. In accordance with our equity grant policy, the grant date for the 2008 annual equity awards was January 28, 2008, the third trading day following the release of fourth-quarter and year-end earnings.

(4)
Reflects RSUs granted under the ISP, which will vest and convert into shares at the rate of one-third on each of the first three anniversaries of the grant date. The terms of the RSUs are described in more detail on page 27.

(5)
Reflects NQOs granted under the ISP, which will vest and become exercisable at the rate of one-third on each of the first three anniversaries of the grant date. The terms of the NQOs are described in more detail on page 26.

(6)
Reflects the full grant date fair value of PSAs, RSUs and NQOs as computed in accordance with the provisions of FAS 123(R) granted to the NEOs in 2008. Generally, the full grant date fair value is the amount that we will expense in our financial statements over the award's vesting schedule. As Messrs. Berges, Hunt and Krakower are eligible for continued vesting after retirement, the fair value of their awards is fully expensed upon grant. For RSUs, fair value is calculated using the closing price of our common stock on the grant date ($21.11). For stock options, fair value is calculated using the Black-Scholes value on the grant date which was $9.97. For additional information on the valuation assumptions, see Note 12, "Stock-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Estimates—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2008. These amounts reflect the company's accounting expense, and do not correspond to the actual value that will be realized by the NEOs.

Employment Agreement with Mr. Berges

        We entered into an employment agreement with Mr. Berges when he began his employment with us on July 30, 2001 for an initial term of four years. The agreement was amended and restated on December 31, 2008, primarily to comply with new tax regulations regarding deferred compensation. It provides for Mr. Berges to be our Chairman and Chief Executive Officer for the initial term. The agreement will automatically be extended for successive one-year terms unless either Mr. Berges or the company gives at least one year's prior notice to the other that the agreement shall not be extended. As no notice has been given, the agreement is currently in force to July 30, 2010. Mr. Berges may terminate the agreement for good reason or upon 30 days' notice to us. The agreement provides that Mr. Berges is entitled to:

  •
  an annual base salary of not less than his current salary, subject to annual review by the compensation committee;

  •
  a target annual bonus opportunity of not less than 100% of annual base salary, and a maximum annual bonus opportunity of not less than 200% of annual base salary; and

  •
  participation in all other employee benefit plans generally available to senior executives.

        Under the employment agreement, on July 30, 2001 we granted Mr. Berges separate options to purchase 550,000 and 275,000 shares of Hexcel common stock. Each of the options has a term of ten years and an exercise price of $10.50 per share. The option to purchase 550,000 shares vested over four years at a rate of one-sixteenth of the shares at the end of each three-month period beginning with the three-month period ending October 31, 2001. The option to purchase 275,000 shares becomes exercisable in full on July 29, 2011, but is subject to earlier vesting in equal one-third parts if the price of a share of Hexcel common stock reaches $15.75, $21.00 and $26.25 over consecutive thirty-day trading periods. The option vested as to one-third of the underlying shares in 2005 as Hexcel stock closed at $15.75 or higher for thirty consecutive days, and vested as to an additional third of the underlying shares in 2006 as Hexcel stock closed at $21.00 or higher for thirty consecutive days.

        Mr. Berges' employment agreement also provides that we will make payments to Mr. Berges upon his termination of employment with us under various circumstances, and imposes certain obligations on Mr. Berges following termination. These terms and provisions are described on page 52.

Service Agreement with Mr. Hunt

        In January 1992 Mr. Hunt entered into a service agreement with Ciba-Geigy PLC. We purchased Ciba's composites business in February 1996, at which time Mr. Hunt became an employee of Hexcel and we assumed Mr. Hunt's agreement. The agreement provides that he will receive an annual salary of at least £92,667, an annual Christmas bonus of 4% of his salary and a performance bonus in our discretion. The agreement also provides for the use of a company car, and provides that Mr. Hunt will be provided with life insurance and private health insurance at the company's cost. Either party may terminate the agreement on twelve months prior notice, but it may be terminated earlier in accordance with the employer's disciplinary procedures. The agreement prohibits Mr. Hunt from working for a business that competes with us for a period of twelve months after his employment with Hexcel terminates. If Mr. Hunt receives an offer of employment during this period then we must either permit Mr. Hunt to accept such employment or pay him for the period for which he forgoes such employment, based on his salary at the time of termination with Hexcel. The agreement also contains customary terms regarding our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information, and processes, technologies, designs and inventions.

        On February 23, 2009, we entered into an amendment to the employment agreement with Mr. Hunt in order to facilitate the transition of our newly hired President and Mr. Hunt's retirement. Under the amendment, Mr. Hunt's date of retirement will be a date chosen by us. Mr. Hunt waived the requirement under the service agreement that we give him 12 months' written notice prior to his retirement. However, if Mr. Hunt's date of retirement is prior to April 1, 2009, he will still receive the salary and benefits to which he would have been entitled had his retirement date been April 1, 2009.

Outstanding Equity Awards at 2008 Fiscal Year-End

        The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2008:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David E. Berges								76,219	563,258	53,605	396,141
			74,599			21.11	01/28/2018
	40,502		81,003			18.17	01/29/2017
	56,706		28,352			22.00	02/07/2016
	121,082					14.51	01/06/2015
	145,257					7.38	01/06/2014
	280,713					3.13	01/06/2013
	403,047					10.50	07/30/2011
	183,334	(5)				10.50	07/30/2011
				91,666	(5)	10.50	07/30/2011

William Hunt								50,338	371,998	19,078	140,987
			24,298			21.11	01/28/2018
	15,013		30,026			18.17	01/29/2017
	17,560		8,779			22.00	02/07/2016
	28,073					14.51	01/06/2015
	18,321					3.13	01/06/2013
	40,046					11.00	12/20/2010
	13,700					9.9375	12/20/2010

Wayne C. Pensky								19,627	145,043	7,241	53,511
			19,950			21.11	01/28/2018
	2,848		5,694			18.17	01/29/2017
	3,622		1,810			22.00	02/07/2016
	8,252					14.51	01/06/2015
	15,937					7.38	01/06/2014
	37,466					3.13	01/06/2013
	17,500					9.9375	12/20/2010
	810					9.0625	02/03/2009

Ira J. Krakower								27,610	204,038	11,279	83,352
			15,433			21.11	01/28/2018
	8,591		17,181			18.17	01/29/2017
	11,057		5,528			22.00	02/07/2016
	20,888					14.51	01/06/2015
	47,129					7.38	01/06/2014
	107,885					3.13	01/06/2013
	44,000					2.74	01/10/2012
	50,613					11.00	12/20/2010
	31,800					9.9375	12/20/2010
	71,000					5.75	12/02/2009

Robert G. Hennemuth								16,851	124,529	10,411	76,937
			13,495			21.11	01/28/2018
	8,130		16,258			18.17	01/29/2017
	8,909		4,454			20.82	03/20/2016

(1)
See footnote (5) below for an explanation as to the vesting of the option held by Mr. Berges to purchase 275,000 shares, which is separated into a vested option to purchase 183,334 shares and an unvested option to purchase 91,666 shares. All other options listed in this table vest at a rate of one-third per year on each of the first three anniversaries of the grant date. The grant date for each option is the date ten years prior to the option expiration date, as all options have a ten year term.

(2)
This column reflects the following:

	RSUs under the ISP(a)	PSAs that have converted to RSUs(b)	MSPP RSUs(c)
David E. Berges	61,559	14,660	—
William Hunt	45,799	4,539	—
Wayne C. Pensky	18,691	936	4,259
Ira J. Krakower	24,751	2,859	—
Robert G. Hennemuth	14,548	2,303	—

    (a)
    RSUs granted under the ISP, which generally vest and convert into shares at the rate of one-third per year on each of the first three anniversaries of the grant date. However, Mr. Hunt received a grant of 25,000 RSUs on January 29, 2007 that vests in full on April 1, 2009.

    (b)
    PSAs in which the performance period has ended, the level of performance attained has been determined, and the PSA has been converted into a certain number of RSUs that then converted into shares on January 1, 2009

    (c)
    RSUs that were issued under the MSPP. These were issued on January 22, 2008 at a purchase price of $16.0256 per RSU at the election of Mr. Pensky in lieu of a portion of his bonus for 2007. These RSUs vest at the rate of one-third per year on each of the first three anniversaries of the grant date, and convert into shares at the end of the three year vesting period. See footnote (13) to the Summary Compensation Table on page 38 for further information regarding the MSPP.

(3)
Values were computed using a price of $7.39 per share, the closing price of Hexcel common stock on December 31, 2008.

(4)
This column reflects the shares that each NEO would receive under

•
the PSA granted on January 29, 2007 at 125% of target, which is the actual percentage of performance attained as determined by the compensation committee in January 2009. These RSUs will convert into shares on January 1, 2010 if the service condition is met, although for each of Messrs. Berges, Hunt and Krakower, the executive will receive the shares if his employment terminates before then for any reason other than for cause, as they each meet the definition of retirement under our equity award agreements.

•
the PSA granted on January 28, 2008 at the threshold level, which is 50% of target. The January 28, 2008 grant, including the number of shares that will be awarded to each NEO if the threshold, target or maximum levels of the performance measure were obtained, are included in the "Grants of Plan-Based Awards in 2008" table above under the column "Estimated Possible Payouts Under Equity Incentive Plan Awards." If the threshold level for the performance criteria is met for these PSAs, in early 2010 each NEO will receive a number of RSUs based on the extent to which the threshold level is met or exceeded. These RSUs will then convert into shares after a one-year service period.

(5)
On July 30, 2001, Mr. Berges' hire date with Hexcel, he was granted an option to purchase 275,000 shares of common stock. The option provided that it would become exercisable in full on July 29, 2011, subject to earlier vesting, in whole or in part, if the price of a share of Hexcel common stock reached $15.75, $21.00 and $26.25 over a consecutive thirty-day trading period. The option vested as to one-third of the underlying shares in 2005 as Hexcel stock closed at $15.75 or higher for thirty consecutive trading days, and vested as to an additional one-third of the underlying shares in 2006 as Hexcel stock closed at $21.00 or higher for thirty consecutive trading days. The option will vest immediately as to the remaining one-third of the underlying shares if Hexcel stock closes at above $26.25 for thirty consecutive trading days.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David E. Berges	—	—	28,481	629,675
William Hunt	30,000	$382,648	8,491	186,201
Wayne C. Pensky	50,700	$544,197	5,664	128,393
Ira J. Krakower	—	—	5,454	120,143
Robert G. Hennemuth	—	—	6,250	128,573

(1)
Reflects RSUs that vested during 2008.

Pension Benefits in Fiscal 2008

        Our NEOs participate in the following pension plans and arrangements:

        Supplemental Executive Retirement Agreements with Messrs. Berges and Krakower.    In May 2000 we entered into a supplemental executive retirement agreement (SERP) with Mr. Krakower, and in July 2001, upon Mr. Berges commencing employment with us, we entered into a SERP with Mr. Berges. The SERP provides for a retirement benefit intended to supplement the executive's retirement income from our other retirement plans. On December 31, 2008, we amended and restated the SERPs, primarily to comply with new tax regulations regarding deferred compensation. These amendments are described on pages 31 and 34. The material features of the SERPs, as amended, are as follows:

  •
  The monthly normal retirement benefit is equal to the product of the executive's final average pay, benefit percentage and vesting percentage, offset by any vested contributions made by us under our 401(k) plan and supplemental 401(k) plan.

  •
  Final average pay equals the executive's average monthly compensation for the highest paid 36 months out of his final 60 months of employment, and includes salary and bonus, but not equity compensation. Bonus is deemed to be earned ratably over the period in which it was earned.

  •
  The current vesting percentage for each of Messrs. Berges and Krakower is 100%, as the SERP becomes fully vested after five years of service.

  •
  The benefits percentage for Mr. Berges is 1/2 of 1% for each of the first 96 months of service, and 1/6 of 1% for each of the next 60 months of service.

  •
  The benefits percentage for Mr. Krakower is 5/12 of 1% for each of the first 60 months of service, 1/4 of 1% for each of the next 60 months of service, and 1/6 of 1% for each additional month of service.

  •
  Upon retirement after reaching age 65, the executive will receive a lump sum that is actuarially equivalent to a lifetime payment stream of the monthly normal retirement benefit starting the month after employment terminates and ending on death, but is guaranteed to be at least 120 monthly payments

  •
  If the executive's employment terminates prior to age 65 (early retirement), he will receive a lump sum that is actuarially equivalent to a lifetime payment stream of the monthly normal retirement benefit, reduced by 3% for each year by which the date of the first payment precedes age 65. The assumed payment stream starts the month after his employment terminates (but no earlier than the month he reaches age 55), and ends on death, but is guaranteed to be at least 120 monthly payments. This does not apply to Mr. Krakower, as he has already attained the age of 65.

  •
  Should the executive die before receiving any benefits under the SERP, the executive's designated beneficiary will receive a lump sum that is actuarially equivalent to the 50% survivor annuity the beneficiary would have received had the executive retired immediately prior to his death and elected to receive his benefit in the form of a 50% joint and survivor annuity. The executive also may elect to have the lump sum survivor benefit calculated on the basis of a 75% or 100% survivor annuity, or for it to equal the full lump sum he would have received had he retired immediately prior to his death. If the executive elects any of these alternative forms of benefit, the additional actuarial cost (above the cost of providing the benefit based on a 50% survivor annuity) reduces the amount of the executive's retirement benefit (and hence the survivor's benefit as well).

  •
  Upon certain other types of termination, the amount of benefit is different:

  •
  Upon termination for cause, no benefits are payable.

  •
  Upon termination without cause or by the executive for good reason, 12 months of service are added for purposes of computing the benefits percentage

  •
  Upon termination without cause or by the executive for good reason within two years after a change in control or during a period which qualifies as a potential change in control, 36 months of service are added for purposes of computing the benefits percentage

  •
  Upon termination due to disability, the lump sum is calculated without reduction if the assumed payment stream would start prior to age 65.

    These enhanced benefits payable upon termination are quantified in the table on page 57.

  •
  The executive may choose to receive an actuarially equivalent payment stream in lieu of a lump sum, in accordance with the requirements of Section 409A of the Internal Revenue Code.

  Retirement Plans in which Mr. Hunt participates

  UK Pension Scheme and Supplemental Pension Agreement

        Mr. Hunt participates in the Hexcel Composites Limited Pension Scheme, a United Kingdom pension plan, which includes limitations on the earnings that can be included for determination of a pension. The UK Pension Scheme requires that the employee contribute 7.5% of his salary into the plan, and provides an annual benefit based on following formula:

[1/60 * final salary at		[1/62 * final salary at		[1/80 * final salary *
March 31, 2007 * years	+	March 31, 2007 * years	+	years of service
of service prior to January 1,		of service from January 1,		since April 1, 2007]
2003]		2003 to March 31, 2007]

        Salary means the employee's regular salary plus the fixed 4% Christmas bonus. For service prior to January 1, 2003, final salary means the employee's average salary over the final 12 months before retirement, and for service since January 1, 2003, final salary means the employee's average salary over the final 24 months before retirement. Benefits are payable as a life annuity, although a participant is permitted, upon retirement, to take part of his benefit as a lump sum, generally up to four times the initial annual benefit, in which case the annual pension payment will be actuarially reduced. An employee is also permitted to start taking his pension benefits upon reaching age 65, the retirement age under the UK Pension Scheme, even if he continues working past age 65. Mr. Hunt reached age 65 in

January 2008 and took part of his benefit as a lump sum and began taking his monthly pension benefits. An employee's annual pension payment is increased each year by the lesser of a fixed percentage (5% until March 31, 2007; 2.5% after that) and the Retail Price Index, a standard cost of living measure in the UK.

        We have agreed to give Mr. Hunt an additional pension designed to provide, when combined with the UK Pension Scheme, a pension that Mr. Hunt would receive if there were no earnings limitation under the UK Pension Scheme. Mr. Hunt's total pension payments were based on 2/3 of his salary over his final year prior to retirement. We also agreed to permit Mr. Hunt to start taking his monthly benefits under the additional pension upon reaching age 65. Mr. Hunt elected to receive, and began receiving, monthly benefits in February 2008. Mr. Hunt's pension obligation will be funded through three sources: (i) a Standard Life Personal Pension in Mr. Hunt's name, purchased by Hexcel; (ii) the UK Pension Scheme; and (iii) direct payments from Hexcel. The annual increase to Mr. Hunt's pension payment will be equal to the lower of 5% and the Retail Price Index. In the event of disability or death, to the extent Mr. Hunt or his beneficiary receives benefits from disability or life insurance policies paid for by Hexcel, any benefits due under Mr. Hunt's pension will be reduced to reflect the receipt of these insurance proceeds. Mr. Hunt is entitled, upon retirement, to take a portion of his additional pension in the form of a lump sum up to the limit that would be permitted if the additional pension were governed by the UK Pension Scheme. If Mr. Hunt takes a portion of his additional pension in the form of a lump sum upon retirement, his annual pension payments provided for by his additional pension will be actuarially reduced.

  Retirement Payment

        Upon retirement, Mr. Hunt is also entitled to a retirement payment in accordance with a policy applicable to all Hexcel employees in the UK. This payment is equal to 0.5% of salary at the time of retirement multiplied by the number of years of continuous service with Hexcel. The retirement payment is only available if the employee retires at or after the normal retirement age, which is 65.

        Retirement Agreements with Messrs. Pensky and Hennemuth.    We entered into an Executive Deferred Compensation and Consulting Agreement (EDCA) with Mr. Pensky in June 1995 and with Mr. Hennemuth in March 2006. On December 31, 2007, we amended the EDCAs with Messrs. Pensky and Hennemuth, primarily to comply with new tax regulations regarding deferred compensation. The material terms of the EDCAs, as amended, are as follows:

  •
  The executive is entitled to receive a monthly benefit upon retirement equal to 1/12th of his accrued benefit. The accrued benefit is equal to 1.5% of the executive's aggregate salary and cash bonuses earned while employed by us multiplied by a fraction of X/67, with X=the number of months the executive has been employed by us since entering into his EDCA, subject to a maximum of 67 months.

  •
  The normal monthly retirement benefit is payable starting the month after employment terminates on or after age 65 and ending on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive's estate.

  •
  If the executive's employment terminates prior to age 65, then

  •
  the payments will be actuarially reduced to reflect commencement prior to age 65

  •
  the executive's monthly retirement benefit will start the calendar month after he terminates employment and will end on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive's estate.

  •
  If the executive dies prior to commencement of payments to him, a benefit is payable to his beneficiary for the duration of the beneficiary's life, and is based on the actuarial equivalent of the early retirement benefit described above, as if the executive had retired immediately prior to his death.

  •
  Upon a change in control, the executive's benefits become payable.

  •
  Upon termination for cause, no benefits are payable.

  •
  Each executive has agreed to consult with us at our request for up to ten days a year for a period of ten years following his termination of employment with Hexcel.

  •
  Each executive has agreed not to solicit our employees and not to engage in any activity competitive with our business for ten years after termination of his employment with us, unless he can show that such actions were taken without the use of confidential information regarding Hexcel.

  •
  The executive is entitled to an additional amount based on the value of Hexcel providing medical, dental and life insurance from termination of employment to age 75

  •
  the value of the medical and dental insurance is based on the group insurance provided by Hexcel to its employees at the time of termination of the executive's employment

  •
  the amount gets added to the value of the lump sum or increases the annuity, depending on the form of payment chosen by the executive.

  •
  The executive may elect to receive his benefit in the form of a lump sum upon termination of employment that is actuarially equivalent to the annuity to which the executive is entitled.

  •
  Provided we consent in our sole discretion, the executive may elect to receive his benefit in the form of any type of life annuity that is actuarially equivalent to the monthly benefit provided for in the EDCA.

  •
  The elections described above, as well as all other elections as to forms of payment, and the timing of payments, must be made in compliance with Section 409A of the Internal Revenue Code

        Messrs. Pensky and Hennemuth have elected to receive their EDCA benefit in the form of an actuarially equivalent lump sum.

        Pension Benefits Table.    The table below shows the present value of accumulated benefits payable to each NEO as of December 31, 2008, including the number of years of service credited to each NEO, under each pension and retirement plan listed below, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The table also shows payments made to the NEOS under the plans indicated during 2008.

Name	Plan Name	Number of Years Credited Service(#)		Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year($)
David E. Berges	Supplemental Executive Retirement Agreement	7.42		6,582,482	(2)	0

William Hunt	Hexcel Composites Limited Pension Scheme	N/A	(3)	1,529,370		654,262
	Supplemental Pension Agreement	N/A	(3)	2,244,790		123,123
	Retirement Payment	50.63		113,204		0

Wayne C. Pensky	Executive Deferred Compensation Agreement	15.42		543,273	(2)	0

Ira J. Krakower	Supplemental Executive Retirement Agreement	12.25		2,250,257		0

Robert G. Hennemuth	Executive Deferred Compensation Agreement	2.75		243,073	(2)	0

(1)
The amounts in this column were calculated assuming retirement at age 65 (except with respect to Mr. Krakower and Mr. Hunt, each of whom was over age 65 at December 31, 2008), the normal retirement age under the relevant pension plans and arrangements, and using the interest rate and mortality assumptions consistent with those used in the preparation of Hexcel's financial statements. See Note 8, "Retirement and Other Postretirement Benefit Plans" to the consolidated financial statements, and the discussion under the heading "Retirement and Other Postretirement Benefit Plans" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2008, for a description of these interest rate and mortality assumptions.

(2)
These amounts represent the amounts required to be disclosed by SEC rules, and assume that each currently active executive will retire at the normal retirement age under the plan, which is age 65 (except with respect to Mr. Krakower and Mr. Hunt, each of whom was over age 65 at December 31, 2008), and reflect a discount rate of 6.15% to determine the present value of the lump sum payable at age 65, which rate is used for purposes of pension calculations in our financial statements. The actual amount that would have been paid to Mr. Berges under his SERP had he terminated his employment as of December 31, 2008 is $8,481,178. The actual amount that would have been paid to Mr. Pensky under his EDCA had he terminated his employment as of December 31, 2008 is $826,379. The reasons these amounts are higher than the amounts reflected above in the table is because the SERP and EDCA documents specify a different interest rate to be used to calculate lump sums, and also provide for subsidized early retirement benefits. The actual amount that would have been paid to Mr. Hennemuth under his EDCA had he terminated his employment as of December 31, 2008 is $55,903. This amount is lower than the amounts specified in the table above because, until Mr. Hennemuth has been employed by us for five years, he is not entitled to the value of certain continuing medical and life insurance benefits, as described above.

(3)
"Number of Years Credited Service" under the Hexcel Composites Limited Pension Scheme and the Supplemental Pension Agreement is not relevant for Mr. Hunt, as we have promised to provide him an aggregate pension based on 2/3 of his salary over his final year prior to retirement.

Nonqualified Deferred Compensation in Fiscal Year 2008

        All information in the table below is with respect to our Nonqualified Deferred Compensation Plan ("NDCP"). The NDCP is an unfunded plan that permits a select number of highly compensated employees to defer a percentage of their pay and receive Hexcel matching and profit sharing contributions above the IRS limits permitted under our qualified 401(k) plan. Terms of the plan are as follows:

  •
  participants can defer any amount of their cash compensation (salary and bonus) on a pre-tax basis

  •
  all of our matching contributions are made on the same 50% basis as described on page 30 with respect to the qualified 401(k) plan, but only with respect to the participant's deferrals under the NDCP up to 6% of their compensation in excess of the compensation taken into account for purposes of determining contributions to the qualified 401(k) plan

  •
  all of our other contributions—discretionary profit-sharing, and fixed weekly contributions—are made on the same basis as described on page 30 with respect to the qualified 401(k) plan, but only with respect to the amount of the participant's compensation in excess of the amount used for purposes of determining contributions to the qualified 401(k) plan

  •
  employee and company contributions are 100% vested at all times.

  •
  the investment options generally mirror those available in our qualified 401(k) plan, except that the Hexcel stock fund is not an option

  •
  distributions are in a lump sum or in a series of monthly, quarterly or annual installments after termination of service, as elected by the employee

  •
  in-service distributions are generally prohibited except in the case of an unforeseeable emergency

  •
  loans from the NDCP are prohibited

        Messrs. Pensky and Hennemuth participated in this plan in 2008. As a non-US based executive, Mr. Hunt is not eligible to participate in the NDCP. Messrs. Berges and Krakower did not participate in the NDCP in 2008, and instead received a taxable cash payment equal to the contributions they would have received if they participated. Hexcel's contributions to this plan for the NEOs or related payments to the NEOs in 2008 are included in "All Other Compensation" in the Summary Compensation Table on page 38.

	Executive Contributions in Last FY($)(1)	Registrant Contributions in Last FY($)(2)	Aggregate Earnings in Last FY($)(3)	Aggregate Balance at Last FYE($)(4)
David E. Berges	—	—	17,314	261,072
William Hunt	—	—	—	—
Wayne C. Pensky	21,735	30,712	5,094	99,139
Ira J. Krakower	—	—	—	—
Robert G. Hennemuth	17,607	16,767	610	35,019

(1)
The NEO's contributions to the NDCP are included in the "Salary" column in the Summary Compensation Table on page 38.

(2)
Hexcel's contributions to the NDCP are included in the "All Other Compensation" column in the Summary Compensation Table on page 38.

(3)
The aggregate annual earnings in 2008 are not reported in the Summary Compensation Table, as SEC rules provide that only above-market or preferential earnings be reported in that table.

(4)
The NEO's contributions in prior years, and Hexcel's contributions in prior years, were included in the Summary Contribution Table for the year in which the amount was contributed.

Potential Payments upon Termination or Change in Control

  Severance Agreements and Arrangements

        Under Mr. Berges' employment agreement, we have agreed to make certain payments to Mr. Berges upon termination of his employment under certain circumstances. In particular:

  •
  in the event that we terminate Mr. Berges for any reason other than for disability or cause, or if Mr. Berges terminates his employment for good reason, then Mr. Berges will receive

  •
  an annual bonus prorated for the portion of the year he was employed

  •
  a lump sum payment equal to two times the sum of his then current base salary and his average bonus over the prior three years

  •
  participation for two years after termination in all medical, dental, life insurance and other welfare and perquisite plans and programs in which Mr. Berges was participating on the date of termination

  •
  in the event that we terminate Mr. Berges for any reason other than for disability or cause, or if Mr. Berges terminates his employment for good reason, in each case during a period which qualifies as a potential change in control period or within two years after a change in control, Mr. Berges will receive the same payments and benefits as described above except that

  •
  the lump sum payment will be equal to three times the sum described above

  •
  participation in health, welfare and perquisite plans and programs will be for three years instead of two

  •
  Mr. Berges will be entitled to receive a modified gross-up payment for any excise tax incurred under Section 280G of the Internal Revenue Code, but only if the total "parachute payments" exceed Mr. Berges' untaxed safe harbor amount by 10% or more. We have agreed to reimburse Mr. Berges for the excise tax as well as any income tax and excise tax payable by Mr. Berges as a result of any reimbursements for the excise tax.

  •
  in the event of termination due to death or disability, Mr. Berges will receive an annual bonus prorated for the portion of the year he was employed

        Mr. Berges has agreed that, in consideration for these payments, he will not compete with us in any capacity for a period of two years following the termination of his employment. This includes, for example, any situation in which Mr. Berges is an employee of, consultant to, or owner of a business. If Mr. Berges' termination is in connection with change in control, the period is extended to three years. However, this restriction would not apply if Mr. Berges' duties and responsibilities with a company that competes with us do not relate to the business segment of that company that competes with us. Mr. Berges also agreed to customary terms regarding our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information, and processes, technologies, designs and inventions.

        We have entered into severance agreements with each of Messrs. Pensky, Krakower and Hennemuth that contain terms substantially similar to the severance terms described above for Mr. Berges, except that:

  •
  if we terminate the executive for any reason other than for disability or cause, or if the executive terminates his employment for good reason, then the lump sum payment will be equal to the sum of his then current base salary and his average bonus over the prior three years described above (rather than two times the sum)

  •
  the non-compete term in the circumstances described in the immediately preceding bullet will be one year instead of two

  •
  upon the executive's death, if the amount received by the executive's estate as payment under the insurance policy that we provide to the executive is less than two times the sum of the executive's then current base salary and his average bonus over the prior three years, then we will pay the difference to the executive's estate

These severance agreements were amended and restated on December 31, 2008, primarily to comply with new tax regulations regarding deferred compensation.

        As described on page 43, under Mr. Hunt's service agreement as amended, his retirement date will be a date chosen by us. However, if we chose a retirement date prior to April 1, 2009, then we will be required to pay Mr. Hunt his final salary, and provide the benefits he received prior to termination, for the period beginning on the date of retirement and through April 1, 2009.

  Retirement Agreements

        As described on pages 29-31, our NEOs are party to various arrangements that provide for benefits payable upon retirement. As described on page 47, the SERP agreements that we entered into with each of Messrs. Berges and Krakower provide for enhanced benefits upon our termination of the executive without cause, the executive's termination for good reason or the executive's termination during a potential change of control or within two years after a change in control. None of our other retirement programs provide for any form of enhanced or accelerated benefit upon termination of the executive for any reason.

  Equity Awards

        Each of our NEOs have various NQOs, RSUs, PSAs and, in some cases, MSPP RSUs outstanding. Upon termination of employment of an NEO, the treatment of the equity award depends on the nature of the termination. Below is a description of what happens to the NEO's outstanding equity awards upon each different type of termination and upon a change in control.

  NQOs

  •
  Voluntary departure or termination without cause—upon any termination other than retirement, disability, death, or cause, the NEO has 90 days to exercise the option to the extent vested; to the extent not vested, the option terminates.

  •
  Disability/Death—all options vest and remain exercisable for one year.

  •
  Retirement—any unvested NQOs continue to vest on the schedule set forth in the option agreement, and the NEO has five years from the date of retirement to exercise the NQOs.

  •
  Cause—all options are forfeited.

  •
  Change in control—all options vest, and if the NEO is terminated without cause or terminates his employment for good reason within two years after the change in control, the option remains exercisable for three years.

  RSUs

  •
  Voluntary departure or termination without cause—all RSUs are forfeited.

  •
  Disability/Death—all RSUs vest and convert to stock.

  •
  Retirement—all RSUs continue to vest on the schedule set forth in the RSU agreement.

  •
  Cause—all RSUs are forfeited.

  •
  Change in control—all RSUs vest and convert to common stock.

  MSPP RSUs

  •
  Voluntary departure or termination for cause—vested MSPP RSUs convert to shares of common stock; unvested MSPP RSUs are forfeited and the NEO receives back the cash deferred to purchase the unvested MSPP RSUs

  •
  Termination without cause, or due to death or disability, or as a result of retirement—all MSPP RSUs vest and convert to shares of common stock.

  •
  Change in control—all MSPP RSUs vest and convert to common stock.

  PSAs

  •
  Voluntary departure or termination for cause—the entire award is forfeited.

  •
  Termination without cause, or due to disability, death or retirement, or for good reason—the NEO is entitled to a pro rata award based on the portion of the performance period for which he was employed, and also based on the extent to which the performance target is attained.

  •
  Change in Control during performance period—the PSA is paid out at target immediately, unless an acquiring company exchanges the PSA for the right to receive a comparable publicly traded security, in which case the PSA is paid out at target at the end of the service period.

  •
  Change in Control during service period—the PSA is paid out immediately based on the number of RSUs into which the PSA was converted at the beginning of the service period, unless an acquiring company exchanges the PSA for the right to receive a comparable publicly traded security, in which case the PSA is paid out at the end of the service period.

        An employee generally qualifies for retirement if, upon termination of employment for any reason other than for cause, he is age 65 or age 55 with five or more years of service with Hexcel.

        All of our agreements relating to NQOs granted since 2005 provide the employee must comply with any obligation of confidentiality to us contained in any written agreement signed by the employee, and must refrain from competing with Hexcel. The non-compete provision is substantially similar to that contained in the severance arrangements of Messrs. Berges, Pensky and Krakower described above. If the employee fails to comply with this requirement, then any options that remain exercisable after termination of employment are immediately canceled.

  Change in Control; Good Reason; Cause

        A "Change in Control" is generally defined in our plans and agreements to mean any of the following:

  •
  the acquisition by any third party of 50% or more of our common stock

  •
  the acquisition by any third party of 40% or more of our common stock within a 12 month period

  •
  a majority of the directors as of the date of the plan or agreement are replaced with persons who are not either (i) approved by the existing directors or (ii) approved by persons who were approved replacements of the existing directors

  •
  a merger of Hexcel or a sale of all or substantially all the assets of Hexcel, except if (i) the stockholders of Hexcel prior to the transaction own the company resulting from the transaction in substantially the same proportion as they owned Hexcel prior to the transaction and (ii) the directors of Hexcel before the transaction

        "Good reason" is generally defined in our plans and agreements to mean:

  •
  A material diminution in the executive's position, duties, responsibilities or authority

  •
  A material reduction in the executive's base salary

  •
  Failure by us to continue any compensation plan in which the executive participates which is material to the executive's total compensation, unless replaced with a plan of substantially equivalent value

  •
  Failure by us to continue to provide the executive with the benefits enjoyed by the executive under our pension, savings, life insurance, medical, health, accident, and disability plans in which the executive was participating, except for across-the-board changes similarly affecting all executives, or failure by us to continue to provide the executive with at least twenty paid vacation days per year (or more if the executive is entitled to more under our vacation policy)

  •
  Failure to provide facilities or services which are reasonably necessary for the executive's position

  •
  Failure of any successor to Hexcel to assume our obligations under the relevant plan or agreement hereunder or failure by us to remain liable to the executive after such assumption

  •
  In the case of the severance or SERP agreements, any termination by us of the executive's employment which is not effected pursuant to a notice that complies with the relevant agreement

  •
  The relocation of the executive's principal place of employment to a location more than fifty (50) miles from the executive's place of employment as at the date of the relevant agreement

  •
  Failure to pay the executive any portion of compensation within seven (7) days of the date such compensation is due

        "Cause" is generally defined in our plans and agreements applicable to NEOs to mean (1) the willful and continued failure by the NEO to substantially perform his duties after we have notified the executive in writing with specificity of the nonperformance or (ii) the willful engagement by the NEO in misconduct that materially harms us. Before we can terminate an NEO for cause, our Board must give the NEO notice describing the reasons we intend to terminate the NEO for cause and must pass a resolution approved by at least two-thirds of the Board determining that the NEO is guilty of the improper conduct, and must provide the NEO with the opportunity to be heard before the Board with counsel present.

  Benefits Payable Upon Termination of Employment on December 31, 2008

        As described above, the following agreements and arrangements with our NEOs provide for severance or enhanced benefits upon termination of employment or a change in control:

  •
  severance benefits payable to Mr. Berges under his employment agreement and to Messes. Pensky, Krakower and Hennemuth under their severance agreements;

  •
  enhanced benefits payable under the SERP agreements we entered into with Messrs. Berges and Krakower upon certain terminations; and

  •
  the treatment of our various equity awards upon certain types of termination, as described on pages 53-54

In addition, as described on page 30 we provide additional life insurance for each of our NEOs and additional disability insurance for Mr. Hunt. Other than these benefits and enhancements, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment that are not available to salaried employees generally.

        The table below describes the potential benefits and enhancements under the company's compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment or a change in control as of December 31, 2008. However, the following items are excluded from the table:

  •
  The amounts reflected in the middle column of the "Pension Benefits" table on page 50, all of which are vested; however, see note 2 to the "Pension Benefits" table for the actual amount that each of Messrs. Berges, Pensky and Hennemuth would have been paid had the executive voluntarily terminated his employment with us on December 31, 2008

  •
  The balances under the NDCP listed in the "Nonqualified Deferred Compensation" table on page 51, all of which are vested

  •
  Benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary, vacation pay and distributions under an employee's 401(k) plan

  •
  The retirement payment payable to Mr. Hunt upon his retirement at or after age 65, described on page 48. This payment is based on a policy applicable to all UK employees.

        None of the payments or benefits reflected in the chart below would be payable solely in the event of a change of control without a subsequent termination, except for payment to Mr. Pensky or Mr. Hennemuth of his EDCA benefit and vesting and conversion of the equity awards (and the related values) reflected below.

Benefits Payable Upon Termination of Employment on December 31, 2008

		Cash Severance ($)(1)	Incremental Benefit under SERP or EDCA ($)(2)	Benefits Continuation ($)(3)	Accelerated Vesting of Equity Awards (value based on 12/31/2008 share price) ($)(4)	Total Termination Benefits ($)(5)
David E. Berges
•	Voluntary retirement	—	—	—	—	—
•	Involuntary or good reason termination	3,275,445	860,122	14,830	—	4,150,397
•	Involuntary or good reason termination after change in control	4,913,167	1,654,141	22,245	130,182	6,719,735
•	Death	1,500,000	—	—	—	1,500,000
•	Disability	—	1,737,109	—	—	1,737,109

William Hunt
•	Voluntary retirement	—	—	—	—	—
•	Involuntary or good reason termination	447,182	—	24,819	—	472,001
•	Involuntary or good reason termination after change in control	447,182	—	24,819	227,154	699,154
•	Death	1,484,144	—	—	184,750	1,668,894
•	Disability	420,465	—	—	184,750	605,215

Wayne C. Pensky
•	Voluntary retirement	—	—	—	—	—
•	Involuntary termination	464,842	—	9,458	53,511	527,811
•	Good reason termination(6)	464,842	—	9,458	34,814	509,115
•	Involuntary or good reason termination after change in control	1,394,527	—	28,374	226,452	1,649,353
•	Death	913,100	—	—	191,637	1,104,737
•	Disability	—	—	—	191,637	191,637

Ira J. Krakower
•	Voluntary retirement	—	—	—	—	—
•	Involuntary or good reason termination	477,355	118,768	5,480	—	601,603
•	Involuntary or good reason termination after change in control	1,432,065	356,305	16,440	26,929	1,831,739
•	Death	976,161	—	—	—	976,161
•	Disability	—	—	—	—	—

Robert G. Hennemuth
•	Voluntary retirement	—	—	—	—	—
•	Involuntary or good reason termination	465,424	—	12,393	76,935	554,752
•	Involuntary or good reason termination after change in control	1,396,273	—	37,179	207,997	1,641,449
•	Death	930,849	—	—	184,445	1,115,294
•	Disability	—	—	—	184,445	184,445

(1)
Involuntary or good reason termination, with or without a change in control. In the case of Mr. Berges, represents the lump sum cash payment that would have been paid to Mr. Berges under his employment agreement. In the case of Messrs. Pensky, Krakower and Hennemuth, represents the lump sum cash payment that would have been paid to the NEO under his severance agreement. For Mr. Hunt, assumes that no notice was given to Mr. Hunt prior to December 31, 2008 under his service agreement and equals one year's salary plus 4% guaranteed Christmas bonus.

Death. With respect to Messrs. Berges and Hunt, represents the payment due under the supplemental life insurance policy provided to the executive. With respect to Messrs. Pensky, Krakower and Hennemuth, represents the death benefit we agreed to provide to the executive which, as described on page 30, is in the form of an insurance policy maintained by us; to the extent the death benefit exceeds the maximum insured amount, we have agreed to make a payment directly to the executive's estate for the excess amount.

Disability. Represents the total payments that would be due Mr. Hunt over a 12 month period had Mr. Hunt become disabled on December 31, 2008 within the meaning of the supplementary disability policy we provide for Mr. Hunt.

(2)
Represents the difference between (a) the actual lump sum the NEO would have received upon the indicated type of termination on December 31, 2008, and (b) the lump sum the NEO would have received had he voluntarily terminated his employment on December 31, 2008. For Messrs. Berges, Pensky and Hennemuth, the actual lump sum the executive would have received had he voluntarily terminated his employment on December 31, 2008 is set forth in footnote (2) to the Pension Benefits Table on page 50. The actual lump sum Mr. Krakower would have received had he voluntarily terminated his employment on December 31, 2008 is equal to the amount set forth under the column titled "Present Value of Accumulated Benefit" in the Pension Benefits Table on page 50. The closest benefit Mr. Hunt has that is analogous to a SERP or EDCA is his pension benefits, including his supplemental pension agreement. Neither Mr. Hunt (with respect to his pension benefits) nor Messrs. Pensky or Hennemuth (with respect to their EDCAs) would receive any enhancement to these benefits as a result of any type of termination of employment or a change of control.

(3)
For the US NEOs, represents the value of welfare/medical benefits for (a) two years (in the case of Mr. Berges) or one year (in the case of Messrs. Pensky, Krakower and Hennemuth), upon involuntary or good reason termination without a change in control, and (b) three years in the event of involuntary or good reason termination following a change in control. For Mr. Hunt, represents the value of the use of a car and related expenses, health insurance, and dues for one club, for a period of one year.

(4)
Reflects the value of equity awards that were unvested on December 31, 2008, and that would have vested as a result of the indicated type of termination of employment of the NEO. RSUs are valued at $7.39 per RSU, the closing price of Hexcel common stock on December 31, 2008. No value is attributed to unvested NQOs, as the exercise price for all unvested NQOs is higher than $7.39; vested NQOs are not reflected in the table regardless of the exercise price. PSAs are valued at $7.39 as well. With respect to 2007-2008 PSAs, reflects a payout of 125% of target. With respect to 2008-2009 PSAs, it is assumed that the target level of the performance measure is attained. It is also assumed that, in the event of a change of control, the acquiring company does not exchange the PSAs for the right to receive a comparable publicly traded security, and therefore that the 2008-2009 PSAs are paid out immediately at target. No value is attributed to unvested MSPP RSUs held by Mr. Pensky, as the value of the unvested MSPP RSUs, assuming a price of $7.39 per MSPP RSU, is less than the cash bonus amount under the MICP originally deferred by Mr. Pensky to acquire the unvested MSPP RSUs. Vested MSPP RSUs are not reflected in the table regardless of the cash bonus amount deferred to acquire the unvested MSPP RSUs.

The value of an equity award is not included in this chart if the NEO could have retired on December 31, 2008 and either received the equity award immediately or on the schedule set forth in the applicable equity award agreement after retirement. With the exception of an RSU agreement issued in 2007 to Mr. Hunt for 25,000 RSUs, Messrs. Berges, Hunt and Krakower qualified for retirement under the terms of their NQO, RSU and PSA agreements, and therefore, with respect to Messrs. Berges, Hunt and Krakower (i) no value is reflected for their NQOs, RSUs and MSPP RSUs, other than with respect to the RSU Agreement issued in 2007 to Mr. Hunt for 25,000 RSUs, and (ii) for the PSAs, there is no value reflected in any termination scenario except for a change in control, in which case the value represents the difference between the value of the PSAs that would have been received upon a change in control on December 31, 2008 and the value of the PSAs the NEO would have received if he retired on December 31, 2008. Under Mr. Hunt's 2007 agreement for the grant of 25,000 RSUs, there is no retirement provision—Mr. Hunt must still be working for Hexcel on April 1, 2009 to receive these shares, subject to early vesting and conversion in the event of a termination due to death, disability or a change of control.

The vesting schedules of these equity grants are described in footnotes (1) and (2) to the "Outstanding Equity Awards at 2007 Fiscal Year-End" table on page 44. The full values of the unvested portions of these equity awards, using the methodologies discussed in the two paragraphs above, are reflected in the table regardless of when the unvested portions of these equity awards are scheduled to vest.

(5)
Our severance arrangements with the US NEOs provide for a modified gross-up for excise taxes incurred on "excess parachute payments" under section 280G of the Internal Revenue Code. However, based on our closing stock price of $7.39 on December 31, 2008, none of our US NEOs would have received a gross-up payment upon termination in connection with a change in control on December 31, 2008.

(6)
The amounts for accelerated vesting of equity awards and total termination benefits for Mr. Pensky are different in the event of a termination for good reason that in the event of a involuntary termination. This is attributable to Mr. Pensky receiving a different form of PSA agreement in 2008 than in 2007, after his promotion to CFO.

 Director Compensation in 2008

        Our director compensation program is comprised of a mix of cash and stock-based incentive compensation designed to attract and retain qualified candidates to serve on our Board. The program provides for:

  •
  an annual retainer of $30,000 payable quarterly

  •
  an additional annual retainer amount of $10,000 paid to the audit committee chairman

  •
  an additional annual retainer amount of $5,000 paid to committee chairmen other than the audit committee chairman

  •
  attendance fees of $1,500 for each in-person Board meeting and $750 for each telephonic Board meeting and each in-person or telephonic committee meeting

  •
  a grant of RSUs upon initial election to the Board and on each re-election thereafter

  •
  equal to such value as determined by the compensation committee on the advice of its independent compensation consultant and other relevant factors; the value used in 2008 was $50,000, which resulted in a grant of 2,371 RSUs to each director on the date of our 2008 annual meeting

  •
  the RSUs vest daily over the twelve months following the date of grant, and convert into an equal number of shares of Hexcel common stock on the first anniversary of grant unless the director elects to defer conversion until termination of service as a director

        This program is for our outside directors only. Mr. Berges, our Chairman and Chief Executive Officer, receives no additional compensation for serving on our Board.

        Our stock ownership guidelines, which are described on page 32, apply to outside directors in a similar manner as they apply to executive officers. Directors are expected to own shares of our common stock that have a value equal to at least three times their annual cash retainer.

        The table below summarizes the compensation paid by the company to non-employee Directors for the fiscal year ended December 31, 2008.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)(4)	Total ($)
Joel S. Beckman	46,500	55,834	102,334
H. Arthur Bellows, Jr.(5)	24,676	23,366	48,042
Lynn Brubaker	49,500	55,834	105,334
Jeffrey C. Campbell	53,706	55,834	109,540
Sandra L. Derickson	54,500	55,834	110,334
W. Kim Foster	48,000	50,278	98,278
Jeffrey A. Graves	42,000	58,970	100,970
David C. Hill(6)	29,868	32,469	62,337
David C. Hurley	48,000	55,834	103,834
David. L. Pugh	51,500	60,000	111,500

(1)
Mr. Berges, our Chairman and Chief Executive Officer, is not listed in this table as he receives no additional compensation for his service as a director. Mr. Berges' compensation is shown in the Summary Compensation Table on page 38.

(2)
Reflects the expense recognized in the company's financial statements for the year ended December 31, 2008 for the fair value in accordance with FAS 123(R) of RSUs granted to each director in 2008 and prior years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based conditions. For additional information regarding the assumptions made in calculating these amounts, see Note 12, "Stock-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2008, and Note 13, "Share-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the director.

(3)
Each director listed in the table other than Mr. Bellows received a grant of RSUs in 2008 with a grant date fair value of $50,000, computed in accordance with FAS 123(R). Mr. Bellows did not stand for re-election to the Board in 2008, as he had reached our mandatory retirement age of 70 prior to the 2008 annual meeting of stockholders. For each director who received a grant of RSUs in 2008, the expense recognized with respect to the 2008 grant only for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS 123(R) was $32,469.

(4)
Prior to 2004, we granted NQOs to our outside directors as part of our director compensation program. As of December 31, 2008, our outside directors had RSUs and NQOs outstanding as follows:

	RSUs		Shares Underlying Unexercised NQOs(b)
Joel S. Beckman	8,210	(a)	—
H. Arthur Bellows, Jr.	—		—
Lynn Brubaker	2,371		—
Jeffrey C. Campbell	9,713		10,000
Sandra L. Derickson	16,044		13,833
W. Kim Foster	4,569		—
Jeffrey A. Graves	4,449		—
David C. Hill	2,371		—
David C. Hurley	9,381		—
David L. Pugh	7,961		—

    (a)
    Includes 1,590 RSUs held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these RSUs.

    (b)
    All of these NQOs are vested.

(5)
Mr. Bellows did not stand for re-election to the Board in 2008, as he had reached our mandatory retirement age of 70 prior to the 2008 annual meeting of stockholders.

(6)
Mr. Hill joined our Board on May 8, 2008.

2003 INCENTIVE STOCK PLAN

General

        Hexcel maintains the 2003 Incentive Stock Plan, which provides for stock incentive awards to be granted to eligible participants at the discretion of the compensation committee. The plan was last amended and restated on December 31, 2008 to conform to Section 409A of the Internal Revenue Code (the "Code"); we refer to this plan as the "existing plan." Our board approved, subject to adoption by our stockholders, a further amended and restated plan, which we refer to as the "new plan." We are submitting the new plan to stockholders to comply with applicable NYSE rules and to meet the stockholder approval requirement of Section 162(m) of the Internal Revenue Code for qualified performance-based compensation. The number of shares available for future awards under the new plan will be four million greater than were available under the existing plan. Below is a summary description of the material provisions of the new plan. This description is qualified by the full text of the new plan, which is included as Annex A to this proxy statement.

        If the new plan is approved by stockholders prior awards made under the existing plan will remain outstanding under the terms of the new plan, and future awards will be made under the new plan. If the new plan is not approved by stockholders, prior awards made under the existing plan will remain outstanding under the terms of the existing plan.

Additional Shares

        As indicated under "Equity Compensation Plan Information" on page 36, as of December 31, 2008, there were approximately 2,350,000 shares available for future grants under the existing plan. As described on page 24, each year our compensation committee first determines the aggregate dollar value of compensation to be delivered to the NEOs in the form of equity awards and then allocates the dollar value among types of awards, such as NQOs, RSUs and PSAs. Our equity award policy provides that each award is valued in the same manner we use for accounting purposes in accordance with FAS 123(R). Generally, the grant date for our equity awards is the third trading day following our next earnings release. The higher the closing stock price on the date of grant, the lower the number of shares granted for any type of equity award. On January 28, 2008, the grant date for our 2008 annual equity awards, the closing price of our common stock was $21.11, and awards were granted for 761,259 shares. On January 26, 2009, the grant date for our 2009 equity awards, the closing price of our common stock was $7.83 and we granted awards for 2,061,886 shares. These share numbers assume that our performance shares will be paid out at the maximum level for purposes of determining the availability of shares under the existing plan. If our closing stock price on January 26, 2009 was $21.11 (the same as for the 2008 annual equity awards), there would have been approximately 765,000 shares underlying the awards granted on this date. As a result of the decline in share price, the number of shares potentially issuable increased significantly year over year. Nonetheless, the compensation committee considered that as a long-term incentive the movements in share price and corresponding number of shares issuable would average over the course of a plan participant's career with the company to a normative annual number of shares.

        After giving effect to the 2009 annual equity awards, 272,794 shares remain available for future grants under the existing plan. As described in the Compensation Discussion and Analysis section, we view annual equity awards as a critical component of our compensation program for both executives and approximately 160 additional key employees. If the new plan is not approved by stockholders, we will not be able to grant equity awards to our executives or key employees beyond the 272,794 shares remaining in the plan, which could constrain our ability to attract, motivate and retain executive and key employees by providing a competitive compensation package. Upon stockholder approval of the new plan, there will be four million shares more than were available for future awards under the existing plan.

 Other Amendments to the Plan

        In addition to increasing the number of shares available, the new plan contains enhanced provisions that are designed to serve stockholders' interests and promote effective corporate governance. These additional provisions are listed below.

  •
  No Stock Option Re-pricings without Stockholder Approval.  The new plan explicitly prohibits re-pricing of awards without stockholder approval.

  •
  Limitation on Re-use of Shares.  Shares tendered or withheld to satisfy any tax withholding obligation, or in payment of the exercise price for an option, or repurchased by us using the proceeds from the exercise of stock options, are not available for awards under the plan.

  •
  Limitation on Term of Stock Options and SARs.  The term of a stock option or a stock appreciate right may not exceed ten years.

  •
  Limitation on Dividend Rights.  Dividends may only be paid with respect to an award on shares of common stock that have vested, and no dividends may be granted with respect to an option or stock appreciate right.

  •
  Limitation on Vesting and Performance Periods.  Awards that vest over time shall vest over at least three years. The performance period for performance-based awards shall be at least one year. However, the compensation committee may make exceptions for death, disability, new hires, promotions, retirement, change in control and other special circumstances.

  •
  Limitation on Full Value Awards.  The Plan places a cap of 50% of the share reserve that may be used for "full value" awards—meaning awards other than options and stock appreciation rights.

Reasons Why We Believe You Should Vote For this Proposal

        The Need to Provide Competitive Compensation.    We believe equity compensation is integral in providing a competitive total compensation package necessary to recruit, retain and incentivize key employees. Equity awards are commonly used by companies our size, and the ability to provide competitive grants is essential to competing in our market for talent. They also serve the important function of aligning the interests of our executives and key employees with shareholder value.

        Historical Company Equity Usage.    We believe that our historic equity usage has been in line with industry norms on an aggregate basis. We set targets for equity compensation—for each NEO individually and for aggregate annual share usage for all plan participants—based on industry standards and other data provided to the committee by our compensation consultant. Based on this information, we believe that our equity usage is consistent with the broader market as well as with the peer group of companies we use to benchmark executive compensation. Our total "overhang" (the sum of shares underlying outstanding equity awards and shares available for future issuance as a percentage of shares outstanding) averaged approximately 9.8%, which compares favorably to our peer group's average of 12.3%, over the years 2005-2007 (the most recent period for which data is available for our peer group); for the years 2005-2009, our average overhang was 8.4%.

        Our annual "burn rate" (shares underlying equity awards granted as a percentage of shares outstanding) averaged approximately 0.8%, as compared to our peer group's average of 1.3%, over the years 2005-2007 (the most recent period for which data is available for our peer group); for the years 2005-2009, our average burn rate was 1.1%. We do not anticipate that future annual long-term incentive grants will significantly exceed our grant practices of the recent past.

        Cash Compensation Expense Increase.    If our ability to provide equity compensation is impaired, our cash compensation costs could increase substantially to offset the absence of equity compensation that we would customarily grant.

 Description of the Principal Features of the Plans

  Authorized Shares

        The existing plan authorizes 6,060,499 shares of our common stock for awards as of January 26, 2009. Of this number, 5,787,705 shares were subject to outstanding awards and 272,794 shares were available for future awards. Shares underlying awards which are cancelled, forfeited, surrendered, terminated, paid in cash or which expire unexercised, and the excess amount of performance awards which become fixed at less than their maximum limitations, become available for new awards under the existing plan. However, shares tendered in payment of the price for an option, shares withheld by the company to satisfy a participant's tax withholding obligation, and shares repurchased by the company using the proceeds from the exercise of stock options, are not made available for awards.

        Upon stockholder approval of the new plan, there will be approximately 4,272,794 shares of common stock available for new awards. The precise number of shares that will be available for future awards and will be subject to outstanding awards under the existing plan will not be determinable until immediately prior to the time the new plan becomes effective, and will depend upon the extent to which the shares currently authorized and subject to outstanding awards under the existing plan cease to be subject to, or become available for re-grant under, the terms of the existing plan (for example, upon the exercise of options, the vesting of RSUs, or the cancellation of awards).

        The closing price of our common stock on March 17, 2009 was $6.31.

  Purpose

        The purpose of the new plan is to attract and retain highly qualified executives and key employees and to advance our interests by providing a stock incentive award for employees who have a direct, measurable opportunity to advance our goals.

  Administration

        The new plan is administered by the compensation committee of our board of directors, or such other committee of our board of directors as our board of directors may designate. The committee has the authority to make determinations with respect to the participation of employees, officers, consultants and directors in the new plan and the terms of awards made to participants. The committee has the authority to establish, among other things, vesting schedules, performance criteria, post-termination exercise provisions and all other material terms and conditions of awards and has the authority to accelerate the time at which any award becomes vested or exercisable including upon the occurrence of a "change in control" as defined in the new plan. Awards that vest on the lapse of time shall vest over a period of at least three years, and the performance period for performance awards shall be at least one year, but the committee may make exceptions for death, disability, new hires, promotions, retirement, change in control, and other special circumstances. The committee has the authority to interpret and construe the provisions of the new plan.

  Eligibility

        Upon selection by the committee, any employee, officer or consultant of Hexcel or its subsidiaries or director of Hexcel is eligible to receive awards under the new plan. It is expected that our non-employee directors will receive awards under our director compensation program. The number of eligible consultants cannot be estimated.

  Discretionary Awards

        The new plan provides for discretionary grants of a variety of awards, including stock options, stock options in lieu of compensation, stock appreciation rights, restricted shares, RSUs and other stock based awards. Stock options may be either incentive stock options ("ISOs") that qualify under Section 422 of the Code, or nonqualified stock options ("NQOs") that do not qualify under Section 422. To the extent that the aggregate fair market value of our common stock underlying options which are intended to be ISOs and are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as NQOs. The term of an NQO or an ISO may not exceed ten years from the date of grant. Any repricing of a stock option, or a cash tender for stock options by the company, requires stockholder approval.

        The new plan also provides for performance-based awards. A performance-based award is an award based, in whole or in part, upon the attainment of one or more performance goals. When a performance-based award to any NEO is intended to be a qualified award, the performance goals for the award must be based upon one or more of the following criteria, each of which may relate to the performance of Hexcel, a subsidiary, any subsection of Hexcel's business or any combination thereof and may be expressed as an amount, or as an increase or decrease over a specified period, or a relative comparison of performance to the performance of a peer group of entities or other external measure, of the selected performance criteria: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof). With respect to a performance-based award to any employee other than an NEO, or a performance-based award to an NEO that is not intended to be a qualified award, the performance goals may be based on any of the criteria listed above and/or on any other objective or subjective performance measures.

        The new plan permits an award to grant the participant the right to receive dividends or their equivalent value in cash or common stock, with respect to the shares underlying the award. However, dividends or their equivalent may only be paid on shares of common stock that have vested or, with respect to a performance-based award, only with respect to shares of common stock that have been earned and vested.

        The new plan also contains a limitation regarding "full value" awards—meaning awards other than options and stock appreciation rights. No more than 50% of the shares available for grant under the new plan may be used for full value awards.

  Amendment and Termination

        The committee has the authority to terminate the new plan or make such modifications or amendments to the new plan as it may deem advisable. No amendment to the new plan which requires stockholder approval under applicable law, rule or regulation will become effective without the approval of our stockholders. In addition, no termination or amendment of the new plan may adversely affect the rights of a participant under an outstanding award without the consent of such participant.

Plan Benefits

        Awards under the new plan will be granted at the sole discretion of the committee and performance criteria may vary from year to year and from participant to participant. Therefore, benefits under the new plan are not determinable. Compensation paid and other benefits granted to certain of our executive officers for 2008 are set forth in this proxy statement in the section entitled "Executive Compensation." The committee approved stock incentive awards for the 2009 year for a group of key employees, including the NEOs. The stock incentive awards granted to the NEOs were disclosed on Form 4s as required by SEC rules. These awards are subject to the existing plan and are not dependent on approval of the new plan by stockholders.

 Federal Income Tax Consequences

        The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards under the new plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. Accordingly, participants in the new plan should consult their respective tax advisors in determining the tax consequences of such participation.

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to its covered employees. However, compensation which qualifies as "performance-based" is exempt from the $1 million limitation. In order for compensation paid under the new plan to a covered person to qualify for this exemption, the material terms of the new plan must be approved by stockholders every five years and payments to the covered employee must be based solely on the attainment of pre-established, objective performance goals and must be computed by a pre-established, objective formula or standard. The new plan is designed to preserve our opportunity for a tax deduction for stock incentive compensation paid to our covered employees.

  Nonqualified Stock Options

        An optionee will not recognize any taxable income upon the grant of an NQO, and we will not be entitled to a tax deduction with respect to such grant.

        Upon exercise of an NQO, the excess of the fair market value of the acquired shares of our common stock on the exercise date over the exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. We will generally be entitled to a tax deduction at that time in the amount of such compensation income, subject to possible Section 162(m) limitations. The optionee's tax basis for the shares of our common stock received pursuant to the exercise of an NQO will equal the sum of the compensation income recognized and the exercise price.

        In the event of a sale or other disposition of shares of our common stock received upon the exercise of an NQO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares of our common stock (which begins upon such exercise) is more than one year.

  Incentive Stock Options

        An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and we will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income to the optionee, and a corresponding tax deduction to us, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by us or one of our subsidiaries or within 90 days after termination of employment) or if the optionee engages in a "disqualifying disposition" as described below. The exercise of an ISO or the disqualifying disposition of shares acquired upon the exercise of an ISO should not be subject to federal income tax withholding. In addition, the Internal Revenue Service has announced that employment taxes will not apply to the exercise of an ISO that occurs before January 1 of the year that follows the second anniversary of the publication of final guidance by the IRS. The difference between (a) the fair market value of the shares of our common stock on the date of exercise of an ISO and (b) the exercise price constitutes an item of tax preference for purposes of the federal alternative minimum tax.

        A sale or exchange by an optionee of shares of our common stock acquired upon the exercise of an ISO more than one year after the transfer of such shares of our common stock to such optionee and more than two years after the date of grant of the ISO generally will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of shares of our common stock to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares of our common stock that will have the following results: any excess of (1) the lesser of (a) the fair market value of the shares of our common stock at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares of our common stock over (2) the exercise price of such ISO will be taxable as compensation income to the optionee, and we will be entitled to a tax deduction in the amount of such compensation income. Any gain in excess of the amount required to be recognized by the optionee as taxable compensation income will generally qualify as capital gain and will not result in any deduction by us. If the amount realized on a disqualifying disposition of the shares of our common stock is less than the exercise price of such ISO, the difference will generally constitute a capital loss to the optionee.

  Stock Appreciation Rights

        The amount of any cash received upon the exercise of a stock appreciation right, or SAR, will be includible in the grantee's compensation income, will be deductible by us subject to possible 162(m) limitations, and will be subject to applicable withholding taxes.

  Restricted Shares and RSUs

        If restricted shares or RSUs are awarded to a participant in accordance with the terms of the new plan, generally no income will be recognized by such participant at the time the award is made. Generally, such participant will be required to include as compensation income, subject to applicable withholding taxes, the fair market value of such restricted shares or RSUs upon the lapse of the forfeiture provisions applicable thereto (or in the case of RSUs upon the conversion of the RSUs into common stock), less any amount paid therefor. The participant may, however, elect within 30 days after a restricted stock award is made, to be taxed immediately upon receipt of such shares rather than when the forfeiture provisions lapse. If such an election is made, the participant will recognize compensation income, subject to applicable withholding taxes, in the taxable year of his or her award in an amount equal to the fair market value of such restricted shares (determined without regard to the restrictions which by their terms will lapse) at the time of receipt, less any amount paid therefor. Absent the making of the election described in the preceding sentences, any cash dividends or other distributions paid with respect to restricted shares prior to lapse of the applicable restrictions will be includible in the participant's ordinary income as compensation at the time of receipt. In each case, we generally will be entitled to a deduction in the same amount as the compensation income realized by the participant, subject to possible Section 162(m) limitations.

Vote Required

        Approval of the new plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Under applicable NYSE rules, the total vote cast on the proposal must represent over 50% in interest of all shares of common stock entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE 2003 INCENTIVE STOCK PLAN

2009 EMPLOYEE STOCK PURCHASE PLAN

General

        Our board authorized the adoption of an employee stock purchase plan (the "new plan") that will meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). We are submitting the new plan to shareholders pursuant to the requirements of Section 423 of the Code.

        From 1997 through mid-2007, we had in place an employee stock purchase plan (the "old plan"). The old plan expired on its terms and, prior to its expiration, there were approximately 150,000 shares available for issuance under the plan. Under the new plan, there will be a total of 250,000 shares available for issuance, an increase of 100,000 over what was available under the old plan prior to its expiration.

        The following description of the new plan is not intended to be complete and is qualified in its entirety by the complete text of the new plan, a copy of which is included as Appendix B to this proxy statement.

Description of the Principal Features of the Plan

  Authorized Shares

        Under the new plan, there will be 250,000 shares of our common stock available for issuance.

  Purpose

        The new plan is designed to encourage the purchase by our employees of shares of our common stock at up to a 15% discount.

  Administration

        The new plan will be administered by the compensation committee of our board of directors or its authorized delegate. The committee may interpret and construe the new plan, may make such rules and regulations and establish such procedures for the administration of the new plan as it deems appropriate, and has the authority to exercise all the powers and authorities necessary or advisable in the administration of the new plan.

  Eligibility

        Generally, all employees of the company or its designated subsidiaries who have been employed at least six months, have reached the age of majority in the state of the employee's residence, and work at least 20 hours per week and more than five months in a calendar year, will be eligible to participate in the new plan. The committee may designate subsidiaries from time to time in its sole discretion to participate in the new plan. Any subsidiaries of the company may be designated to participate, including corporations or other entities which become subsidiaries after the effective date of the new plan.

  Purchase of Shares

        Each eligible employee who elects to participate in an offering period will be granted options to purchase our common stock through regular payroll deductions during the offering period in an amount equal to either (a) a whole percentage from 1% to 10% of the employee's cash compensation for each payroll period, or (b) a dollar amount that is not less than $5.00 and not more than 10% of the employee's cash compensation for each payroll period. The committee sets the length of the offering period, provided no offering period may last longer than 27 months. The initial offering period will commence on July 1, 2009 and will be for the length of a calendar quarter. Unless the committee provides otherwise, each subsequent calendar quarter shall be a separate offering period. The purchases are made at the end of the offering period. The committee sets the purchase price of a share of our common stock for each offering period, provided the purchase price may not be less than 85% of the lower of the fair market value of a share of our common stock on the first and last business day in the calendar quarter. No employee shall be permitted to purchase common stock with a value greater that $25,000 in any calendar year. Unless the committee provides otherwise, no employee shall be permitted to purchase more than two thousand five hundred (2500) shares of our common stock in any offering period. The market value of a share of our common stock as of March 17, 2009 was $6.31.

  Amendment and Termination

        The new plan will automatically terminate on May 7, 2019, unless it is terminated earlier by action of the board or the committee or by the purchase of all shares of our common stock which are subject to the plan. The committee may from time to time amend or terminate the new plan, but no such amendment or termination may adversely affect the rights of any participant. No amendment to the new plan which requires stockholder approval under applicable law, rule or regulation shall become effective unless it is approved by the requisite vote of our stockholders.

Federal Income Tax Consequences

        The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards under the new plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. ACCORDINGLY, PARTICIPANTS IN THE NEW PLAN SHOULD CONSULT THEIR RESPECTIVE TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF SUCH PARTICIPATION.

        The options granted under the new plan are qualified stock options, or QSOs, which qualify under Section 423 of the Code. An employee will not recognize any taxable income upon the grant of a QSO and we will not be entitled to any tax deduction with respect to such grant. Upon exercise of a QSO, the employee will not recognize any compensation income and we will not be entitled to any tax deduction. The employee's tax basis for the shares of our common stock received pursuant to the exercise of a QSO will equal the purchase price.

        The federal income tax consequences upon sale or other disposition of the shares acquired upon exercise of a QSO under the new plan depend on whether the disposition is a qualifying disposition or disqualifying disposition. A qualifying disposition is a disposition that occurs after the shares have been held by the employee for at least two years after the date of grant and at least one year after the date of exercise.

        If a disposition is a qualifying disposition, then the employee will recognize ordinary income at the time of the disposition equal to the lesser of the purchase discount (determined as of the date of grant) or the fair market value of the shares at the time of the disposition over the exercise price. Any remaining gain will be capital gain and will be long-term capital gain if the holding period for such shares of our common stock, which begins upon the date of exercise, is more than one year. If the fair market value of the shares at the time of the disposition is below the exercise price, the employee will be entitled to capital loss. We are not entitled to a compensation deduction if the disposition is a qualifying disposition.

        If the disposition is a disqualifying disposition, then the employee will recognize ordinary income at the time of the disposition equal to the fair market value of the shares at the time of the exercise over the exercise price. Any remaining gain will be capital gain and will be long-term capital gain if the holding period for such shares of our common stock, which begins upon the date of exercise, is more than one year. If the fair market value of the shares at the time of disposition is less than the fair market value of the shares at the time of exercise, the employee will still be required to recognize ordinary income equal to the fair market value of the shares at the time of the exercise over the exercise price, but will be entitled to capital loss equal to the difference between the fair market value of the shares at the time of exercise over the fair market value of the shares at the time of disposition. If the disposition is a disqualifying disposition, we are generally entitled to an ordinary compensation deduction equal to the amount of ordinary income the employee recognized at the time of disposition.

Plan Benefits

        Since the amount of benefits to be received by each employee in the new plan is determined by his or her elections, the amount of future benefits to be allocated to any individual or group of individuals under the plan in any particular year is not determinable. Compensation paid and other benefits granted to certain of our executive officers for the 2008 fiscal year are set forth elsewhere in this proxy statement in the section entitled "Executive Compensation."

Vote Required

        Approval of the new plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN

AUDIT COMMITTEE REPORT

        The audit committee is responsible for assisting the Board's oversight of the integrity of Hexcel's financial statements, Hexcel's exposure to risk and mitigation of those risks, Hexcel's independent registered public accounting firm's qualifications, independence and performance, and Hexcel's internal audit function. We also recommend to the Board of Directors, subject to stockholder ratification, the selection of Hexcel's independent registered public accounting firm. We operate under a written charter adopted and approved by the Board of Directors, which was last amended on December 14, 2006.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. Hexcel's independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States. Our responsibility is to monitor and review these processes.

        We held eleven meetings in 2008, held numerous discussions with management and met in executive session, without management, with PricewaterhouseCoopers LLP, Hexcel's independent registered public accounting firm. We also met in executive session, without management present, with Hexcel's Director of Internal Audit. We have reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. We discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

        Hexcel's independent registered public accounting firm also provided the written disclosures required by PCAOB Rule No. 3526, Communications with Audit Committees Concerning Independence, and we discussed with the independent registered public accounting firm their independence.

        Based on our review and the discussions referred to above, we recommended that the Board of Directors include Hexcel's audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC. We have also selected PricewaterhouseCoopers LLP as Hexcel's independent registered public accounting firm for 2009, subject to stockholder ratification.

Jeffrey C. Campbell, Chair*
W. Kim Foster
David C. Hill*
David C. Hurley
    The Members of the Audit Committee

*
On May 8, 2008, Mr. Hill was elected to the Board and replaced H. Arthur Bellows, Jr. on the audit committee, who retired from the Board on that date. Mr. Bellows was Chair of the audit committee prior to his retirement. After Mr. Bellows' retirement, Mr. Campbell became Chair of the audit committee.

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        We are asking the stockholders to ratify the audit committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. In the event the appointment of PricewaterhouseCoopers LLP is not ratified, the audit committee will consider the appointment of another independent registered public accounting firm.

        PricewaterhouseCoopers LLP has audited our financial statements annually since 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if she desires to do so and will be available to answer appropriate questions from stockholders.

Fees

  Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for 2008 for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q and services provided in connection with foreign statutory and regulatory filings and engagements were approximately $2,565,000. With respect to 2007, the aggregate amount of such fees was approximately $2,630,000.

  Audit-Related Fees

        There were approximately $20,000 in fees billed by PricewaterhouseCoopers LLP in 2008 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not included in the amount for 2008 under "Audit Fees" above. With respect to 2007, the amount of such fees was approximately $156,000. For 2008, these fees related primarily to an interim review of one of our foreign holding company's financial statements. Substantially all of these fees for 2007 related to completion of the separate audit of the stand-alone financial statements of the electronics, ballistics and general industrial components of our US reinforcements business.

  Tax Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP in 2008 and 2007 for professional services rendered for tax compliance, tax advice and tax planning were approximately $315,000 and $260,000, respectively. For 2008 these fees related primarily to European tax compliance, expatriate tax planning and compliance, and tax advice relating to net operating losses and foreign tax credits. For 2007 these fees related primarily to European tax compliance, transfer pricing within our business units and expatriate tax planning and compliance.

  All Other Fees

        There were no other fees billed by PricewaterhouseCoopers LLP for professional services rendered to us during 2008 and 2007.

Audit Committee Pre-Approval Policies and Procedures

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, subject to the exception described below. These services may include audit services, audit-related services, tax services and other services.

Any pre-approval is detailed as to the particular service. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the firm in accordance with this pre-approval. With the prior approval of our Chief Financial Officer, our independent registered public accounting firm may perform services, other than audit services, so long as the total fees incurred do not exceed $25,000 and the services are promptly brought to the attention of the audit committee.

        Rule 2-01(c)(7)(i) under SEC Regulation S-X provides that a company's independent registered public accounting firm can provide certain non-audit services without the prior approval of the audit committee if certain conditions are met, including that the services are incurred in accordance with detailed policies and procedures adopted by the company and are brought promptly to the attention of the audit committee. In 2008, all of the services described above under "Audit Fees" and "Tax Fees" were approved by the audit committee prior to performance of the services. Substantially all of the services described under "Audit-Related Fees" were performed in accordance with the exception described above which requires the prior approval of our Chief Financial Officer only; the fees associated with these services represented less than one percent of the total fees paid to our independent registered public accounting firm for all services performed in respect of 2008.

Vote Required

        Ratification of the appointment of PricewaterhouseCoopers LLP to audit the company's financial statements for 2009 requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are permitted to vote shares held for a customer without specific instructions from the customer. The audit committee is directly responsible for appointing the company's independent registered public accounting firm, regardless of the outcome of this vote. The audit committee is not bound by the outcome of this vote but will, however, consider these voting results when selecting the company's independent auditor for 2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

        We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $10,000 in which Hexcel and any of our directors and executive officers or their immediate family members participates or otherwise has an interest. The audit committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Financial Officer is responsible for evaluating and authorizing any transaction with a value between $10,000 and $120,000, unless the Chief Financial Officer is a related person with respect to the transaction under review, in which case the General Counsel shall be responsible for such evaluation and possible authorization.

        The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the audit committee or the Chief Financial Officer under this policy include the following:

  •
  the terms of the transaction, and whether the terms are no less favorable to Hexcel than would be obtained in the transaction were entered into with a party other than a related person

  •
  the benefits to Hexcel

  •
  the availability of other sources for the product or service that is the subject of the transaction

  •
  the timing of the transaction

  •
  the potential impact of the transaction on a director's independence

  •
  any other factors deemed relevant

Related Person Transactions

        The company had no related person transactions during 2008, and is not currently aware of any proposed related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Hexcel common stock. Executive officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the year ended December 31, 2008, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent stockholders were complied with, except (i) a Form 4 filed by Mr. William Hunt filed on February 11, 2008 inadvertently reported that he owned 22 fewer shares of common stock than he actually owned (this was corrected by an amended Form 4 filed on January 5, 2009); (ii) on April 16, 2008, Mr. Wayne C. Pensky filed an amended Form 3 to include 2,396 shares of common stock held by Mr. Pensky through Hexcel's 401(k) plan that were inadvertently omitted from his Form 3 filed on May 1, 2007; and (iii) Mr. Domenichini inadvertently filed a Form 4 sixteen days late to reflect the January 6, 2008 acquisition of 922 shares of common stock resulting from the conversion of restricted stock units.

OTHER MATTERS

        As of the date of this proxy statement, the board of directors does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters not known are properly brought before the Annual Meeting, proxies will be voted at the discretion of the proxy holders and in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended for inclusion in our proxy materials for the 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing not later than November 23, 2009 to the Corporate Secretary at Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901-3238. If a stockholder wishes to submit a proposal outside of the process of Rule 14a-8, in order for such proposal to be considered "timely" for the purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received at the above address not later than November 22, 2009. In addition, our Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and nominations for the election of directors at the 2010 Annual Meeting of Stockholders must be submitted, in accordance with the requirements of our Bylaws, not later than November 22, 2009. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2009

        The proxy statement, annual report to security holders and related materials are available at http://phx.corporate-ir.net/phoenix.zhtml?c=75598&p=proxy.

 ANNUAL REPORT

        Our Annual Report to Stockholders containing audited consolidated financial statements for the year ended December 31, 2008, is being mailed herewith to all stockholders of record. Additional copies are available without charge on request. Requests should be addressed to the Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford Connecticut, 06901-3238.

Stamford, Connecticut
March 23, 2009

Annex A

FORM OF HEXCEL CORPORATION
2003 INCENTIVE STOCK PLAN
As Amended and Restated on [date]

I. Purpose

        The Hexcel Corporation 2003 Incentive Stock Plan was approved by the stockholders of the Corporation on May 19, 2005 and was amended and restated on December 31, 2008 to conform to Section 409A of the Internal Revenue Code of 1986 (as amended the "Code") (the "Existing Plan"). The Existing Plan was further amended and restated upon approval by the stockholders on May 7, 2009 (and as further amended, the "Plan").

        The Plan is intended to attract, retain and provide incentives to Employees, officers, Directors and consultants of the Corporation, and to thereby increase overall stockholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares, other stock-based awards or any combination of the foregoing to the eligible participants.

II. Definitions

        (a)   "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock, all on a stand-alone, combination or tandem basis, as described in or granted under the Plan.

        (b)   "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under the Plan.

        (c)   "Board" means the Board of Directors of the Corporation.

        (d)   "Committee" means the Compensation Committee of the Board (or any duly authorized subcommittee thereof) or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.

        (e)   "Common Stock" means the $.01 par value common stock of the Corporation.

        (f)    "Corporation" means Hexcel Corporation, a Delaware corporation.

        (g)   "Director" means a member of the Board.

        (h)   "Employee" means an employee of the Corporation or a Subsidiary.

        (i)    "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

        (j)    "Fair Market Value" means the closing price for the Common Stock as reported in publications of general circulation from the New York Stock Exchange Consolidated Transactions Tape on such date, or, if there were no sales on the valuation date, on the next preceding date on which such closing price was recorded; provided, however, that the Committee may specify some other definition of Fair Market Value in good faith with respect to any particular Award; provided further, however, that any such other definition specified by the Committee shall, with respect to any Award of Stock Options (other than Incentive Stock Options) and Stock Appreciation Rights, result in a Fair Market Value for the Common Stock that would not be less than the fair market value determined in accordance with Section 1.409A-1(b)(5)(iv) of the Treasury Regulations (or any successor provision), unless the Committee specifically provides otherwise.

        (k)   "Grant Date" shall mean (i) with respect to any Award other than a Stock Option or Stock Appreciation Right, the date on which the Authorizing Authority grants the Award or provides that the grant of the Award shall be effective and (ii) with respect to a Stock Option or Stock Appreciation Right, the date on which the Authorizing Authority completes the corporate action necessary to create a legally binding right constituting the Stock Option or Stock Appreciation Right, or such future date on which the grant is to be effective as provided by the Authorizing Authority at the time of the corporate action. For purposes of this definition, "Authorizing Authority" means the Board, the Committee, or any other committee or any person that has been duly authorized by the Board or the Committee to authorize and approve the Award.

        (l)    "Effective Date" means the date on which stockholders approve the Plan

        (m)  "Participant" means an Employee, officer, Director or consultant who has been granted an Award under the Plan.

        (n)   "Performance-Based Award" shall have the meaning ascribed to such term in the last paragraph of Section VI(i).

        (o)   "Performance Goals" shall mean objective measures of performance based on one or more criteria established by the Committee. Such criteria may relate to the performance of the Corporation, a Subsidiary, any subsection of the Corporation's business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of performance to the performance of a peer group of entities or other external measure of the selected performance criteria, and shall be based on one or more of the following: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all of interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof).

        The Committee shall have the authority to make appropriate adjustments in Performance Goals to reflect the impact of unusual, non-recurring or extraordinary income or expense not reflected in such goals at the time they are set. For purposes of the Plan, unusual, non recurring or extraordinary income or expense shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, PCAOB or adopted by the Corporation or its subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Corporation or its subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) the refinancing or repurchase of bank loans or debt securities, (7) the impact of capital expenditures, (8) the impact of the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (9) charges related to the conversion of some or all of convertible securities to common stock; and (10) such other items as may be prescribed by Section 162(m) of the Internal Revenue Code and the treasury regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

        (p)   "Qualified Award" shall mean an Award to a Covered Employee (as defined in Section 162(m) of the Internal Revenue Code) which is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

        (q)   "Subsidiary" shall mean (i) with respect to any award other than a Stock Option or Stock Appreciation Right, any corporation, partnership, limited liability company or other business entity of which 50% or more of the equity interests is owned or controlled, directly or indirectly, by the Corporation; (ii) with respect to an Incentive Stock Option, any "subsidiary corporation" with respect to the Corporation within the meaning of Section 424(f) of the Code; and (iii) with respect to a Stock Option other than an Incentive Stock Option or with respect to a Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest of at least 50% in another corporation or other entity in the chain, beginning with the corporation or other entity in which the Corporation has a controlling interest of at least 50%. For this purpose, "controlling interest" shall have the meaning given in Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision).

III. Eligibility

        Any Employee, officer, Director or consultant of the Corporation or a Subsidiary selected by the Committee is eligible to receive an Award pursuant to Section VI hereof.

IV. Plan Administration

        (a)   Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, Directors and consultants in the Plan and, except as otherwise required by law or the Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of the Plan, objectives and the attainment thereof with respect to Performance-Based Awards, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant. Any Committee (including any subcommittee) taking any such action with respect to any officer or director (as such terms are used in Rule 16b-3(a) under the Exchange Act) shall be composed of two or more persons, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. Any Committee (including any subcommittee) taking any such action with respect to one or more Qualified Awards shall be composed of two or more persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

        (b)   The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

        (c)   The Committee shall have the authority at the time of the grant of any Award to provide for the conditions and circumstances under which such Award shall be forfeited. Awards that vest on the lapse of time shall vest over a period of at least three years, and the performance period for Performance-Based Awards shall be at least one year, but the Committee may make exceptions for death, disability, new hires, promotions, retirement, change in control, and other special circumstances. The Committee shall have the authority to accelerate the vesting of any Award and the time at which any Award becomes exercisable. The Committee shall have the authority to cancel an Award (with the consent of the Participant holding such Award) on such terms and conditions as the Committee shall determine, except any repricing of a Stock Option or cash tender by the Corporation for a Stock Option shall require the approval of the stockholders.

 V. Capital Stock Subject to the Provisions of the Plan

(a)
The capital stock subject to the provisions of the Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section XI, and subject to Section V(c) below, the maximum number of shares of Common Stock that shall be available for grants of Awards under the Plan shall be [10,060,499], which, as of the Effective Date, included (i) [5,787,705] shares of Common Stock subject to outstanding grants of Awards under the Plan, and (ii) [4,272,794] shares of Common Stock available for future grants of Awards under the Plan.(1)
(1)
All numbers in this paragraph are as of January 26, 2009 (after giving effect to our annual 2009 equity awards), and will be adjusted as of the date this plan is approved by shareholders, as described in this paragraph. The 10,060,499 number equals the sum of (1) the number of shares subject to existing equity grants (5,787,705), (2) the number of shares currently available for future equity grants (272,794), and (3) the new shares to be added subject to shareholder approval (4,000,000). The 4,272,794 number equals the sum of (1) the number of shares currently available for future equity grants (272,794), plus (2) the 4,000,000 new shares to be submitted to shareholders for approval.

        (b)   The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

        (c)   There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this Section V, shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised, and the excess amount of Performance-Based Awards which become fixed at less than their maximum limitations. The following shares shall not be available for Awards: shares tendered in payment of the exercise price for an option, shares withheld by the Corporation to satisfy a participant's tax withholding obligation, and shares repurchased by the Corporation using the proceeds from the exercise of Stock Options.

VI. Awards Under The Plan

        The Board or Committee may grant Awards, including but not limited to the following types of Awards, each of which may be granted under the Plan on a stand-alone, combination or tandem basis:

        (a)   Stock Option.    A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided, however, that no Stock Option shall have an exercise price per share less than 100% of the Fair Market Value per share of the Common Stock on the Grant Date of the Option. The term of a Stock Option shall not exceed ten years from grant.

        (b)   Incentive Stock Option.    An Award which may be granted only to Employees in the form of a stock option which shall comply with the requirements of Internal Revenue Code Section 422 or any successor section as it may be amended from time to time. The exercise price of any incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the incentive stock option Award. Subject to adjustment in accordance with the provisions of Section XI, the aggregate number of shares which may be subject to incentive stock option Awards under the Plan shall not exceed the maximum number of shares provided in paragraph (a) of Section V above. To the extent that the aggregate Fair Market Value of Common Stock with respect to which options intended to be incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options shall be treated as options which are not incentive stock options. The term of an Incentive Stock Option shall not exceed ten years from grant.

        (c)   Stock Option in lieu of Compensation Election.    A right given with respect to a year to a Director, officer or key Employee to elect to exchange annual retainers, fees or compensation for stock options.

        (d)   Stock Appreciation Right.    A right which may or may not be contained in the grant of a stock option or incentive stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price or other specified amount contained in the Award Agreement. Such right may be payable in cash, Common Stock, or any combination thereof. Unless the Committee otherwise provides, (i) no Stock Appreciation Right shall entitle the holder to an amount in excess of the Fair Market Value per share of Common Stock on the date the right is exercised over the Fair Market Value per share of Common Stock on the Grant Date of the Stock Appreciation Right and (ii) any Stock Appreciation Right granted in tandem with a Stock Option or that otherwise entitles the holder of the Stock Appreciation Right to the excess of the Fair Market Value of a share of Common Stock purchasable under a Stock Option on the date the Stock Option is surrendered over the exercise price of the Stock Option must be granted on the same Grant Date as the related Stock Option. The term of a Stock Appreciation Right shall not exceed ten years from grant.

        (e)   Restricted Shares.    A transfer of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

        (f)    Dividend or Equivalent.    A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any Award; provided, however, that dividends or their equivalent may only be paid to a Participant on the shares of Common Stock that have vested pursuant to the Award (but no dividend equivalent shall be granted with respect to any Stock Option or Stock Appreciation Right). The Participant shall receive a dividend payment or equivalent equal to the amount the Participant would have received had the Participant been a holder of such vested shares of Common Stock on the dividend record date.

        (g)   Stock Award.    An unrestricted transfer of ownership of Common Stock.

        (h)   Other Stock-Based Awards.    Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

        (i)    Performance-Based Award.    A Performance-Based Award is any Award of the type listed in subsections VI(a) through VI(h) above that is based, in whole or in part, upon the attainment of one or more objectives. The Committee shall establish with respect to each Performance-Based Award the applicable objectives. The objectives established by the Committee may be (but need not be) different each time the Committee grants one or more Performance-Based Awards and different objectives may be applicable to different Participants. An objective shall not be deemed to have been attained until the Committee certifies as to its attainment. To the extent that a Performance-Based Award is intended to be a Qualified Award, the objectives must be based on one or more Performance Goals, and the attainment of such Performance Goals shall be objectively determinable.

        No more than 50% of the shares available for grant under the Plan shall be granted with respect to Awards other than Stock Options or Stock Appreciation Rights. For purposes of this limitation only, with respect to a Performance-Based Award, the number of shares deemed to be granted shall be that number of shares that will ultimately be issued if the target level of the applicable performance measure is achieved.

VII. Award Agreements

        Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

 VIII. Other Terms and Conditions

        (a)   Assignability.    Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will, by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant. No Award granted under the Plan shall be subject to execution, attachment or process.

        (b)   Termination of Employment or Other Relationship.    The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

        (c)   Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. .

        (d)   No Obligation to Exercise.    The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

        (e)   Payments by Participants.    The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

        (f)    Withholding.    Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

        (g)   Maximum Awards.    The maximum number of shares of Common Stock with respect to which options and stock appreciation rights may be granted in any single calendar year to any single Participant under the Plan is equal to the maximum number of shares provided for in paragraph (a) of Section V.

IX. Termination, Modification and Amendments

        (a)   The Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that no amendments to the Plan which require stockholder approval under applicable law, rule or regulation shall become effective unless the same shall be approved by the requisite vote of the Corporation's stockholders.

        (b)   No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X. Recapitalization

        The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the per share price thereof set forth in each outstanding Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities or other consideration available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI. No Right to Employment

        No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder or in any other agreement applicable between a Participant and the Corporation or a Subsidiary.

XII. Governing Law

        To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

XIII. Savings Clause

        The Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of the Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

XIV. Effective Date and Term

        The Plan shall be effective on the Effective Date. All Awards granted under the Existing Plan shall remain outstanding pursuant to the terms thereof.

        The Plan shall terminate on the tenth anniversary of the Effective Date. No Awards shall be granted after the termination of the Plan but all Awards outstanding under the Plan shall remain outstanding pursuant to the terms thereof.

*  *  *  *  *  *

Annex B

FORM OF HEXCEL CORPORATION
2009 EMPLOYEE STOCK PURCHASE PLAN
as Amended and Restated as of [date]

        1.    Purpose.    The Plan is intended to provide Employees (as defined herein) of the Company and its Designated Subsidiaries, with the opportunity to apply a portion of their compensation to the purchase of Common Stock of the Company in accordance with the terms of the Plan, to promote and increase the ownership of Common Stock by such Employees and to better align the interests of the Employees and the Company's stockholders and to thereby increase overall stockholder value. The Plan is intended to be qualified for purposes of Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

        (a)   "Board" means the Board of Directors of the Company.

        (b)   "Code" means the Internal Revenue Code of 1986, as amended.

        (c)   "Committee" means the Compensation Committee of the Board or its authorized delegate.

        (d)   "Common Stock" means the Common Stock, $0.01 par value, of the Company.

        (e)   "Company" means Hexcel Corporation, a Delaware corporation.

        (f)    "Compensation" means the base salary, straight time gross earnings, overtime, shift premium, cash bonuses and commissions paid to an Employee, including an Employee's portion of any elective deferral contributed on the Employee's behalf to a plan described in Section 401(k) of the Code, any amount excludable pursuant to Section 125 or 132(f) of the Code and any compensation deferral made under the Hexcel Nonqualified Deferred Compensation Plan.

        (g)   "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee other than ordinary vacation and short-term disability absences. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        (h)   "Contributions" means all amounts credited to the Plan Account of a Participant pursuant to the Plan.

        (i)    "Custodial Account" means a master custodial account at the Custodian that is established to hold title to all shares of Common Stock purchased for the benefit of all Participants under the Plan.

        (j)    "Custodian" means any custodian selected by the Company, from time to time, to manage the Custodial Account for the Participants under the Plan.

        (k)   "Designated Subsidiaries" means the Subsidiaries, if any, which have been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which are listed in Appendix A.

        (l)    "Employee" means any employee of the Company or one of its Designated Subsidiaries (as determined under Code section 3401(c) and the regulations thereunder) who is customarily employed by the Company or one of its Designated Subsidiaries for more than (20) hours per week and more than five months in a calendar year. Notwithstanding the foregoing, any employee who is a citizen or resident of a foreign jurisdiction (without regard to whether he or she is also a citizen or resident alien of the United States) shall be excluded from coverage under the Plan if the grant of an option under the Plan to such employee is prohibited under the laws of such jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the plan to violate the requirements of Code section 423.

        (m)  "Enrollment Date" means the first business day of each Offering Period under the Plan.

        (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (o)   "Exercise Date" means the last business day of each Offering Period of the Plan.

        (p)   "Offering" means the offer for sale to eligible Employees of the Company and its Designated Subsidiaries of shares of Common Stock at the price and subject to the other terms and conditions determined by the Committee in accordance with the terms of the Plan. The right to purchase shares of Common Stock pursuant to an Offering is sometimes referred to below as an option, and the commencement of an individual's participation in an Offering is sometimes referred to as the granting of an option to such individual.

        (q)   "Offering Date" means, with respect to an Offering, the date on which the Company completes the corporate action constituting an offer of stock for sale to an Employee, as determined under Section 1.421-1(c) of the U.S. Treasury Regulations, but without regard to the requirement that the minimum exercise price must be fixed or determinable in order for the corporate action to be considered complete. The Offering Date with respect to an Offering will be the same as the Enrollment Date for such Offering, provided the terms of the Offering designate, as of the Enrollment Date, a maximum number of shares of Common Stock or a formula for establishing the maximum number of shares of Common Stock that may be purchased by each Employee during the Offering. Unless the Committee specifies otherwise with respect to an Offering, the maximum number of shares of Common Stock that may be purchased by each Employee during an Offering shall be two thousand five hundred (2500) shares, subject to the limitation described in Section 5(c) below. If the terms of an Offering do not designate, as of the Enrollment Date, a maximum number of shares of Common Stock or a formula for establishing the maximum number of shares of Common Stock that may be purchased by each Employee during the Offering, the Offering Date will be the same as the Exercise Date.

        (r)   "Offering Period" means a period of up to twenty-seven (27) calendar months commencing on the Enrollment Date during which an Offering is made. The length of an Offering Period with respect to a particular Offering under the Plan shall be determined by the Committee in its discretion.

        (s)   "Participant" means any Employee who is eligible to participate in an Offering pursuant to Section 3, who has delivered a Subscription Agreement to the Company with respect to such Offering, whose Continuous Status as an Employee has not terminated prior to the Exercise Date with respect to such Offering and who has not delivered to the Company a Participation Termination Notice at least ten (10) days prior to the Exercise Date with respect to such Offering.

        (t)    "Participation Termination Notice" has the meaning given thereto in Section 10 hereof.

        (u)   "Plan" means this Employee Stock Purchase Plan.

        (v)   "Plan Account" means, with respect to each Participant, an account established by the Custodian to record Contributions to the Plan made by such Participant and the use of such Contributions as they are either (i) applied by the Company for the purchase of Common Stock under the Plan for the account of such Participant or (ii) repaid to such Participant pursuant to the Plan.

        (w)  "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

        3.    Eligibility.

        (a)   With respect to any Offering under the Plan, any person whose Continuous Status as an Employee has been uninterrupted for the six (6)-month period immediately prior to the Enrollment Date with respect to such Offering and who has reached the age of majority in the state of his or her residence as of the Enrollment Date with respect to such Offering shall be eligible to participate in such Offering, subject to the requirements of Section 5(a). An otherwise eligible Employee who has acquired less than six (6) months of uninterrupted Continuous Status as an Employee as of any Enrollment Date shall not be eligible to participate until the start of the next available Offering, even if such person should acquire six (6) months of uninterrupted Continuous Status as an Employee during the course of the current Offering.

        (b)   Notwithstanding Section 3(a) or any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan to the extent that immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company.

        4.    Offering Periods; Terms Relating to Offerings.

        (a)   The Plan shall be implemented by a series of consecutive Offering Periods. The first Offering Period shall be for a period of three (3) consecutive months and shall commence on July 1, 2009. Unless otherwise determined by the Committee, each subsequent Offering Period shall also be a for a period of three (3) consecutive months and shall commence on the first day of each succeeding calendar quarter. The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future Offerings and shall use its best efforts to announce such change at least fifteen (15) calendar days prior to the scheduled Enrollment Date of the first Offering Period to be affected. The Plan shall continue until terminated in accordance with Section 22 below.

        (b)   The Committee shall set the terms and conditions of the Offering with respect to each Offering Period, consistent with the terms of the Plan. The terms and conditions of each Offering shall be communicated to the Employees eligible to participate in the Offering at least fifteen (15) calendar days in advance of the Enrollment Date with respect to the Offering. With respect to any Offering, options may be granted under the Offering only to eligible Employees and only to purchase Common Stock. With respect to any Offering, if any eligible Employee of the Company is granted an option under the Offering then all eligible Employees of the Company shall be granted options under the same Offering, and if any eligible Employee of a Designated Subsidiary is granted an option under the Offering then all eligible Employees of such Designated Subsidiary shall be granted options under the same Offering. Except as otherwise specifically permitted under Section 1.423-2(f) of the U.S. Treasury Regulations and the Plan, all Employees granted options under any Offering shall have the same rights and privileges, and the provisions applying to any one option under an Offering (including without limitation the provisions relating to the method of payment for the Common Stock and the determination of the applicable exercise price) shall be the same as the provisions which apply to any other option granted under the same Offering.

        5.    Participation.

        (a)   An Employee who is eligible to participate in the Plan pursuant to Section 3 hereof may become a participant in the Plan by completing a subscription agreement in the form provided by the Company (a "Subscription Agreement") and filing it with the appropriate representative of the Company or the Designated Subsidiary that employs such Employee in accordance with the terms of the Subscription Agreement not later than fifteen (15) calendar days prior to any Enrollment Date, unless a later time for filing Subscription Agreements is established by the Committee for all eligible

Employees with respect to a given Offering. Each Subscription Agreement shall authorize the payroll deductions to be made by the Company (if the Company is the Employee's employer) or Designated Subsidiary (if the Designated Subsidiary is the Employee's employer) from the Employee's Compensation as Contributions to the Plan as provided in Section 6(a). Each Subscription Agreement shall constitute the Employee's (i) election to participate in the Plan for the current and all subsequent Offering Periods until such time as (1) the Company has received Participation Termination Notice from such Employee pursuant to Section 10, (2) a new Subscription Agreement designating a different level of participation is delivered to the Company by such Employee or (3) the termination of such Employee's Continuous Status as an Employee, and (ii) authorization for the Company to withhold (in the manner determined by the Company or the applicable Designated Subsidiary) any taxes or other payroll deductions that are required to be withheld by the Company or the applicable Designated Subsidiary due to the Employee's participation in the Plan or the exercise of any option or purchase of any Common Stock under the Plan.

        (b)   Payroll deductions with respect to each Participant shall commence on the first payday following the first Enrollment Date following the Company's receipt of the applicable Subscription Agreement and shall end on the last payday on or prior to the termination of such Employee's Continuous Status as an Employee, unless sooner terminated by the Participant as provided in Section 10. To the extent that the Participant elects to have a percentage of his or her Compensation deducted, payroll deductions shall automatically be increased or decreased to reflect changes in Compensation during such Offering Period, but a Participant shall not otherwise be entitled to increase or decrease his or her contribution rate during an Offering Period.

        (c)   Notwithstanding the foregoing or any other provision of the Plan to the contrary, no Employee shall be granted an option under the Plan to the extent that such Employee's right to purchase stock under all employee stock purchase plans of the Company and any Subsidiary of Company, including this Plan, accrues at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock for any calendar year in which such option would be outstanding at any time. For purposes of this limit, the Fair Market Value of the stock shall equal the closing price of the stock as determined from the New York Stock Exchange Consolidated Transaction Tape on the Offering Date on which the option is granted. To the extent necessary to comply with the preceding sentence, the Committee may reduce or stop a Participant's Contributions at any time during an Offering Period. The Participant's Contributions shall recommence at the rate provided in such Participant's Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated earlier as provided in Section 10 hereof.

        6.    Method of Payment of Contributions.

        (a)   The Participant shall elect to have payroll deductions made on each payday during the Offering Period either (1) in a whole percentage amount of between one percent (1%) and not more than ten percent (10%) of such Participant's Compensation on each such payday or (2) in a whole dollar amount (that shall be not less than $5.00 and not more than an amount equal to 10% of such Participant's Compensation) of such Participant's Compensation on each such payday. All payroll deductions made with respect to a Participant shall be credited to his or her Plan Account. A Participant may not make any additional payments into his or her Plan Account.

        (b)   A Participant may discontinue his or her participation in an Offering as provided in Section 10. A Participant may increase or decrease the rate of his or her Contributions for future Offerings by completing and filing with the Company a new Subscription Agreement no later than fifteen (15) calendar days prior to the Enrollment Date for the Offering for which such change will become effective. Subject to the prior sentence, the change in rate shall be effective as of the first pay period ending in the first new Offering Period following the date of filing of the new Subscription Agreement.

        7.    Grant of Option.    On the Enrollment Date with respect to each Offering, each eligible Employee participating in such Offering shall be granted an option to purchase on the Exercise Date with respect to such Offering a number of shares of Common Stock determined by dividing such Employee's Contributions accumulated during the Offering Period prior to such Exercise Date and retained in the Participant's Plan Account as of the Exercise Date by the applicable option exercise price for the Offering, as determined by the Committee. The applicable option exercise price with respect to the first Offering shall be eighty-five percent (85%) of the closing price of the Common Stock as determined from the New York Stock Exchange Consolidated Transaction Tape on the Offering Date or the Exercise Date for that Offering, whichever is lower, or, if there were no sales of Common Stock on one or both of such dates, on the next preceding date prior to either such date on which such closing price was recorded. Unless otherwise determined by the Committee, the applicable option exercise price for each subsequent Offering shall be the same as described in the preceding sentence. The Committee shall have the power to change the option exercise price with respect to future Offerings and shall use its best efforts to announce such change at least fifteen (15) calendar days prior to the scheduled Enrollment Date of the first Offering Period to be affected. Notwithstanding the foregoing, the applicable option exercise price with respect to any Offering shall not be less than eighty-five percent (85%) of the closing price of the Common Stock as determined from the New York Stock Exchange Consolidated Transaction Tape on the Offering Date (if different than the Exercise Date) or the Exercise Date for that Offering, whichever is lower, or, if there were no sales of Common Stock on one or both of such dates, on the next preceding date prior to either such date on which such closing price was recorded.

        8.    Exercise of Option.

        (a)   Unless a Participant withdraws from the Plan as provided in Section 10, each Participant's option for the purchase of shares for a particular Offering will be exercised automatically on the Exercise Date of the Offering Period with respect to such Offering, and the maximum number of whole and fractional shares subject to the option will be purchased for the Participant at the applicable exercise price described in Section 7 with the Contributions which were made to the Participant's Plan Account during such Offering Period. The shares of Common Stock purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant's Plan Account on the Exercise Date. Any amounts remaining in a Participant's Plan Account not applied to the purchase of Common Stock pursuant to this Section 8 shall be refunded on or promptly after the applicable Exercise Date. Participants will have no interest (including any interest in any ordinary or special dividends) or voting right in shares of Common Stock that are subject to any option until such option has been exercised.

        (b)   As promptly as reasonably practicable following each Exercise Date, the Company shall cause the shares purchased by each Participant to be credited to such Participant's Plan Account. The Company will deliver to the Custodian or its nominee appropriate documentation or other evidence representing all of the full and fractional shares that are to be allocated to each Participant's Plan Account. New fractional shares shall be added to fractional shares previously allocated to the Participant's Plan Account to form new whole shares. Upon delivery to the Participant pursuant to Section 9, any fractional shares then allocated to the Participant's Plan Account shall be paid to the Participant in cash, based on the closing price per share of the Common Stock on the date on which the shares are delivered. The Company shall pay to the Custodian an amount in cash equal to the value of the fractional share that would otherwise be delivered for payment to the Participant. Upon termination of the Plan, the Custodian shall redeliver to the Company all shares (including fractional shares) of Common Stock and any other asserts in the Custodial Account that have not been allocated to Participants' Plan Accounts. The whole shares of Common Stock in each Participant's Plan Account shall be voted in accordance with the Participant's signed proxy instructions duly delivered to the Custodian by mail or otherwise, in accordance with the rules applicable to stock listed on the New York Stock Exchange.

        9.    Delivery.    Upon the written request of a Participant delivered to the Custodian, the Custodian will (i) cause any number of whole shares held in the Participant's Plan Account at the time of such notice that the Participant has requested to receive to be (a) issued to an account established in the Participant's name with the Company's transfer agent via the Direct Registration System ("DRS"), or (b) transferred electronically to a brokerage account designated by the Participant and, (ii) pay to the Participant in cash an amount equal to the value of any fractional shares held in the Participant's Plan Account at the time of such notice that the Participant has requested to receive. Upon termination of a Participant's Continuous Status as an Employee with the Company or one of its Designated Subsidiaries for any reason, the Company will (i) cause any number of whole shares held in the Participant's Plan Account as of the date of such termination to be (a) issued to an account established in the Participant's name with the Company's transfer agent via DRS, or (b) transferred electronically to a brokerage account designated by the Participant and, (ii) pay to the Participant in cash an amount equal to the value of any fractional shares held in the Participant's Plan Account as of the date of such termination. All amounts to be paid to an Employee pursuant to this Section 9 with respect to fractional shares shall be determined by reference to the closing price of the Common Stock determined from the New York Stock Exchange Consolidated Transaction Tape on the date of the Participant's notice to the Company or termination, as applicable, or, if there were no sales of the Common Stock on such date, on the next preceding day on which such closing price was recorded.

        10.    Withdrawal; Termination of Employment.

        (a)   A Participant may cease participation in any Offering by withdrawing all but not less than all the Contributions credited to his or her Plan Account, which have not been applied to the purchase of Common Stock, prior to the Exercise Date of the Offering Period, by giving written notice to the Company (a "Participation Termination Notice") not less than ten (10) calendar days prior to the Exercise Date of the Offering Period. Any Participation Termination Notice delivered subsequent to the tenth calendar day prior to any Exercise Date shall not be effective during the Offering Period during which it was delivered, but will be effective as of the first day of the immediately succeeding Offering Period. Upon the effectiveness of an Employee's Participation Termination Notice, all of the Participant's Contributions credited to his or her Plan Account, which have not been applied to the purchase of Common Stock, and any taxes that the Company or a Designated Subsidiary withheld in connection therewith, will be paid promptly to the Participant, without interest, and his or her outstanding option will automatically terminate. An Employee who terminates his or her participation in an Offering will not be again eligible to participate until the Enrollment Date for the first Offering Period following the expiration of the Offering Period during which the Participant's Participation Termination Notice becomes effective.

        (b)   Upon termination of a Participant's Continuous Status as an Employee prior to the Exercise Date of the then current Offering Period for any reason, including retirement or death, the Contributions credited to his or her Plan Account which have not been applied to the purchase of Common Stock, together with all taxes that the Company or a Designated Subsidiary has withheld in connection therewith, will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, without interest, and his or her outstanding option and future participation in the Plan will automatically terminate.

        (c)   Other than as set forth in Section 10(a), a Participant's withdrawal from an Offering under the Plan, whether voluntary or involuntary, will not affect his or her eligibility to participate in any Offering under the Plan in the future should he or she again qualify for participation in the Offering or in any offering under a similar plan which may hereafter be adopted by the Company.

        11.    Interest and Dividends.    No interest shall accrue on the Contributions of a Participant in the plan or any taxes withheld in connection therewith. A Participant shall not be entitled to any ordinary or special dividends paid with respect to shares of Common Stock that are subject to any option until such option has been exercised. The Company shall cause any ordinary or special dividends paid with respect to shares of Common Stock credited to Participants' Plan Accounts to be credited to each Participant's Plan Account as promptly as reasonably practicable following the dividend record date, and shall deliver appropriate documentation or pay appropriate cash amounts to the Custodian representing the shares of Common Stock or cash amounts, respectively, creditable with respect to any such dividend.

        12.    Stock.    The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be two hundred and fifty thousand (250,000) shares, subject, however, to adjustment upon changes in capitalization of the Company as provided in Section 18. Such shares shall be reserved from the Company's authorized but unissued shares and/or treasury shares that are not otherwise reserved for issuance under any other plan or with respect to any convertible security. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7 hereof on the Enrollment Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall reduce or cease future withholdings and Contributions under the Plan, if necessary. Only the number of shares that are issued pursuant to exercised options shall reduce the number of shares available under the Plan. Shares that become subject to options which are later terminated shall again be available under the Plan.

        13.    Administration.

        (a)   Except as otherwise determined by the Board, the Committee shall administer the Plan. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan and the determinations of the Board, to administer the Plan and to exercise all powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to determine, from time to time, eligible Employees; to interpret and construe the Plan and the provisions of the Subscription Agreements; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Offerings and Subscription Agreements and to cancel or suspend the participation of any Employee or group of Employees, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (b)   The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. The Committee may appoint a chairperson and a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. The Committee shall hold its meetings at such times and places (and its telephonic meetings at such times) as it shall deem advisable. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except to the extent otherwise determined by the Board, all decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including, without limitation, the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

        (c)   No member of the Board or of the Committee shall be liable for any action or determination made in good faith, and the members of the Board or of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation, as it may be amended from time to time.

        14.    Designation of Beneficiary.

        (a)   A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's Plan Account in the event of such Participant's death by delivering notice of such beneficiary to the Company. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

        (b)   The Participant (subject to spousal consent) may change such designation of beneficiary at any time by written notice delivered to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or as may be required by law.

        15.    Transferability.    Neither Contributions credited to a Participant's Plan Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10. No Contribution made under this Plan or amount representing a Participant's Plan Account balance shall be subject to execution, attachment or process. A Participant's option to purchase shares of Common Stock under the Plan may be exercised during the Participant's lifetime only by the Participant.

        16.    Use of Funds.    The Participants' rights with respect to Contributions made to the Plan and the balances, from time to time, in their respective Plan Accounts shall be those of general creditors of the Company or of the applicable Designated Subsidiary. All Contributions received or held by the Company or a Designated Subsidiary under the Plan may be used for any corporate purpose, and the Company or Designated Subsidiary, as applicable, shall not be obligated to segregate such Contributions.

        17.    Reports and Fees of Plan Accounts.    Individual Plan Accounts will be maintained for each Participant. Statements of account will be given to Participants promptly following each Exercise Date, which statements will set forth the total amount of Contributions to the Plan Account during the most recently completed Offering Period, the per share purchase price and the number of shares purchased on the most recent Exercise Date, and the total number of shares and fractional shares represented by such Participant's Plan Account. The Company shall pay the annual and any extraordinary maintenance fees for the Custodial Account and each Plan Account. The Participant will be responsible for paying all transaction fees not paid by the Company pursuant to the preceding sentence.

        18.    Adjustments Upon Changes in Capitalization.

        (a)   The number of shares of Common Stock covered by each unexercised option under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but which have not yet been issued and are not subject of an unexercised option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan for which the exercise price has been determined but which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        (b)   In the event of the proposed dissolution or liquidation of the Company, the then current Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall use its best efforts to notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock).

        19.    Amendment or Termination.

        (a)   The Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that no amendments to the Plan which require stockholder approval under applicable law, rule or regulation shall become effective unless the same shall be approved by the requisite vote of the Company's stockholders. The Committee or the Board may make any modification or amendment to the Plan that it deems necessary or advisable in order to implement the Plan in a manner consistent with any law or regulation applicable to the Company or any Designated Subsidiary. The Committee shall inform all Participants and Employees eligible to participate in the Plan, who would be affected thereby, of any such modification or amendment. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Participant.

        (b)   Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amounts withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable and consistent with the Plan.

        20.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.

        (a)   Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b)   As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. If the issuance of any shares of Common Stock pursuant to the Plan is not so registered under the Securities Act, certificates for such shares shall bear a legend reciting the fact that such shares may only be transferred pursuant to an effective registration statement under the Securities Act or an opinion of counsel to the Company that such registration is not required. The Company may also issue "stop transfer" instructions with respect to such shares while they are subject to such restrictions.

        (c)   The Company shall use its best efforts to have the shares issued under the Plan listed on each securities exchange on which the Common Stock is then listed as promptly as possible. The Company shall not be obligated to issue or sell any shares under the Plan until they have been listed on each securities exchange on which the Common Stock is then listed.

        (d)   The Company will promptly file with the Securities and Exchange Commission a registration statement on Form S-8 covering the issuance of the shares of Common Stock pursuant to this Plan, cause such registration statement to become effective, and keep such registration statement effective for the period that this Plan is in effect.

        22.    Term of Plan.    The Plan became effective upon its approval by the shareholders of the Company on May 7, 2009 and shall continue in effect until the earliest to occur of (i) purchase of all shares of Common Stock subject to the Plan, (ii) May 7, 2019, and (iii) the date the Plan is terminated pursuant to Section 19.

        23.    No Employment Rights.    Nothing in the Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an Employee's status as an Employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person's compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23, however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

        24.    No Right to Assets of the Company.    No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any Subsidiary by reason of any option granted hereunder. Neither the provisions of the Plan (or of any Subscription Agreement or other document related to the Plan), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

        25.    Governing Law.    To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

        26.    Savings Clause.    This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulations, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 HEXCEL CORPORATION Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To be held on May 7, 2009 This Proxy is Solicited by the Board of Directors of Hexcel Corporation The undersigned stockholder of Hexcel Corporation (“Hexcel”) hereby appoints David E. Berges, Wayne C. Pensky and Ira J. Krakower and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all shares of Common Stock of Hexcel held of record by the undersigned on March 16, 2009 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 7, 2009 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 23, 2009, receipt of which is hereby acknowledged. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF HEXCEL CORPORATION May 7, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=75598&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of directors (check one box only): O Joel S. Beckman O David E. Berges O Lynn Brubaker O Jeffrey C. Campbell O Sandra L. Derickson O W. Kim Foster O Jeffrey A. Graves O David C. Hill O David C. Hurley O David L. Pugh 2. Approval of the Amended and Restated Hexcel Corporation 2003 Incentive Stock Plan. 3. Approval of the Hexcel Corporation 2009 Employee Stock Purchase Plan. 4. PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm. 5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. PROXIES WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED OR IN THE ABSENCE OF INSTRUCTIONS, WILL BE VOTED FOR EACH OF THE NOMINEES SET FORTH IN ITEM 1 AND FOR ITEMS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 21030303000000000000 8 050709